Exhibit 10.9

[***] indicates material that has been omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission. A complete copy of this agreement, including redacted portions so indicated, has been filed separately with the Securities and Exchange Commission.

IROKO PHARMACEUTICALS (LUXEMBOURG) SARL

and

ASPEN PHARMACARE HOLDINGS LIMITED

EXCLUSIVE SUB-LICENSE AGREEMENT

6 DECEMBER, 2007

1.	PARTIES	1

2.	INTERPRETATION	1

3.	RECORDAL AND INTRODUCTION	6

4.	SUSPENSIVE CONDITIONS	8

5.	GRANT OF RIGHTS	8

6.	DURATION	10

7.	MERCK DISTRIBUTION TERM	10

8.	BULK SUPPLY TERM	10

9.	TRANSITIONAL UNDERTAKINGS	11

10.	BEST EFFORTS TO COMMERCIALISE	12

11.	MARKETING AUTHORISATIONS	12

12.	PRODUCTS LABELLING, PROPRIETARY RIGHTS AND TRADEMARKS	13

13.	LICENSE FEE/TAX	14

14.	SUPPLY AND MANUFACTURE OF THE PRODUCTS	16

15.	SUPPLY AND MANUFACTURE OF THE SUPPOSITORIES, ALDOMET® (METHYLDOPA) 125MG TABLETS AND SRC PRODUCT	16

16.	ASPEN WARRANTIES	17

17.	IROKO WARRANTIES AND UNDERTAKINGS	17

18.	INDEMNITIES	18

19.	SAFETY AGREEMENT AND BUSINESS CONTINUITY PLAN	20

20.	ETHICAL STANDARDS AND HUMAN RIGHTS OF IROKO	20

21.	ETHICAL STANDARDS AND HUMAN RIGHTS OF ASPEN	21

22.	CONFIDENTIALITY	22

23.	BOARD OF MANAGERS	23

24.	GOVERNING LAWS AND JURISDICTION	25

25.	TERMINATION	26

26.	EFFECT OF TERMINATION	27

27.	ADVERSE EVENTS AND FORCE MAJEURE	27

28.	NATURE OF RELATIONSHIP	28

29.	NOTICES	28

30.	AFFILIATES AND ASSIGNMENT	29

31.	GENERAL	29

32.	COSTS	30

33.	NOMINEE AND CONSEQUENT GUARANTEE	30

APPENDICES

APPENDIX A -	PRODUCTS

APPENDIX B -	SUPPOSITORIES AND ALDOMET® (METHYLDOPA) TABLETS 125MG AND SRC PRODUCT

APPENDIX C -	PLAN, PROCEDURES AND TIME LINES FOR THE TRANSFER OF THE MARKETING AUTHORISATIONS FROM MERCK TO ASPEN, ITS AFFILIATES AND/OR THE THIRD PARTY LICENSEE/S

APPENDIX D -	PACKAGING FEE

APPENDIX E -	FORMULA FOR THE DETERMINATION OF THE QUARTERLY LICENSE FEE

APPENDIX F -	TEMPLATE TERRITORY PRO-FORMA INCOME STATEMENT OF THE BUSINESS ACTIVITY

APPENDIX G -	TEMPLATE TERRITORY MONTHLY REPORT ON SALES ACTIVITY

APPENDIX H -	MANUFACTURING PROVISIONS

APPENDIX I -	LIST OF PRIORITY COUNTRIES

APPENDIX J -	SAFETY AGREEMENT

APPENDIX K -	TERMINATION IN THE EVENT OF IROKO LAUNCHING A NEW VARIANT (VIDE CLAUSE 25.5)

EXCLUSIVE SUB-LICENSE AGREEMENT

1.	PARTIES

1.1.	ASPEN PHARMACARE HOLDINGS LIMITED
Registration No. 1985/002935/06; and

1.2.	IROKO PHARMACEUTICALS (LUXEMBOURG) SARL

2.	INTERPRETATION

In this Agreement –

2.1.	clause headings are for convenience and shall not be used in its interpretation;

2.2.	unless the context clearly indicates a contrary intention –

2.2.1.	an expression which denotes –

2.2.1.1.	any gender includes the other genders;

2.2.1.2.	a natural person includes an artificial person and vice versa;

2.2.1.3.	the singular includes the plural and vice versa;

2.2.2.	the following expressions shall bear the meanings assigned to them below and cognate expressions bear corresponding meanings –

2.2.2.1.	“ADVERSE EVENT” means any untoward medical occurrence in a patient or clinical investigation subject, temporally associated with the use of the PRODUCT, whether or not considered related to the PRODUCT. An ADVERSE EVENT for the purposes of this AGREEMENT can therefore be any unfavourable and unintended sign (including an abnormal laboratory finding), symptom, or disease (new or exacerbated) temporally associated with the use of the PRODUCT. It also includes failure to produce expected benefits (i.e. lack of efficacy), abuse or misuse;

2.2.2.2.	“AFFILIATE/S” means, in relation to one person, any other person which is controlled by, under common control with, or controls the other. Without limiting the generality of the foregoing, a company shall be deemed to have control of another if (directly or indirectly) it owns a majority of the voting shares of or is entitled (directly or indirectly) to appoint a majority of the directors of the other company. “Control” means the ability to determine the policies and/or management of a person, whether through the ownership of securities, by contract or otherwise;

2.2.2.3.	“AGENCY” or “AGENCIES” means any governmental regulatory authority involved in granting approvals for the MANUFACTURING or COMMERCIALISATION of the PRODUCTS in the TERRITORY and any other equivalent authority (or any successor organization of any such entity) elsewhere;

2.2.2.4.	“AGREEMENT” means the agreement set out in this document, incorporating the Appendices hereto;

2.2.2.5.	“APPLICABLE LAWS” means all or any:

• statutes, subordinate legislation and common law,

• regulations,

• ordinances and bylaws, and

• directives, codes of practice, circulars, guidance notes, judgments and decisions of any competent authority,

compliance with which is mandatory in relation to the subject matter of this AGREEMENT;

2.2.2.6.	“ASPEN” means ASPEN PHARMACARE HOLDINGS LIMITED, Registration Number 1985/002935/06, a company duly registered and incorporated in accordance with the company laws of the Republic of South Africa and having its registered office at Building 8, Healthcare Park, Woodlands Drive, Woodmead, Johannesburg, Republic of South Africa;

2.2.2.7.	“BOARD” means the Board of Managers set up by the parties to oversee the COMMERCIALISATION of the PRODUCTS in the TERRITORY.

2.2.2.8.	“BUDGET” means the budget developed and approved by the BOARD for the upcoming calendar year, including reasonably detailed projections of revenues, expenses, cash flow and profit or loss, and all assumptions underlying same;

2.2.2.9.	“BULK SUPPLY TERM” means (on a PRODUCT by PRODUCT, country by country basis) the period between (i) the termination of the MERCK DISTRIBUTION TERM; and (ii) the date of the commencement of the MANUFACTURING TERM;

2.2.2.10.	“BUSINESS DAY/S” means any day other than a Saturday, Sunday or official public holiday in the Republic of South Africa and/or the Grand Duchy of Luxembourg, as the case may be;

2.2.2.11.	“CONTROL” means either the ownership of more than 50% (FIFTY PERCENT) of the ordinary share capital of IROKO carrying the rights to vote at general meetings or the power to nominate a majority of the board of directors of IROKO;

2.2.2.12.	“COMMERCIALISE” or “COMMERCIALISATION” means all of the operations required for the promotion, distribution, marketing and/or sale of the PRODUCTS in the TERRITORY;

2.2.2.13.	“CONDITIONS” means the suspensive conditions to this AGREEMENT as set out in clause 4;

2.2.2.14.	“CONFIDENTIAL INFORMATION” means any information including, but not limited to, information regarding a PARTY’S past, current and future services and products, research and development plans and results, customers, sales and operating information, marketing plans and strategies, cost and pricing information, data, media, know-how, designs, drawings, specifications, source codes, technical information, concepts, reports, methods, processes, techniques, operations, devices and like, future projections, business plans, software, listings, holdings, alliances, investments, financials, transactions and general business operations, label claims, patents, copyrights, trade secrets, information relating to or underlying such intellectual property rights and other proprietary information, sketches, models, inventions, apparatus, equipment, algorithms, information technology systems and programs, software source documents, formulae, research and development, clinical data, experimental work, design details and specifications and other technical information relating to past, current, future and proposed products and services, engineering data, financial information, procurement requirements, purchasing and manufacturing information, customers and customer lists and profiles, business forecasts and sales, marketing and merchandising plans and data, future projections, fee schedules, stock ownership and all materials prepared on the basis of any of the foregoing, whether or not the foregoing information is patented, tested, reduced to practice, or subject to copyright;

2.2.2.15.	“DISTRIBUTION TRANSFER DATE” shall have the meaning ascribed thereto in clause 7.1;

2.2.2.16.	“EFFECTIVE DATE” means the 1st (FIRST) BUSINESS DAY after the fulfilment of the CONDITIONS;

2.2.2.17.	“HEAD LICENSE” has the meaning ascribed thereto in Clause 3.3.

2.2.2.18.	“IFRS” means International Financial Reporting Standards as promulgated by the International Accounting Standards Board and as adopted by ASPEN as its accounting standard;

2.2.2.19.	“IROKO” means IROKO PHARMACEUTICALS (LUXEMBOURG) SARL, a société à responsabilité limitée formed under the laws of the Grand Duchy of Luxembourg and having its registered office at 65, Boulevard Grande Duchesse Charlotte, L-1331, Luxembourg, LUXEMBOURG;

2.2.2.20.	“IROKO DATA” means all knowledge, know-how or other proprietary information and material in relation to the PRODUCTS (whether or not patentable) including, but not limited to, substance, formulations, techniques, methodology, manufacturing process, equipment, data, reports, source of supply, patent position, business plans, research and test results relating to the PRODUCTS owned, developed or used by, or licensed to, IROKO, and those which may belong to third parties for use of which IROKO has made sufficient arrangements;

2.2.2.21.	“IROKO LLC” means Iroko Pharmaceuticals, LLC, a limited liability company formed under the laws of the State of Delaware, USA, and a shareholder of IROKO.

2.2.2.22.	“LICENSE FEE PERIOD” means (on a PRODUCT by PRODUCT, country by country basis) the calendar quarter calculated from the commencement date of the BULK SUPPLY TERM and each consecutive calendar quarter thereafter;

2.2.2.23.	“MANUFACTURE” or “MANUFACTURING” or “MANUFACTURED” or “MANUFACTURES” means, as applicable, all the production, the procurement of all or any raw materials, excipients, API’s and other inputs of whatever nature, warehousing, quality control testing (including in-process and release) and release of the PRODUCTS;

2.2.2.24.	“MANUFACTURING TERM” means (on a PRODUCT by PRODUCT, country by country basis) the period between (i) the termination of the BULK SUPPLY TERM; and (ii) the 6th (SIXTH) anniversary from the signature date plus the earlier of (x) two years or (y) the time necessary to complete the technical transfer of the MANUFACTURING process to new third party manufacturers;

2.2.2.25.	“MARKETING AUTHORISATIONS” means any license or approval of any AGENCY necessary for the MANUFACTURE, PACKAGING, export and/or COMMERCIALISATION of the PRODUCTS in the TERRITORY;

2.2.2.26.	“MERCK” means, collectively, Merck & Co., Inc., a corporation organized under the laws of the State of New Jersey and Merck and Company, Incorporated, a corporation organized under the laws of the State of Delaware;

2.2.2.27.	“MERCK FEE” shall have the meaning ascribed thereto in clause 3.7.1;

2.2.2.28.	“MERCK DISTRIBUTION TERM” means (on a PRODUCT by PRODUCT, country by country basis) the period between (i) the EFFECTIVE DATE; and (ii) the commencement of the DISTRIBUTION TRANSFER DATE;

2.2.2.29.	“NET SALES” means, for each PRODUCT in each country in the TERRITORY, the applicable gross invoice amounts for the sale of the PRODUCT, during the relevant period, less reasonable and customary deductions for the following with respect to the PRODUCT, all determined in accordance with IFRS consistently applied: (i) all trade, cash and quantity credits, discounts, refunds and rebates other than early pay cash discounts; (ii) credits or allowances for returns, recalls, rejections, damages to or destruction of the PRODUCT, retroactive price reductions, and charge backs; (iii) sales or excise taxes, including such amounts which are to be paid on the basis of the sales price; and (iv) bad debts written off;

2.2.2.30.	“PACK”, “PACKED”, “PACKING” or “PACKAGING” means the filling, primary and secondary packaging and labelling of the PRODUCTS into sales packs and the procurement of all or any raw materials, packaging materials and other inputs of whatever nature relevant thereto;

2.2.2.31	“PARTIES” mean the parties to this AGREEMENT and “PARTY” shall mean any one of them;

2.2.2.32.	“PRIORITY COUNTRIES” means those countries set out in Appendix I in respect of which ASPEN shall be obliged to use its best endeavours to COMMERCIALISE, or procure the COMMERCIALISATION of (as the case may be) the PRODUCTS;

2.2.2.33.	“PRODUCTS” means the products described in Appendix A;

2.2.2.34.	“QUARTERLY LICENSE FEE” means that amount calculated in accordance with the provisions of Appendix E;

2.2.2.35.	“REGULATORY COSTS” means reasonable direct costs and indirect costs, including but not limited to, license fees associated with change applications and retention/renewal, regulatory agency fees; courier fees; photocopy fees; translations; notarisations; CPP’s, samples of product and/or printed for submission, manpower/resource costs, consulting fees, bio-studies, new methods and their validation, stability data and other work done directly with the PRODUCTS pursuant to procuring transfer of applicant, manufacturer, packer and laboratory;

2.2.2.36.	“SIGNATURE DATE” means the date of signature of this AGREEMENT by the PARTY signing last in time;

2.2.2.37.	“SPECIFICATIONS” means the specifications and testing methods for the PRODUCTS, their active pharmaceutical ingredients and excipients as set out in the MARKETING AUTHORISATIONS, including, for the avoidance of doubt, packaging and labelling specifications;

2.2.2.38.	“SRC PRODUCT” means lndocin® (Indomethacin) Sustained Release Capsules 75mg as is set out in Appendix B;

2.2.2.39.	“SUPPOSITORIES” means those PRODUCTS set out in Appendix B;

2.2.2.40.	“TERM” means the period commencing on the EFFECTIVE DATE and terminating on the 50 (FIFTIETH) anniversary of the EFFECTIVE DATE;

2.2.2.41.	“TERRITORY” means the entire African continent, the entire South and Central American continents, including the islands of the Caribbean (excluding Puerto Rico as it is considered part of North America), Ireland, the United Kingdom, Australia and New Zealand, and the entire Asian continent (excluding China (other than Hong Kong), Japan, Pakistan, Korea, any US territories (i.e. Guam) and Sri Lanka (the latter only insofar as it relates to Aldomet®);

2.2.2.42.	THIRD PARTY SUB-LICENSEE/S” means those third party sub-licensee/s appointed to COMMERCIALISE the PRODUCTS in accordance with the provisions of this AGREEMENT;

2.2.2.43.	“TRADEMARKS” means those trademarks which are applied for, owned and/or registered in the name of IROKO and/or its AFFILIATES in the TERRITORY which are or which may, from time to time, be used in the COMMERCIALISATION of the PRODUCTS and all related industrial or intellectual property, trade dress, designs, labels, labeling, house marks, logos and other indices of ownership;

2.2.2.44.	“WORLDWIDE MANUFACTURING AND SUPPLY AGREEMENT” means the Manufacturing and Supply Agreement which Pharmacare Limited and IROKO will enter into contemporaneously with this AGREEMENT pursuant to which Pharmacare Limited will MANUFACTURE and supply the PRODUCTS to IROKO in the territory thereunder and the PRODUCTS for their COMMERCIALISATION in the TERRITORY pursuant to the terms of this AGREEMENT.

2.3.	should any provision in a definition be a substantive provision conferring rights or imposing obligations on any PARTY, effect shall be given to that provision as if it were a substantive provision in the body of this AGREEMENT;

2.4.	any reference to an enactment, regulation, rule or by-law is to that enactment, regulation, rule or by-law as at the SIGNATURE DATE, and as amended from time to time;

2.5.	when any number of days is prescribed, such number shall exclude the first and include the last day, unless the last day falls on a day other than a business day, in which case the last day shall be the next succeeding business day;

2.6.	any schedule to this AGREEMENT shall form part of, and be deemed to be incorporated in, this AGREEMENT;

2.7.	where any term is defined within a particular clause, other than the interpretation clause, that term shall bear the meaning assigned to it in that clause wherever it is used in this AGREEMENT;

2.8.	the use of the word “including” or “includes” followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example/s;

2.9.	the expiration or termination of this AGREEMENT shall not affect those provisions of this AGREEMENT which expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding the fact that the clauses themselves do not expressly provide for this;

2.10.	in its interpretation, the contra proferentem rule of construction shall not apply (this AGREEMENT being the product of negotiations between the PARTIES), nor shall this AGREEMENT be construed in favour of or against any PARTY by reason of the extent to which any PARTY or its professional advisors participated in the preparation of this AGREEMENT;

2.11.	any reference to days (other than a reference to business days), months or years shall be a reference to calendar days, months or years, as the case may be; and

2.12.	recordals shall be binding on the PARTIES and are not merely for information purposes.

3.	RECORDAL AND INTRODUCTION

3.1.	IROKO LLC has acquired the IROKO DATA and the exclusive rights to COMMERCIALISE the PRODUCTS on a worldwide basis from MERCK, provided, however, that MERCK shall continue to COMMERCIALISE the PRODUCTS on a PRODUCT by PRODUCT, country by country basis during the MERCK DISTRIBUTION TERM. In connection with such acquisition, IROKO LLC and MERCK entered into a supply agreement whereby MERCK is obligated to supply and provide a safety stock of the PRODUCTS to IROKO LLC, on a PRODUCT by PRODUCT, country by country basis, in finished PACK until the MARKET AUTHORIZATION is transferred, and in bulk PACK until at least March 20, 2009, with such PRODUCTS having a minimum remaining shelf life which will enable the viable COMMERCIALISATION thereof in the TERRITORY.

3.2.	The IROKO DATA is of a form and nature sufficient to procure the transfer of the MARKETING AUTHORISATIONS from MERCK to IROKO LLC for the COMMERCIALISATION of the PRODUCTS in the TERRITORY.

3.3.	IROKO has entered into an “Exclusive Head License Agreement” (the “HEAD LICENSE”) with IROKO LLC pursuant to which IROKO LLC has granted to IROKO (1) the right to use the IROKO DATA and MARKETING AUTHORIZATIONS in, inter alia, the TERRITORY for the purpose of procuring (either through its own or its AFFILIATES’ endeavours or through the endeavours of THIRD PARTY SUB-LICENSEES) the COMMERCIALIZATION of the PRODUCTS and (ii) the right (either through its own or its AFFILIATES’ endeavours or through the endeavours of THIRD PARTY SUB-LICENSEES) to receive PRODUCTS in bulk from MERCK for the purpose of causing them to be PACKED and COMMERCIALIZED in, inter alia, the TERRITORY and (iii) the right (either through its own or its AFFILIATES’ endeavours or through the endeavours of THIRD PARTY SUB-LICENSEES) to MANUFACTURE and PACK the PRODUCTS for the purposes of their COMMERCIALIZATION in, inter alia, the TERRITORY.

3.4.	Pursuant to the HEAD LICENSE, IROKO now wishes to sublicense such rights to ASPEN, in the TERRITORY.

3.5.	ASPEN undertakes to use its best endeavours, in cooperation with IROKO, to procure the transfer of the MARKETING AUTHORISATIONS, in accordance with the timelines as set out in Appendix C in the PRIORITY COUNTRIES, from MERCK to ASPEN, its AFFILIATES and/or the THIRD PARTY LICENSEE/S and thereafter to COMMERCIALISE the PRODUCTS or procure the COMMERCIALISATION thereof (as the case may be) exclusively in the TERRITORY. For countries other than the PRIORITY COUNTRIES, at its first meeting the filing strategy will be agreed by the BOARD on a country by country basis or such later date as agreed by the PARTIES in writing, and for such countries where the PARTIES determine a submission is required, the PARTIES shall use their best endeavours to submit the filings therefor by 15 March 2008.

3.6.	IROKO shall be responsible for procuring the transfer of the MARKETING AUTHORISATIONS outside of the TERRITORY from MERCK and for the COMMERCIALISATION of the PRODUCTS in those countries (excluding the Territory) where it holds rights to COMMERCIALIZE the PRODUCTS.

3.7.	Subject to the terms and on the conditions set out in this AGREEMENT and in consideration for ASPEN’s payments pursuant to Clause 13.1, IROKO is prepared to grant to ASPEN-

3.7.1.	during the MERCK DISTRIBUTION TERM, and after, and in consideration of, the payment of the license fee pursuant to clauses 13.1.1. and 13.1.2 hereunder, the right to receive an amount equal to 50% (FIFTY PERCENT) of the net profits generated by MERCK on account of the COMMERCIALISATION by MERCK of the PRODUCTS in the TERRITORY plus an amount equal to 50% (FIFTY PERCENT) of all or any damages paid by MERCK consequent upon a breach by MERCK of its obligations arising from or related to the PRODUCTS in the TERRITORY, relevant to the subject matter of this AGREEMENT (collectively the “MERCK FEE”);

3.7.2.	during the BULK SUPPLY TERM, the rights to receive the PRODUCTS in bulk from MERCK for the purposes of causing them to be PACKED and COMMERCIALISED in the TERRITORY;

3.7.3.	during the MANUFACTURING TERM, the rights to MANUFACTURE and PACK the PRODUCTS exclusively for the purposes of their COMMERCIALISATION in the TERRITORY; and

3.7.4.	during the TERM, an exclusive license to use the IROKO DATA and the MARKETING AUTHORISATIONS in the TERRITORY for the purpose of procuring (either through its own or its AFFILIATES’ endeavours or through the endeavours of the THIRD PARTY SUB-LICENSEES) the COMMERCIALISATION of the PRODUCTS in the TERRITORY;

provided, however that no conveyance of ownership is granted to ASPEN and all right, title and interest in and to the IROKO DATA, TRADEMARKS and the MARKETING AUTHORISATIONS, and any other proprietary rights contained therein, shall be retained by the owner thereof.

4.	SUSPENSIVE CONDITIONS

4.1.	This AGREEMENT is subject to the fulfilment of the CONDITIONS by no later than 20 February 2008.

4.1.1.	that ASPEN obtains the written approval, to the extent necessary, of the Exchange Control Department of the RSA Reserve Bank pursuant to the Currencies and Exchanges Act, 9 of 1933 to the contents of this AGREEMENT;

4.1.2.	that ASPEN obtains the written approval, to the extent necessary, of the South African Department of Trade and Industry to the contents of this AGREEMENT.

4.2.	ASPEN shall use its best commercial endeavours to procure the fulfilment of the CONDITIONS and shall keep IROKO regularly informed of its progress in fulfilling the CONDITIONS.

4.3.	ASPEN shall be entitled to extend the time period for the fulfilment of the CONDITIONS for a maximum period of 30 (THIRTY) days on written notice to IROKO given at any time prior to the expiry for the time period for the fulfilment thereof.

4.4.	If the CONDITIONS are not timely fulfilled (but subject to clauses 4.2 and 4.3)-

4.4.1.	the whole of this AGREEMENT shall have no force or effect; and

4.4.2.	no PARTY shall have any claim against the other PARTY in terms of this AGREEMENT.

5.	GRANT OF RIGHTS

5.1.	During the MERCK DISTRIBUTION TERM, and after the payment of the license fee pursuant to clauses 13.1.1. and 13.1.2 hereunder, IROKO shall pay to ASPEN the MERCK FEE, which shall be paid no later than 10 Business Days after the end of each calendar quarter.

5.2.	During the BULK SUPPLY TERM, IROKO shall cause MERCK, pursuant to its supply agreement with IROKO LLC, to deliver to ASPEN the PRODUCTS in bulk for the purposes of causing them to be PACKED and COMMERCIALISED in the TERRITORY. Notwithstanding the aforesaid, the SUPPOSITORIES and the SRC PRODUCT will be MANUFACTURED and PACKED pursuant to the provisions of clause 15.1.

5.3.	During the MANUFACTURING TERM, IROKO grants to ASPEN and ASPEN hereby accepts the rights to MANUFACTURE and PACK the PRODUCTS exclusively for the purposes of their COMMERCIALISATION in the TERRITORY. Notwithstanding the aforesaid, the SUPPOSITORIES and the SRC PRODUCT will be MANUFACTURED and PACKED pursuant to the provisions of clause 15.1.

5.4.	During the TERM, IROKO hereby grants to ASPEN, and ASPEN hereby accepts, subject to the terms and on the conditions set out in this AGREEMENT, an exclusive sub-license to use the IROKO DATA and MARKETING AUTHORISATIONS in the TERRITORY for the purpose of procuring (either through its own or its AFFILIATES’ endeavours or through the endeavours of THIRD PARTY SUB-LICENSEES) the COMMERCIALISATION of the PRODUCTS in the TERRITORY.

5.5.	After the MERCK DISTRIBUTION TERM -

5.5.1.	ASPEN shall COMMERCIALISE or procure the COMMERCIALISATION of the PRODUCTS in the PRIORITY COUNTRIES, and in those parts of the TERRITORY as determined by the BOARD; and

5.5.2.	the BOARD will determine which of ASPEN, its AFFILIATES or THIRD PARTY SUB-LICENSEES will COMMERCIALISE the PRODUCTS in which part/s of the TERRITORY and the terms and conditions pertaining to such COMMERCIALISATION.

5.6.	ASPEN shall not use or apply the IROKO DATA and/or MARKETING AUTHORISATIONS for any purpose whatsoever, other than in connection with the PRODUCTS and as provided in this AGREEMENT.

5.7.	ASPEN undertakes that it will not, without the prior written consent of IROKO-

5.7.1.	COMMERCIALISE the PRODUCTS outside of the TERRITORY;

5.7.2.	supply the PRODUCTS to any third party which it and/or its AFFILIATES have reason to believe may COMMERCIALISE the PRODUCTS outside of the TERRITORY.

5.8.	IROKO shall have the exclusive rights to use the IROKO DATA for the purposes of COMMERCIALISING the PRODUCTS in those countries (excluding the TERRITORY) where it holds rights to COMMERICIALIZE the PRODUCTS and reserves all rights not explicitly granted herein.

5.9.	Except as otherwise provided herein, IROKO hereby irrevocably undertakes that it will not, during the TERM, without the prior written consent of ASPEN –

5.9.1.	use the IROKO DATA for the purposes of COMMERCIALISING the PRODUCTS in the TERRITORY or allow its AFFILIATES and/or any third party to use the IROKO DATA for such purposes;

5.9.2.	supply the PRODUCTS to any third party which it and/or its AFFILIATES have reason to believe may COMMERCIALISE the PRODUCTS in the TERRITORY;

5.10.	no conveyance of ownership is granted to ASPEN herein and all right, title and interest in and to the IROKO DATA, TRADEMARKS and the MARKETING AUTHORISATIONS, and other proprietary rights contained therein is retained by the owner thereof.

6.	DURATION

Notwithstanding the SIGNATURE DATE, this AGREEMENT shall endure for the TERM, unless terminated earlier in accordance with the provisions hereof.

7.	MERCK DISTRIBUTION TERM

7.1.	After the EFFECTIVE DATE, MERCK shall continue to COMMERCIALISE the PRODUCTS on a PRODUCT by PRODUCT, country by country basis, on IROKO LLC’s behalf until such date as (i) the MARKETING AUTHORISATIONS (on a PRODUCT by PRODUCT, country by country basis) are transferred from MERCK to IROKO LLC (or its designee); and (ii) MERCK and IROKO LLC mutually agree, such date to be no later than 30 (THIRTY) days after the applicable transfer date on a PRODUCT by PRODUCT, country by country basis (each, the “DISTRIBUTION TRANSFER DATE”). On a PRODUCT by PRODUCT, country by country basis in the TERRITORY, from and after and in consideration of the payment by ASPEN of the license fee pursuant to clauses 13.1.1. and 13.1.2. until the DISTRIBUTION TRANSFER DATE on a PRODUCT by PRODUCT, country by country basis, IROKO shall pay to ASPEN the MERCK FEE. The MERCK FEE shall be paid quarterly, in United States Dollars, within 10 (TEN) BUSINESS DAYS after the expiration of each calendar quarter, together with a report reconciling the amounts so paid. For each country in the TERRITORY, ASPEN and/or the THIRD PARTY SUB-LICENSEE/S shall undertake the COMMERCIALISATION of the PRODUCTS for such country upon the respective DISTRIBUTION TRANSFER DATE.

7.2.	ASPEN shall be entitled, at all reasonable times, either directly or through its duly authorised agents, to undertake an inspection and/or audit of all or any of IROKO’S reports, books of account and the like in an endeavour to verify the MERCK FEE or any component thereof and IROKO shall give ASPEN and/or its duly authorized agents, its full co-operation in this regard and shall procure that IROKO LLC provide such information as ASPEN may reasonably require to verify the computation of the MERCK FEE. The authorised agents or representatives of ASPEN shall, however, prior to conducting any such inspection and/or audit, enter into a “confidentiality and lock-out agreement” in a form reasonably acceptable to IROKO that would require the agent or representative to maintain confidentiality of the information obtained and desist from trading in the securities of IROKO for a period specified therein.

7.3.	Should ASPEN dispute the MERCK FEE or any component thereof, then the PARTIES shall enter into negotiations in good faith with regard to agreeing the MERCK FEE or, failing such agreement within 10 (TEN) days after the commencement of such negotiation, either PARTY shall be entitled to refer the dispute/disagreement for determination by an independent auditor appointed by agreement between the PARTIES, in writing, or failing such agreement within 5 (FIVE) days after either PARTY has required such referral, appointed by the President for the time being of the South African Institute of Chartered Accountants (or his successor-in-title) if IROKO requests such an appointment, or appointed by the then President of the Luxembourg lnstitut des Reviseurs d’Entrepises (or his successor-in-title), if ASPEN requests such an appointment. Such auditor shall act as an expert and not as an arbitrator and his decision shall, save for any manifest error, be final and binding on the PARTIES.

8.	BULK SUPPLY TERM

8.1.	With effect from each DISTRIBUTION TRANSFER DATE, IROKO shall use its best commercial endeavours to procure that MERCK delivers to ASPEN, its AFFILIATES or any third party packer appointed by the BOARD the PRODUCTS in bulk, in that quality and according to that quantity as are necessary to procure their COMMERCIALISATION in the TERRITORY in accordance with the provisions of this AGREEMENT. ASPEN shall advise IROKO of its requirements of the PRODUCTS in bulk and IROKO shall timely cause orders to be placed with MERCK for such PRODUCTS to the extent reasonably consistent with past orders.

8.2.	ASPEN, its AFFILIATES or the third party packer (as the case may be) shall PACK the PRODUCTS received from MERCK in bulk in accordance with the SPECIFICATIONS (insofar as they relate to PACKAGING), APPLICABLE LAWS and Good Manufacturing Practice for their COMMERCIALISATION in the TERRITORY.

8.3.	In the event of ASPEN and/or its AFFILIATES attending to PACK the PRODUCTS so supplied by MERCK in bulk, it/they shall be entitled to a PACKAGING fee calculated on a [***] basis, determined in accordance with IFRS, and payable in accordance with Appendix D. The BOARD shall determine whether a third party packer shall PACK the PRODUCTS so supplied by MERCK in bulk and the terms and the conditions applicable thereto.

8.4.	ASPEN shall pay MERCK, in full, for the PRODUCTS supplied, in bulk, to ASPEN and ASPEN shall be solely liable for all costs and expenses associated with the delivery thereof to an address in the Republic of South Africa as is nominated, from time to time, by ASPEN.

8.5.	In respect of the PRODUCTS to be supplied by MERCK in bulk, IROKO shall provide MERCK, or shall cause MERCK to be provided, with a written rolling 24 (TWENTY FOUR) month forecast of its requirements, the first 6 (SIX) months of which shall constitute a firm order. MERCK shall deliver such firm order (provided it is consistent with the most recent forecasts) to IROKO LLC or its designee, Ex Works (INCOTERMS 2000), MERCK’S manufacturing plant, at which time title shall pass to IROKO or its AFFILIATES, and IROKO is to notify MERCK (or shall cause MERCK to be notified) of any defects within 45 (FORTY FIVE) days thereof. Payment for the PRODUCTS in bulk is to be made to MERCK within 60 (SIXTY) days of delivery.

9.	TRANSITIONAL UNDERTAKINGS

9.1.	Within 30 (THIRTY) days of the EFFECTIVE DATE, IROKO shall be obliged to deliver or cause to be delivered to ASPEN copies of the registration files for all of the MARKETING AUTHORISATIONS for the PRODUCTS and all other documentation as may be reasonably required by ASPEN.

9.2.	IROKO shall use its best commercial endeavours to undertake or procure the undertaking of all necessary actions, with the utmost dispatch and good faith, to –

9.2.1.	facilitate the transfer of the MARKETING AUTHORISATIONS from MERCK to ASPEN, its AFFILIATES and/or the THIRD PARTY LICENSEE/S;

9.2.2.	facilitate the PACKING of the bulk PRODUCTS by ASPEN, its AFFILIATES and/or third party packers; and

9.2.3.	facilitate the MANUFACTURE and PACKING of the PRODUCTS by ASPEN,

including without limiting the generality of the foregoing, procuring that MERCK provides ASPEN with all reasonable co-operation in this regard. Each PARTY undertakes to sign or procure the signing of all and any documents necessary to give effect to the registration and maintenance of the MARKETING AUTHORISATIONS, to procure the PACKING of the PRODUCTS supplied in bulk by MERCK and/or the MANUFACTURE and PACKING of the

***	Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

PRODUCTS by ASPEN, upon the request therefor. The provisions of this clause 9.2 shall, where applicable, apply mutatis mutandis to the SUPPOSITORIES, ALDOMET® (METHYLDOPA) TABLETS 125MG and/or SRC PRODUCT.

9.3.	Both PARTIES hereby undertake to use their respective best endeavours to procure the transfer, on a PRODUCT by PRODUCT, country by country basis, of (i) the MARKETING AUTHORISATIONS from MERCK to ASPEN, its AFFILIATES and/or the THIRD PARTY SUB-LICENSEES; (ii) the approval in accordance with the APPLICABLE LAWS pertaining to ASPEN as the packer of the PRODUCTS; (iii) the approval in accordance with the APPLICABLE LAWS pertaining to ASPEN as the manufacturer and packer of the PRODUCTS; and (iv) the approval in accordance with the APPLICABLE LAWS of new printed PACKAGING for the PRODUCTS. The provisions of this clause 9.3 shall, where applicable, apply mutatis mutandis to the SUPPOSITORIES, ALDOMET® (METHYLDOPA) TABLETS 125MG and/or SRC PRODUCT.

10.	BEST EFFORTS TO COMMERCIALISE

For the duration of the BULK SUPPLY TERM and the MANUFACTURING TERM, ASPEN shall use its best efforts to COMMERCIALISE or procure the COMMERCIALISATION of the PRODUCTS in the PRIORITY COUNTRIES.

11 .	MARKETING AUTHORISATIONS

11.1.	As soon as is practically possible after the EFFECTIVE DATE, ASPEN and IROKO shall do all things reasonably necessary, with the utmost dispatch and good faith, to procure (i) the transfer of the MARKETING AUTHORISATIONS in the TERRITORY from MERCK to ASPEN, its AFFILIATES and/or the THIRD PARTY SUB-LICENSEES; (ii) the approval in accordance with the APPLICABLE LAWS pertaining to ASPEN as the manufacturer and packer of the PRODUCTS; and (iii) the approval in accordance with the APPLICABLE LAWS of new PACKAGING for the PRODUCTS, all in accordance with the procedures and time lines set out in Appendix C .

11.2.	Notwithstanding the provisions of clause 11.1, in the event of the existing MARKETING AUTHORISATIONS requiring further work to be undertaken thereon in order to procure their transfer to ASPEN, its AFFILIATES and/or the THIRD PARTY SUB-LICENSEE/S, the PARTIES shall take all necessary steps to cause the necessary further work to be undertaken and shall cooperate in the utmost good faith to that end. IROKO will use its best commercial endeavours to procure the consent of MERCK for any technical work requiring MERCK’s consent.

11.3.	All or any reasonable fees, costs and expenses incurred by ASPEN and/or IROKO and mutually agreed to by the PARTIES in procuring (i) the transfer of the MARKETING AUTHORISATIONS to ASPEN, its AFFILIATES and/or the THIRD PARTY SUB-LICENSEE/S and/or associated with any further work which requires to be undertaken in order to procure such transfer; (ii) the approval in accordance with the APPLICABLE LAWS pertaining to ASPEN as the manufacturer and packer of the PRODUCTS; and (iii) the approval in accordance with the APPLICABLE LAWS of new PACKAGING for the PRODUCTS, shall be deemed to be REGULATORY COSTS. The provisions of this clause 11.3 shall, where applicable, apply mutatis mutandis to the SUPPOSITORIES, ALDOMET® (METHYLDOPA) TABLETS 125MG and/or SRC PRODUCT.

11.4.	After the transfer of the MARKETING AUTHORISATIONS to ASPEN, its AFFILIATES and/or the THIRD PARTY SUB-LICENSEES, ASPEN will be solely responsible for maintaining all MARKETING AUTHORISATIONS in the TERRITORY. All or any fees, costs or expenses incurred and paid by ASPEN in so maintaining the MARKETING AUTHORISATIONS shall be deemed to be a REGULATORY COST.

11.5.	Should additional data be required for the purposes of obtaining and/or maintaining the MARKETING AUTHORISATIONS, then the PARTIES shall meet and undertake negotiations in good faith to determine an appropriate method to obtain such additional data. The costs and expenses incurred in obtaining the said additional data shall be deemed to be a REGULATORY COST.

11.6.	Upon the expiration or earlier termination of this AGREEMENT, ASPEN shall, at IROKO’S cost, promptly take all necessary actions, with the utmost dispatch and good faith, to facilitate the transfer of the MARKETING AUTHORISATIONS from ASPEN to IROKO or its designee(s). ASPEN undertakes to sign all or any documents necessary to give effect to such re-registration of the MARKETING AUTHORISATIONS upon IROKO’S request therefor.

12.	PRODUCTS LABELLING, PROPRIETARY RIGHTS AND TRADEMARKS

12.1.	After the MERCK DISTRIBUTION TERM, the PRODUCTS, including the PACKAGING, sold in the TERRITORY shall bear the TRADEMARKS. The format and quality of the PRODUCTS packaging and the quality and content of the PRODUCTS packaging inserts, labels and promotional material relating to the PRODUCTS shall be the responsibility of ASPEN upon IROKO’S approval (which shall be within 21 (twenty-one) working days of receipt of such request from ASPEN) and shall meet the requirements of the MARKETING AUTHORISATIONS . Notwithstanding the aforesaid, where IROKO is, pursuant to the APPLICABLE LAWS, obliged to affix its marks/names to any PRODUCTS packaging, then the same shall be affixed in the manner as is required by the APPLICABLE LAWS.

12.2.	ASPEN agrees not to claim or to assert any rights of property in or to the TRADEMARKS or the goodwill associated therewith in the TERRITORY and will take no action which may destroy, damage or impair in any way the ownership or rights of the owner thereof in and to such TRADEMARKS in the TERRITORY. ASPEN shall not register in its own name, or on behalf of any other person, any trademark, trade name, brands, labelling, designs or other indicia of ownership imitating or conflicting with or resembling the TRADEMARKS in the TERRITORY, and shall not associate the TRADEMARKS with any article, other than the PRODUCTS to be COMMERCIALISED by ASPEN pursuant to this AGREEMENT, and shall at the request, cost and expense of IROKO do all such acts and things and execute all such documents as IROKO shall, acting reasonably, consider necessary or proper for the protection and maintenance of the TRADEMARKS in the TERRITORY.

12.3.	ASPEN shall give immediate notice to IROKO of any known or presumed counterfeits, copies, imitations, simulations of, or infringements upon, the TRADEMARKS in the TERRITORY or any other infringement or other act or unfair competition against the TRADEMARKS in the TERRITORY and shall, at IROKO’s cost and expense, give IROKO its full co-operation in the protection of the TRADEMARKS in the TERRITORY.

12.4.	IROKO undertakes, at its cost and expense, to maintain or cause to be maintained the TRADEMARKS in the TERRITORY throughout the TERM.

12.5.	Where IROKO requires the PACKAGING to reflect a language other than the English language (“other language”), IROKO shall supply ASPEN with the relevant translation for such packaging, prior to ASPEN PACKING the PRODUCTS with PACKAGING that reflects the other language.

12.6.	ASPEN acknowledges that all intellectual property in the packaging design, TRADEMARKS, labelling, package insert and artwork supplied by IROKO to ASPEN pursuant to this clause 12 is owned or licensed by IROKO and shall remain IROKO’S property following any termination of this AGREEMENT for any reason, and that nothing in this AGREEMENT grants to ASPEN any right, title or interest in the ownership of such intellectual property. ASPEN will take all reasonable precautions to ensure the protection of IROKO’S rights in such intellectual property and further acknowledges that any improvements thereto shall also be the sole and exclusive property of IROKO. For the avoidance of doubt the provisions of this clause 12.6 apply only to the packaging design, TRADEMARKS, labelling, package insert and artwork supplied by IROKO to ASPEN pursuant to this clause 12 and not to packaging designs, trademarks, labelling, packaging inserts and/or artwork developed, devised or owned by ASPEN and/or its AFFILIATES.

13.	LICENSE FEE/TAX

13.1.	For the grant of the exclusive license rights in respect of the IROKO DATA and the rights to COMMERCIALISE the PRODUCTS in the TERRITORY, ASPEN shall pay to IROKO –

13.1.1.	a once-off license fee for the exclusive rights to COMMERCIALISE the PRODUCTS in the TERRITORY for the amount of US$10,274,400.00 (TEN MILLION TWO HUNDRED SEVENTY FOUR THOUSAND AND FOUR HUNDRED UNITED STATES DOLLARS);

13.1.2.	a once-off payment for the knowledge and know-how in relation to the IROKO DATA for the amount of US$2,568,600.00 (TWO MILLION FIVE HUNDRED SIXTY EIGHT THOUSAND AND SIX HUNDRED UNITED STATES DOLLARS); and

13.1.3.	the QUARTERLY LICENSE FEE for the ongoing maintenance and use of the IROKO DATA and the COMMERCIALISATION of the PRODUCTS in the TERRITORY.

13.2.	For purposes of calculating the QUARTERLY LICENSE FEE set forth in clause 13.1.3, from the EFFECTIVE DATE all sales of products containing indomethacin and/or methyldopa sold by ASPEN in the TERRITORY (other than those such products sold by ASPEN in South Africa by public tender) shall be included in the NET SALES computation.

13.3.	Those amounts set out in clauses 13.1.1 and 13.1.2 shall be due and payable within 7 (SEVEN) days of the date of the fulfilment of the CONDITIONS and will be paid –

13.3.1.	without deduction or set-off unless ASPEN is required to withhold any amount by law;

13.3.2.	by electronic transfer in immediately available funds; and

13.3.3.	into a bank account nominated by IROKO, in writing, from time to time.

13.4.	The QUARTERLY LICENSE FEE shall be due and payable by ASPEN within 30 (THIRTY) days of the end of each LICENSE FEE PERIOD together with a report to IROKO (in the form of Appendix F) reconciling the amounts so paid .

13.5.	The QUARTERLY LICENSE FEE will be paid -

13.5.1.	in United States Dollars (the actual rate of currency conversion shall apply in all circumstances where it is necessary for ASPEN to convert currency for the purpose of paying the QUARTERLY LICENSE FEE);

13.5.2.	without deduction or set-off unless ASPEN is required to withhold any amount by law;

13.5.3.	by electronic transfer in immediately available funds; and

13.5.4.	into a bank account nominated by IROKO, in writing, from time to time.

13.6.	After the MERCK DISTRIBUTION TERM, ASPEN shall, within 15 (FIFTEEN) calendar days after each month, provide to IROKO a territory report on sales activity (in the form of Appendix G hereto) for each PRODUCT in each country in the TERRITORY.

13.7.	After the MERCK DISTRIBUTION TERM, ASPEN shall, within 30 (THIRTY) calendar days after each month, provide to IROKO a territory pro-forma income statement of the business activity undertaken throughout the TERRITORY (in the form of Appendix F hereto) that includes the determination of the QUARTERLY LICENSE FEE and such other financial information as is requested by IROKO, from time to time, acting reasonably. Such pro-forma income statements shall show information in United States Dollars and shall include the activity of the relevant month and the year-to-date results on a calendar-year basis.

13.8.	IROKO shall be entitled, at all reasonable times, either directly or through its duly authorised agents, to undertake an inspection and/or audit of all or any of ASPEN’S reports, books of account, manufacturing facilities and the like in an endeavour to verify the QUARTERLY LICENSE FEE or any component thereof and ASPEN shall give IROKO and/or its duly agents, its full co-operation in this regard. The authorised agents or representatives of IROKO shall, however, prior to conducting any such inspection and/or audit, enter into a “confidentiality and lock-out agreement” in a form reasonably acceptable to ASPEN that would require the agent or representative to maintain confidentiality of the information obtained and desist from trading in the securities of ASPEN for a period specified therein.

13.9.	Should IROKO dispute the QUARTERLY LICENSE FEE or any component thereof, then the PARTIES shall enter into negotiations in good faith with regard to agreeing the QUARTERLY LICENSE FEE or, failing such agreement within 10 (TEN) days after the commencement of such negotiation, either PARTY shall be entitled to refer the dispute/disagreement for determination by an independent auditor appointed by agreement between the PARTIES, in writing, or failing such agreement within five (5) days after either PARTY has required such referral, appointed by the President for the time being of the South African Institute of Chartered Accountants (or his successor-in-title) if IROKO requests such an appointment, or appointed by the then President of the Luxembourg lnstitut des Reviseurs d’Entreprises (or his successor-in-title), if ASPEN requests such an appointment. Such auditor shall act as an expert and not as an arbitrator and his decision shall, save for any manifest error, be final and binding on the PARTIES.

13.10.	Where any withholding tax may be reduced as a consequence of the application of the Luxembourg/South African Double Tax Agreement (“DTA”), IROKO may qualify for relief under the DTA. To so obtain relief under the DTA, ASPEN will be required to approach the South African Revenue Services on behalf of IROKO to obtain the necessary withholding certificate to reduce any withholding tax payable.

13.11.	IROKO hereby warrants that it qualifies for tax relief under the DTA and that it can supply the documentation, if any, necessary for obtaining such withholding certificate.

14.	SUPPLY AND MANUFACTURE OF THE PRODUCTS

14.1.	For the MANUFACTURING TERM, Pharmacare Limited, an Affiliate of ASPEN, shall MANUFACTURE and PACKAGE the PRODUCTS (other than, initially, the SUPPOSITORIES, ALDOMET® (METHYLDOPA) TABLETS 125MG and/or SRC PRODUCT) for COMMERCIALIZATION (1) by IROKO in those countries (other than the Territory), where it holds rights to COMMERCIALIZE the PRODUCTS and (2) by ASPEN in the TERRITORY, all in accordance with the WORLDWIDE MANUFACTURING AND SUPPLY AGREEMENT and the provisions of Appendix J.

14.2.	The PARTIES undertake, in the utmost good faith, to do all things necessary to ensure that after the expiry of the MANUFACTURING TERM, there is a continuous supply of the PRODUCTS for the purposes of their COMMERCIALISATION in the TERRITORY and, to this end, they shall be obliged to appoint a third party manufacturer to MANUFACTURE and PACKAGE and supply the requisite quantity and quality of the PRODUCTS.

14.3.	IROKO will use its best endeavours to procure that all documents, data or information which ASPEN, acting reasonably, requires to MANUFACTURE and PACK the PRODUCTS is provided to it as soon as is practically possible and no more than 30 (thirty) days after the SIGNATURE DATE.

14.4.	Notwithstanding any other provision of this Agreement, the PARTIES may, by written agreement, procure the MANUFACTURE of the PRODUCTS by ASPEN and/or its AFFILIATES and the PACKING of the PRODUCTS by a third party in circumstances where it will be to the PARTIES’ mutual best interests to do so.

15.	SUPPLY AND MANUFACTURE OF THE SUPPOSITORIES, ALDOMET® (METHYLDOPA) 125MG TABLETS AND SRC PRODUCT

15.1.	Subject to clause 15.2, until such time as the BOARD elects for ASPEN to MANUFACTURE and PACK (or procure that one or more of ASPEN’S AFFILIATES MANUFACTURES and PACKS) the SUPPOSITORIES and/or SRC PRODUCT, and ASPEN accepts such appointment, the SUPPOSITORIES, ALDOMET® (METHYLDOPA) TABLETS 125MG and/or SRC PRODUCT shall be MANUFACTURED and PACKED by a third party (“the third party manufacturer”) appointed by IROKO. The PARTIES shall procure that the said third party manufacturer supplies the SUPPOSITORIES, ALDOMET® (METHYLDOPA) TABLETS 125MG and/or SRC PRODUCT directly to ASPEN, its AFFILIATES and/or the THIRD PARTY SUB-LICENSEE/S on terms and conditions acceptable to ASPEN, acting reasonably. ASPEN shall pay the third party manufacturer directly for the SUPPOSITORIES, ALDOMET® (METHYLDOPA) TABLETS 125MG and/or SRC PRODUCT.

15.2.	In the event of ASPEN being in a position to procure an alternative supply of the SUPPOSITORIES, ALDOMET® (METHYLDOPA) TABLETS 125MG and/or SRC PRODUCT, which comply with the APPLICABLE LAWS, more cost effectively than those being supplied by the third party manufacturer, from time to time, then ASPEN shall have the right to source the SUPPOSITORIES, ALDOMET® (METHYLDOPA) TABLETS 125MG and/or SRC PRODUCT from the alternative supplier and IROKO shall render to ASPEN all necessary and reasonable support and assistance in this regard.

16.	ASPEN WARRANTIES

16.1.	ASPEN hereby warrants that –

16.1.1.	during the BULK SUPPLY TERM, where it PACKS the PRODUCTS, it will do so strictly in accordance with –

16.1.1.1.	the SPECIFICATIONS (insofar as they relate to PACKAGING);

16.1.1.2.	APPLICABLE LAWS;

16.1.1.3.	the requirements of the MARKETING AUTHORISATIONS; and

16.1.1.4.	Good Manufacturing Practice;

16.1.2.

subject to the provisions of clause 14.4, during the MANUFACTURING TERM, it will MANUFACTURE and PACK the PRODUCTS (other than the SUPPOSITORIES, ALDOMET® (METHYLDOPA) TABLETS 125MG and/or the SRC PRODUCT) strictly in accordance with –

16.1.2.1.	their SPECIFICATIONS;

16.1.2.2.	APPLICABLE LAWS;

16.1.2.3.	the requirements of the MARKETING AUTHORISATIONS; and

16.1.2.4.	Good Manufacturing Practice;

16.1.3.

the execution, delivery and performance by ASPEN of this AGREEMENT and the consummation of the transactions contemplated herein are within ASPEN’S corporate powers. Subject to the fulfilment of the CONDITIONS, this AGREEMENT is a legal, valid and binding obligation of ASPEN, enforceable against ASPEN in accordance with its terms; and

16.1.4.	it owns 100% (ONE HUNDRED PERCENT) of the capital stock/share capital of Pharmacare Limited.

16.2.	Notwithstanding the aforesaid, ASPEN makes no representations or warranties (whether express or implied), other than those set out in clause 16.1, and WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASPEN MAKES NO REPRESENTATION OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS OF THE PRODUCTS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, OR REGARDING THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE MARKETING AUTHORISATIONS, IROKO DATA, TRADEMARKS OR ANY OTHER INTELLECTUAL PROPERTY RELATING TO THE PRODUCTS WHICH ARE TO BE USED TO MANUFACTURE AND/OR COMMERCIALISE THE PRODUCTS IN THE TERRITORY.

17.	IROKO WARRANTIES AND UNDERTAKINGS

17.1.	IROKO warrants to ASPEN that:

17.1.1.

the execution, delivery and performance by IROKO of this AGREEMENT and the consummation of the transactions contemplated herein are within IROKO’S corporate powers and have been authorised by all necessary corporate action on the part of IROKO. This AGREEMENT is a legal, valid and binding obligation of IROKO, enforceable against IROKO in accordance with its terms;

17.1.2.	to its knowledge, the IROKO DATA will be sufficient, without the necessity of ASPEN undertaking further work thereon, to transfer all MANUFACTURING, PACKING and MARKETING AUTHORISATIONS in the TERRITORY from MERCK to ASPEN, its AFFILIATES and/or the THIRD PARTY SUB-LICENSEE/S;

17.1.3.	the grant of the rights to ASPEN pursuant to this AGREEMENT will not infringe the rights of any third party;

17.1.4.	IROKO has the right, free and clear of any liens, encumbrances or claims by third parties to use the IROKO DATA and to sub-license the same to ASPEN on the terms and subject to the conditions set out in this AGREEMENT; and

17.1.5.	neither ASPEN or its AFFILIATES shall incur any liability, loss, damages or other claim of whatever nature or description flowing from and arising out of the MANUFACTURE, PACKING and/or COMMERCIALISATION of the PRODUCTS in the TERRITORY, insofar as such MANUFACTURE, PACKING and/or COMMERCIALISATION took place prior to the EFFECTIVE DATE, and without limiting the generality of the aforegoing, any liability, loss, damages or other claims, of whatever nature, in relation to product liability claims, product recalls, product returns and/or customer complaints.

17.2.	IROKO undertakes to ASPEN that –

17.2.1.	it will procure timely and full compliance with all of the obligations arising out of or flowing from all or any agreements concluded between IROKO LLC and MERCK (“the IROKO/MERCK Agreement”) relevant to the subject matter of this AGREEMENT;

17.2.2.	it shall, at its cost and expense, use its best commercial endeavours to do all things necessary to procure that MERCK fully complies with all of MERCK’s obligations arising out of or flowing from the IROKO/MERCK Agreement and that, against request, it shall appraise (or procure that ASPEN be so approved), ASPEN, in writing (or procure that ASPEN be so appraised), of MERCK’s said compliance or lack thereof (as the case may be).

17.3.	IROKO hereby represents to ASPEN (which representation ASPEN hereby relies upon) that during the MERCK DISTRIBUTION TERM, MERCK has an obligation to supply the PRODUCTS in bulk to IROKO LLC.

18.	INDEMNITIES

18.1.	IROKO shall indemnify and hold ASPEN harmless from and against all liability, damages, losses and/or expenses (including, without any limitation, reasonable attorney’s fees and expenses) of any nature whatsoever and howsoever arising suffered, incurred and/or paid by ASPEN arising out of any negligent acts or omission by IROKO or a breach by IROKO of the provisions of this AGREEMENT, including without limiting the generality of the aforegoing, a breach by IROKO of its warranties given under this AGREEMENT.

18.2.	ASPEN shall indemnify and hold IROKO harmless from and against all liability, damages, losses and/or expenses (including, without any limitation, attorney and own client costs) of any nature whatsoever and howsoever arising suffered, incurred and/or paid by IROKO arising out of any negligent acts or omission by ASPEN or a breach by ASPEN of the provisions of this AGREEMENT, including without limiting the generality of the foregoing, a breach by ASPEN of its warranties given under this AGREEMENT.

18.3.	ASPEN agrees to give notice to IROKO of the assertion of any claim, or commencement of any suit, action or proceeding in respect of which indemnity may be sought under 18.1 promptly after receipt of notice from a third party of the assertion of such claim or the commencement of such suit, action or proceeding. In the event indemnification is sought by ASPEN, notice shall be given as soon as reasonably possible but within five business days after it becomes aware of any legal action being instituted indicating in such notice at least the nature of the event, action or state of facts for which indemnification is sought. IROKO shall be entitled at its own cost to participate in or, to the extent that it shall wish to do so, to assume and control the defence with its own counsel of any such claim, suit, action or proceeding . If ASPEN elects to participate in such defence, it shall be liable for its own legal costs and other expenses subsequently and reasonably incurred by ASPEN in connection with such defence in the event that ASPEN determines that representation of both parties by the same counsel would be inappropriate due to an actual or potential conflict of interest between them. Whether or not IROKO elects to assume the defence of any claim, suit, action or proceeding, it shall not be liable for any compromises or settlement of any such claim, suit, action or proceeding effected without its consent, which consent shall not unreasonably be withheld. The parties agree to co-operate to the fullest extent possible in connection with any third party claim, suit, action or proceeding for which indemnification is or may be sought under this agreement.

IROKO agrees to give notice to ASPEN of the assertion of any claim, or commencement of any suit, action or proceeding in respect of which indemnity may be sought under 18.2 promptly after receipt of notice from a third party of the assertion of such claim or the commencement of such suit, action or proceeding. In the event indemnification is sought by IROKO, notice shall be given as soon as reasonably possible but within five business days after it becomes aware of any legal action being instituted indicating in such notice at least the nature of the event, action or state of facts for which indemnification is sought. ASPEN shall be entitled at its own cost to participate in or, to the extent that it shall wish to do so, to assume and control the defence with its own counsel of any such claim, suit, action or proceeding. If IROKO elects to participate in such defence, it shall be liable for its own legal costs and other expenses subsequently and reasonably incurred by IROKO in connection with such defence in the event that IROKO determines that representation of both parties by the same counsel would be inappropriate due to an actual or potential conflict of interest between them. Whether or not ASPEN elects to assume the defence of any claim, suit, action or proceeding, it shall not be liable for any compromises or settlement of any such claim, suit, action or proceeding effected without its consent, which consent shall not unreasonably be withheld or delayed. The parties agree to co-operate to the fullest extent possible in connection with any third party claim, suit, action or proceeding for which indemnification is or may be sought under this Agreement.

18.4.	ASPEN agrees to indemnify and hold harmless IROKO against all product liability claims arising out of a breach by ASPEN of its warranties in clause 16 or a breach of the provisions of this Agreement by ASPEN, and IROKO agrees to indemnify and hold harmless ASPEN against all product liability claims arising out of a breach by IROKO of its warranties in clause 17 or a breach of the provisions of this Agreement by IROKO. Both the indemnity by ASPEN and the counter indemnity by IROKO given under this clause 18.4 are given, mutatis mutandis, on the same basis as set out in clause 18.3. Without limiting the ordinary meaning of the words “product liability” such words include the liability imposed on the seller, manufacturer or supplier of a product for physical damage, injury or harm (whether consequential or otherwise) caused to a consumer, user or any other person affected by a defect in the product.

18.5.	In the event that IROKO makes any payment pursuant to its indemnification obligations under this agreement, all rights of ASPEN to pursue any claim to receive payment or other consideration from any other third party which may be liable with respect to such claim, suit, action or proceeding for which indemnification was provided, shall be deemed to have been unconditionally and irrevocably ceded to IROKO. ASPEN shall execute and deliver such instruments and agreements and take such other action as may be required to effect such cession to IROKO. This clause 18.5 shall apply mutatis mutandis with regard to the indemnity by ASPEN pursuant to clause 18.4.

18.6.	Neither party (“offending party”) shall under any circumstances whatsoever (even if advised of a possibility of such damages) be liable for any indirect, special or consequential loss or damage sustained by the other party howsoever caused, including whether or not caused by the negligence of the offending party, its agents or employees or arising out of contract, delict, negligence, strict liability or otherwise, but excluding, however, any loss or damage arising out of fraud or wilful misconduct of the offending party.

19.	SAFETY AGREEMENT AND BUSINESS CONTINUITY PLAN

19.1.	The PARTIES have negotiated and agreed a Safety Agreement which is annexed hereto, marked Appendix J. The Safety Agreement includes, inter alia, procedures for the receipt, investigation, recordal, communication and exchange between the PARTIES of ADVERSE EVENTS reports, pregnancy reports and any other information concerning the safety of the PRODUCTS. The Safety Agreement is in accordance with and allows the PARTIES to fulfil their obligations pursuant to the APPLICABLE LAWS. The Safety Agreement is a part of this AGREEMENT and shall be signed by the PARTIES contemporaneously with the signature of this AGREEMENT.

19.2.	ASPEN shall, within 30 (THIRTY) days of the EFFECTIVE DATE, provide IROKO with its business continuity plan, which plan shall be reasonably satisfactory to IROKO. If not so satisfactory, ASPEN and IROKO shall, with the utmost dispatch and good faith, negotiate a plan that shall substantially meet IROKO’S reasonable objections.

20.	ETHICAL STANDARDS AND HUMAN RIGHTS OF IROKO

20.1.	Unless otherwise required or prohibited by the APPLICABLE LAWS, IROKO warrants to ASPEN that, to the best of its knowledge, in relation to the performance of its obligations in terms of this AGREEMENT –

20.1.1.	it does not employ engage or otherwise use any child labour in circumstances such that the tasks performed by any such child labour could reasonably be foreseen to cause either physical or emotional impairment to the development of such child;

20.1.2.	it does not use forced labour in any form (prison, indentured, bonded or otherwise) and its employees are not required to lodge papers or deposits on starting work;

20.1.3.	it provides a safe and healthy workplace, presenting no immediate hazards to its employees. Any housing provided by IROKO to its employees is safe for habitation. IROKO provides access to clean water, food, and emergency healthcare to its employees in the event of accidents or incidents at the IROKO’S workplace;

20.1.4.	it does not discriminate against any employees on any ground (including race, religion, disability or gender);

20.1.5.	it does not engage in or support the use of corporal punishment, mental, physical, sexual or verbal abuse and does not use cruel or abusive disciplinary practices in the workplace;

20.1.6.	it pays each employee at least the minimum wage, or a fair representation of the prevailing industry wage, (whichever is the higher) and provides each employee with all legally mandated benefits;

20.1.7.	it complies with the laws on working hours and employment rights in the countries in which it operates;

20.1.8.	it is respectful of its employees right to join and form independent trade unions and freedom of association.

20.2.	IROKO shall ensure that it has ethical and human rights policies and an appropriate complaints procedure to deal with any breaches of such policies. In the case of any complaints, IROKO shall report the alleged complaint and proposed remedy to ASPEN.

21.	ETHICAL STANDARDS AND HUMAN RIGHTS OF ASPEN

21.1.	Unless otherwise required or prohibited by the APPLICABLE LAWS, ASPEN warrants to IROKO that, to the best of its knowledge, in relation to the performance of its obligations in terms of this AGREEMENT –

21.1.1.	it does not employ engage or otherwise use any child labour in circumstances such that the tasks performed by any such child labour could reasonably be foreseen to cause either physical or emotional impairment to the development of such child;

21.1.2.	it does not use forced labour in any form (prison, indentured, bonded or otherwise) and its employees are not required to lodge papers or deposits on starting work;

21.1.3.	it provides a safe and healthy workplace, presenting no immediate hazards to its employees. Any housing provided by ASPEN to its employees is safe for habitation. ASPEN provides access to clean water, food, and emergency healthcare to its employees in the event of accidents or incidents at the ASPEN’S workplace;

21.1.4.	it does not discriminate against any employees on any ground (including race, religion, disability or gender);

21.1.5.	it does not engage in or support the use of corporal punishment, mental, physical, sexual or verbal abuse and does not use cruel or abusive disciplinary practices in the workplace;

21.1.6.	it pays each employee at least the minimum wage, or a fair representation of the prevailing industry wage, (whichever is the higher) and provides each employee with all legally mandated benefits;

21.1.7.	it complies with the laws on working hours and employment rights in the countries in which it operates;

21.1.8.	it is respectful of its employees right to join and form independent trade unions and freedom of association.

21.2.	ASPEN shall ensure that it has ethical and human rights policies and an appropriate complaints procedure to deal with any breaches of such policies. In the case of any complaints, ASPEN shall report the alleged complaint and proposed remedy to IROKO.

22.	CONFIDENTIALITY

22.1.	For the purposes of this clause 22, each PARTY is sometimes referred to as a “Disclosing Party” in its capacity as the party providing information to the other PARTY hereunder, and as a “Receiving Party” in its capacity as the PARTY receiving information from the other PARTY hereunder.

22.2.	Subject to clauses 22.5 and 22.6 and save as required by any law or by any regulatory body to which a Receiving Party is subject, during the period of this AGREEMENT and for five years after termination of this AGREEMENT, the Receiving Party shall: -

22.2.1.	keep the CONFIDENTIAL INFORMATION confidential and ensure that proper and secure storage is provided for all the CONFIDENTIAL INFORMATION;

22.2.2.	not expressly or impliedly, directly or indirectly disclose or allow to be disclosed any of the CONFIDENTIAL INFORMATION to any other person other than with the prior written consent of the Disclosing Party or in accordance with clauses 22.3 and 22.4; and

22.2.3.	not expressly or impliedly, directly or indirectly (and whether for its own benefit or the benefit of any other person) use and/or exploit or allow to be used and/or exploited any of the CONFIDENTIAL INFORMATION for any purpose other than the proper performance of its obligations under this AGREEMENT or any other written agreement in connection with the business between the PARTIES.

22.3.	During the term of this AGREEMENT, the Receiving Party may disclose the CONFIDENTIAL INFORMATION to its or its AFFILIATES’ employees and/or professional advisers to the extent that it is necessary for the purpose of this AGREEMENT or any other AGREEMENT current from time to time in connection with the business between the PARTIES (“the Recipient”).

22.4.	The Receiving Party shall procure that each Recipient is made aware of and complies with all the Receiving Party’s obligations of confidentiality under this AGREEMENT as if the Recipient was a party to this AGREEMENT. The Receiving Party shall be responsible for the compliance or non compliance of the Recipient with the obligations of confidentiality under this AGREEMENT.

22.5.	The obligations contained in clauses 22.2 to 22.4 shall not apply to any CONFIDENTIAL INFORMATION which:-

22.5.1.	as at the EFFECTIVE DATE is, or at any time after the EFFECTIVE DATE, comes into the public domain other than through any unlawful act or omission or any breach of this AGREEMENT or any other confidence by the Receiving Party or any Recipient;

22.5.2.	can be proved by the Receiving Party to have been known (other than through any unlawful act or omission or any breach of this AGREEMENT or any other confidence by the Receiving Party or any Recipient) to the Receiving Party prior to it being disclosed by the Disclosing Party to the Receiving Party;

22.5.3.	subsequently comes lawfully into possession of the Receiving Party from a third party; or

22.5.4.	can be proved by the Receiving Party to have been developed independently by the Receiving Party other than from information disclosed by the Disclosing Party or disclosed in breach of any of the obligations contained in clauses 22.2 to 22.4 or of any other confidence or pursuant to any unlawful act or omission .

22.6.	Upon termination of this AGREEMENT, each party shall, at the other PARTY’S direction, either return or destroy all of the other PARTY’S CONFIDENTIAL INFORMATION which it has in its possession or under its control.

22.7.	In addition to that information set out in clauses 22.5.1, 22.5.2, 22.5.3 and 22.5.4, ASPEN shall have the right (subject only to the limitations of the APPLICABLE LAWS) to disclose CONFIDENTIAL INFORMATION relevant to the PRODUCTS and/or the COMMERCIALISATION thereof to medical insurers, medical practitioners and/or other distributors of the PRODUCTS in the TERRITORY, on a need to know basis and to the extent required, provided, however, that the recipient of such CONFIDENTIAL INFORMATION shall agree, in writing, to be subject to confidentiality obligations no less stringent than those set forth herein.

23.	BOARD OF MANAGERS

23.1.	Composition:

In order to oversee the COMMERCIALISATION of the PRODUCTS in the TERRITORY, the PARTIES shall, promptly following the EFFECTIVE DATE (but no later than 10 (TEN) days thereafter), set up the BOARD. Each of IROKO and ASPEN shall appoint the Co-chairs of the BOARD (each, a “CO-CHAIR”). In the case of IROKO, the CO-CHAIR shall be the [Vice President of Commercial Affairs] (or his/her successor-in-title) or an officer senior to that individual and, in the case of ASPEN, the CO-CHAIR shall be the Commercial Executive: International Operations (or his/her successor-in-title) or an officer senior to that individual. Thereafter, following consultations between the two CO-CHAIRS regarding the proposed composition of the BOARD, including the number of individuals who shall sit on the BOARD and the areas of expertise to be represented on the BOARD, each CO-CHAIR shall appoint an equal number of BOARD members. Each PARTY shall have the right, from time to time, after consultation with the other PARTY, to remove any individual appointed by it to the BOARD, including a CO-CHAIR, and to appoint new BOARD member(s) to replace those who shall have been removed by it or who shall have resigned. The number of members of the BOARD may be enlarged or reduced from time to time by mutual decision of the CO-CHAIRS, so long as each PARTY shall retain the same number of members on the BOARD. The BOARD may appoint committees from among its members, which committees may be assisted by persons from outside the BOARD. The committees shall report to the BOARD.

23.2.	Role of Board:

The BOARD shall be responsible for overseeing the COMMERCIALISATION of the PRODUCTS in the TERRITORY. To that effect, it shall adopt, annually, no less than 60 days prior to the beginning of each calendar year, a strategic plan (“PLAN”) intended to optimize sales of PRODUCTS in the TERRITORY. ASPEN shall have sole responsibility for carrying out such PLAN and for regularly reporting on its execution to the BOARD, not less often than at each meeting of the BOARD.

The PLAN shall cover the following areas (each, an “AREA”): regulatory matters, supply chain, quality assurance, sales and marketing (including without limiting the generality of the aforegoing which of ASPEN, its AFFILIATES or the THIRD PARTY SUB-LICENSEES will COMMERCIALISE the PRODUCTS in which part/s of the TERRITORY), product development and finances and shall include the BUDGET for the upcoming calendar year.

The BOARD shall meet at least 3 (THREE) times per year: once to review and adopt the PLAN; and twice to assess ASPEN’S performance against the PLAN and take such corrective measures as may be necessary in the event such performance deviates materially from the PLAN. ASPEN shall deliver, not less than 15 (FIFTEEN) days prior to each meeting, a comparison, in each AREA, of its year-to-date performance against the PLAN, including its performance against the BUDGET. The meetings shall take place at such time and place as the CO-CHAIRS shall agree from time to time, provided that if the PARTIES are unable to agree on the place for a meeting, such meeting shall take place in London and if they are unable to agree upon the times of the meetings, such meetings shall take place on January 31 (or the subsequent business day if January 31 is not a BUSINESS DAY) and July 31 (or the subsequent business day if July 31 is not a BUSINESS DAY) and, in the case of the meeting devoted to the adoption of the PLAN, October 31 (or the subsequent business day if October 31 is not a BUSINESS DAY). A draft of the PLAN for the upcoming calendar year, including therein the BUDGET, shall be submitted by ASPEN to the BOARD no later than 30 (THIRTY) days prior to the date of the meeting devoted to the adoption of the PLAN.

23.3.	Decision-Making:

The PARTIES shall endeavor to reach agreement by consensus on matters presented to the BOARD. Each CO-CHAIR may introduce matters for review and decision-making by the BOARD. Each PARTY, regardless of the number of its representatives who attend a meeting, shall have one vote, which shall be cast by its CO-CHAIR. If the Parties are unable to reach agreement within 10 (TEN) days following a meeting of the BOARD, the matter shall promptly (but not later than 10 (ten) days following the aforementioned 10 (ten) day period) be presented by the CO-CHAIRS to the Chief Executive Officer of IROKO (“CEO”), with a summary of the PARTIES’ respective positions, and the CEO shall then promptly and finally decide the matter (the “TIE-BREAKING VOTE”); provided, however, that the following matters shall not be presented to the CEO but shall instead require the unanimous consent of the BOARD: (i) other than the BUDGET for each of the first three (3) years of this AGREEMENT, approval of the BUDGET and (ii) any new, incremental spend in excess of US$200,000.00 (TWO HUNDRED THOUSAND UNITED STATES DOLLARS) above the previous year’s approved BUDGET.

For the avoidance of doubt, (i) in the event the PARTIES are unable to reach agreement on the BUDGET for the first three (3) years of this AGREEMENT, the matter shall be presented to the CEO to cast the TIE-BREAKING VOTE; (ii) the TIE-BREAKING VOTE shall not apply to the MANUFACTURE, PACKING and/or supply of the PRODUCTS (all of which being the subject matter of the WORLDWIDE MANUFACTURING AND SUPPLY AGREEMENT); (iii) the TIE-BREAKING VOTE shall not apply to any regulatory (including without limiting the generality of the aforegoing, technical transfer), issues or matters relevant to this AGREEMENT to the extent that the implementation or giving effect thereto may (a) result in a breach of the APPLICABLE LAWS; and/or (b) adversely impact upon ASPEN and/or its AFFILIATES’ reputation and/or relationship with any AGENCY. (In the given circumstances IROKO shall, in its own name, be entitled to implement or give effect to its decision and/or determination and the costs associated therewith shall be deemed to be REGULATORY COSTS); (iv) the TIE-BREAKING VOTE shall not apply to any decision or determination taken by IROKO which is influenced by any factor extraneous to the terms and conditions of this AGREEMENT in circumstances where the implementation or giving effect to such a decision or determination may materially prejudice ASPEN and/or its AFFILIATES under this AGREEMENT. (By way of example, where IROKO takes a decision or makes a determination influenced by factors relevant to the MANUFACTURE, PACKAGING and/or COMMERCIALISATION of the PRODUCTS outside of the TERRITORY, in circumstances where such a decision and/or determination may prejudice ASPEN and/or its AFFILIATES); (v) the TIE-BREAKING VOTE shall not apply to or extend over any issues or matters relevant to new formulations (as defined in clause 23.4); and/or (vi) the TIE-BREAKING VOTE shall not apply to or extend over the COMMERCIALISATION of the PRODUCTS in that part of the TERRITORY which does not constitute the PRIORITY COUNTRIES.

Notwithstanding the foregoing, if there shall have occurred a change of CONTROL of IROKO, the CEO shall no longer have a TIE-BREAKING VOTE. In that case, either PARTY shall be entitled to refer the matter for determination by an independent expert appointed by agreement of the PARTIES, or failing such agreement within 5 (FIVE) days after either PARTY has requested such referral, appointed by the then President (or his successor-in-title) or his designee of the American Arbitration Association (if Aspen requests the appointment) or by the then President (or his successor-in-title) or his designee of the South African Institute of Chartered Accountants (if Iroko requests the appointment). The expert shall have significant expertise as a businessperson in the international pharmaceutical industry, including in the AREA or AREAS that are the subject of the dispute/deadlock between the PARTIES. The expert shall act in his or her capacity as a business expert and not as on arbitrator and his or her decision shall be final and binding on the PARTIES. He or she shall render his/her decision, in writing, including the rationale thereof, within 45 (FORTY FIVE) days following his/her appointment. The fees and expenses of the expert and of the appointing authority shall be borne equally by the PARTIES.

23.4.	New Product Formulations:

From time to time, the BOARD shall approve the development of new product formulations, such as eye drops, topical formulations and combination products containing steroids or muscle relaxants (the “NEW FORMULATIONS”). ASPEN shall be entitled, but not obliged, to submit a quote for undertaking the development of the NEW FORMULATIONS and IROKO shall be entitled, but not obliged, to accept any such quote as submitted by ASPEN. In the event of ASPEN not submitting such a quote and/or IROKO not accepting any quote so submitted, then the parties shall, by mutual agreement, appoint a third party to undertake the development and they shall equally bear and be liable for the costs thereof. All intellectual property (including the TRADEMARKS) relating to the NEW FORMULATIONS shall belong exclusively to IROKO, provided, however, that IROKO shall license the NEW FORMULATIONS to ASPEN pursuant to this Agreement on the terms set forth in clause 5 and such license shall be coterminous with this Agreement and coextensive with the TERRITORY, unless otherwise agreed to by the PARTIES.

24.	GOVERNING LAWS AND JURISDICTION

24.1.	Subject to clause 23, all matters arising from or in connection with this AGREEMENT, its validity, existence or termination shall be determined in accordance with the laws, as in effect from time to time, of England and Wales (without reference to rules of conflicts of law), save to the extent provided for in clause 24.2.

24.2.	Other than for those disputes and/or differences which have been expressly provided with specific relief and remedies pursuant to this AGREEMENT, in the event of any dispute or difference arising between the PARTIES relating to or arising out of this Agreement, including the implementation, execution, interpretation, rectification, termination or cancellation of this agreement, the Chief Executive Officers or Executive Chairperson (as

the case may be) of the PARTIES shall forthwith meet to attempt to settle such dispute or difference, and failing such settlement within a period of 21 (TWENTY ONE) business days, the said dispute or difference shall, on written demand by any PARTY to the dispute, be submitted to arbitration before 3 (THREE) arbitrators in London in accordance with the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules as are in force at the date of the aforementioned written demand.

24.3.	Notwithstanding anything to the contrary contained in this AGREEMENT, nothing in this clause 24 shall preclude any party to the arbitration from seeking interlocutory relief in any court having jurisdiction, pending the institution of appropriate proceedings for the enforcement of any rights under this AGREEMENT.

24.4.	The PARTIES to the arbitration undertake to keep the arbitration, including the subject matter of the arbitration and the evidence heard during the arbitration, confidential and not to disclose it to anyone except for the purposes of an order to be made in terms of clause 24.5, subject, however, to any disclosure obligations under APPLICABLE LAWS, including securities laws.

24.5.	The majority decision of the arbitrators shall, in the absence of manifest error, be final and binding on the PARTIES to the arbitration and may be made an order of court at the instance of any party to the arbitration.

24.6.	The provisions of this clause 24 are separate and severable from the rest of this AGREEMENT and shall remain in effect despite the termination or invalidity for any reason of this AGREEMENT.

25.	TERMINATION

25.1.	In the event that

25.1.1.	either PARTY is placed under judicial management or is wound up, whether compulsorily or voluntarily; or

25.1.2.	either PARTY compromises with its creditors or attempts to do so; or

25.1.3.

either PARTY fails to observe any of the provisions or perform any of the other terms and conditions of this AGREEMENT, all of which shall be deemed to be material, and in the event such PARTY fails to remedy such breach or persists with such failure within a period of 14 (FOURTEEN) days of notice to it to remedy such breach or failure, then in any of the aforesaid events, the other PARTY shall have the right, without prejudice to any other rights might thereupon be available to it -

25.2.	to enforce the provisions of this AGREEMENT, and to proceed against the defaulting PARTY for the recovery of damages, if any, due to it; or

25.3.	to terminate this AGREEMENT immediately upon notice and to declare the whole balance of all amounts owing pursuant to this AGREEMENT, inclusive of interest to date, forthwith to be due, owing and payable and to proceed against the defaulting PARTY for the recovery of damages, if any, due to it.

25.4.	In the event that the cumulative NET SALES for any 3 (THREE) consecutive calendar quarters miss BUDGET by greater than 20% in any part of the TERRITORY, on a country-by-country basis, where ASPEN or its AFFILIATES are COMMERCIALISING the

PRODUCTS, IROKO shall have the sole and exclusive right to terminate ASPEN as the COMMERCIALISATION partner in such part of the TERRITORY and to appoint a THIRD PARTY SUB-LICENSEE to then COMMERCIALISE the PRODUCTS in that part of the TERRITORY. In the event that a THIRD PARTY SUB-LICENSEE is COMMERCIALISING the PRODUCTS, the BOARD shall review and determine whether or not to replace the THIRD PARTY SUB-LICENSEE. Other than in those circumstances and for those reasons set out in clause 25.1, this AGREEMENT shall not terminate prior to the expiry of its term without the prior written consent of both PARTIES.

25.5.	In the event that IROKO launches any new product formulations and/or any products containing nano-size particles in the PRIORITY COUNTRIES (“new variants”) containing indomethacin and/or methyldopa as active pharmaceutical ingredients, either alone or in combination with each other or in combination with any other active pharmaceutical ingredient/s, then this AGREEMENT may be terminated by ASPEN in accordance with the provisions of Appendix K.

25.6.	If at any time during the term of this AGREEMENT there shall be any change in the legal or beneficial ownership or CONTROL of IROKO, it shall immediately so notify ASPEN in writing.

25.7.	Notwithstanding anything to the contrary herein contained, the provisions of clauses 18 to 22, 24, 26 and 28 to 31 shall survive any termination of this AGREEMENT.

26.	EFFECT OF TERMINATION

Upon discharge or termination of this AGREEMENT –

26.1.	ownership of the IROKO DATA, the TRADEMARKS and the MARKETING AUTHORISATIONS shall remain fully vested in IROKO LLC and except as provided below, ASPEN shall cease use of the foregoing;

26.2.	any and all improvements to IROKO’S intellectual property, including the PRODUCTS, by whomever made, shall belong exclusively to IROKO LLC and shall be promptly conveyed/transferred to IROKO or its designee;

26.3.	ASPEN shall have the right, for a period no longer than six (6) months, to continue to convert its inventories of raw materials, excipients and active pharmaceutical ingredients into the PRODUCTS and thereafter to COMMERCIALISE or procure the COMMERCIALISATION of (as the case may be) such PRODUCTS in the TERRITORY, whereafter it will cease to do so;

26.4.	ASPEN shall, at IROKO’S cost and expense (unless termination shall have occurred because of IROKO’S right to terminate pursuant to clause 25.1, in which case it shall be at ASPEN’S expense), do all things necessary to transfer the MARKETING AUTHORISATIONS from ASPEN, its AFFILIATES and/or the THIRD PARTY SUB-LICENSEE/S to IROKO or its nominee.

27.	ADVERSE EVENTS AND FORCE MAJEURE

27.1.	In the event of either of the PARTIES suffering a material prejudice as a consequence of the tax laws or regulations applicable to either of the PARTIES at any time, the PARTIES will enter into good faith negotiations to re-structure the arrangements (as recorded in this AGREEMENT) between the PARTIES in such a way as to diminish the effect of such prejudice to the greatest extent possible.

27.2.	Delay or failure to comply with or breach of any of the terms and conditions of this AGREEMENT if occasioned by or resulting from an act of God or public enemy, fire, explosion, earthquake, perils of the sea, flood, storm or other adverse weather conditions, war declared or undeclared, civil war, revolution, civil commotion or other civil strife, terrorism, riot, strikes, blockade, embargo, sanctions, epidemics, act of an government or other authority, compliance with government orders, demands or regulations, or any circumstances of like or different nature beyond the reasonable control of the PARTY so failing (“force majeure”), shall not be deemed to be a breach of this AGREEMENT nor shall it subject either PARTY to any liability to the other.

27.3.	If any force majeure occurs in relation to either PARTY which affects or may affect the performance of any of its obligations under this AGREEMENT, it shall notify the other PARTY forthwith as to the nature and extent of the circumstances in question.

27.4.	Neither PARTY shall be deemed to be in breach of this AGREEMENT, or shall be otherwise liable to the other PARTY, by reason only of any delay in performance, or the non-performance of any of its obligations hereunder, to the extent that the delay or non-performance is due to any force majeure of which it has duly notified the other PARTY, and the time for performance of that obligation shall be extended accordingly.

27.5.	If the performance by either PARTY of any of its obligations under this AGREEMENT is prevented or delayed by force majeure for a continuous period in excess of five (5) working days, the PARTIES shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable in the circumstances.

27.6.	Should either PARTY be prevented from carrying out its contractual obligations by force majeure lasting continuously for a period of six (6) months, and no mutually acceptable arrangement is arrived at within such period, either PARTY shall be entitled to terminate the AGREEMENT forthwith on written notice.

28.	NATURE OF RELATIONSHIP

28.1.	The relationship of the PARTIES pursuant to this AGREEMENT with regard to the PRODUCTS shall be that of licensor and licensee, neither PARTY being the agent or partner of the other. Neither PARTY shall be entitled to bind the credit of the other.

28.2.	Each of the PARTIES undertakes in regard to the carrying out of the provisions of this AGREEMENT that it will act in the utmost good faith in its relationship with the other PARTY.

29.	NOTICES

29.1.	The PARTIES hereto select as their respective domicilia citandi et executandi the following physical addresses:

Name	Physical Address	Telefax Number

ASPEN	1st Floor Aspen House Aspen Park 96 Armstrong Avenue La Lucia Ridge Durban, 4019 Republic of South Africa Attn: Group Chief Executive	+27 31 5808640

Name	Physical Address

IROKO	65, boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, LUXEMBOURG Attn: Gerant

provided that a party may change its domicilium to any other physical address and its address for the purposes of notices to any other postal address by written notice to the other party to that effect. Such change of address will be effective 7 (seven) days after receipt of notice of the change of domicilium.

29.2.	All notices to be given pursuant to this AGREEMENT will be in writing and shall be deemed properly served if:-

29.2.1.	delivered by hand to a responsible person during normal business hours, be rebuttably presumed to have been received on the date of delivery; or

29.2.2.	sent by Federal Express or other like international courier service, be rebuttably presumed to have been received within five (5) business days of posting, or

29.2.3.	if sent by facsimile, on the date of receipt of successful facsimile transmission.

30.	AFFILIATES AND ASSIGNMENT

30.1.	Save as is expressly otherwise provided for in this AGREEMENT, ASPEN shall be entitled, but not obliged, to cede and assign its rights and obligations under this AGREEMENT, either in whole or in part, to one or more of its AFFILIATES, provided that any such assignment or delegation shall be subject to prior written notice to and consent of IROKO, which consent shall not be unreasonably withheld or delayed.

30.2.	Save as is expressly otherwise provided for in this AGREEMENT, neither PARTY shall be entitled to directly or indirectly sell, assign, transfer, pledge or otherwise encumber its rights and obligations under this AGREEMENT; provided, however, that IROKO shall have the right to assign its rights and obligations under this AGREEMENT in connection with a merger, a consolidation, a sale or license of substantially all of its assets or other equivalent transaction .

31.	GENERAL

31.1.	This AGREEMENT constitutes the whole of the AGREEMENT between the PARTIES hereto relating to the subject matter hereof and save as otherwise provided herein no amendment, alteration, addition, variation or consensual cancellation shall be of any force or effect unless reduced to writing and signed by the PARTIES hereto or their duly authorized representatives.

31.2.	The PARTIES agree that no other conditions, warranties or representations whether oral or written, and whether express or implied whether by statute or otherwise, shall apply hereto.

31.3.	No addition to, variation, novation or agreed cancellation of this AGREEMENT shall be of any force or effect unless in writing and signed by or on behalf of the PARTIES ..

31.4.	The failure of a PARTY in any instance to insist on the strict performance of the terms of this AGREEMENT shall not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the PARTY’S failure to insist upon strict performance, or at any subsequent time.

31.5.	All costs, charges and expenses of any nature whatever which may be incurred by a PARTY in enforcing its rights pursuant to this AGREEMENT, including legal costs on the scale of attorney and own client and collection commission, irrespective of whether any action has been instituted, shall be recoverable from the PARTY against which such rights are successfully enforced.

31.6.	All provisions in this AGREEMENT are, notwithstanding the manner in which they have been put together or linked grammatically, severable from each other. Any provision of this AGREEMENT which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatsoever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions of this AGREEMENT shall be of full force and effect. The PARTIES declare that it is their intention that this AGREEMENT would be executed without such unenforceable provisions if they were aware of such unenforceability at the time of its execution.

31.7.	This AGREEMENT may be signed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. A counterpart of this AGREEMENT in fax form shall be conclusive evidence of the original signature and shall be as effective in law as the counterparts in original form showing the original signatures.

31.8.	Termination of this AGREEMENT shall not release either PARTY hereto from any liability or right of action which at the time of termination has already accrued to either PARTY hereto or which may thereafter accrue in respect of any act or omission prior to such termination. Such rights shall include but not be limited to the recovery of any monies due hereunder.

32.	COSTS

Each PARTY shall bear and pay for its own costs of and incidental to the negotiation, drafting, preparation and execution of this AGREEMENT.

33.	NOMINEE AND CONSEQUENT GUARANTEE

33.1.	ASPEN shall be entitled, but not obliged, to designate by delivering written notice to that effect to IROKO on or before the Effective Date any company that is a subsidiary of ASPEN (“the nominee”) to be ASPEN’S nominee under this AGREEMENT, whereupon –

33.1.1.	the nominee/s shall be deemed to be entitled to all of the rights and to have assumed all of the obligations of ASPEN under this AGREEMENT;

33.1.2.	all reference in this AGREEMENT to ASPEN shall be deemed to be references to the nominee, unless the context otherwise requires.

33.2.	ASPEN irrevocably and unconditionally guarantees to IROKO the due and punctual observance and performance of all of the terms, conditions and covenants by the nominee contained in this AGREEMENT, including to pay to IROKO, from time to time, on demand any and every sum or sums of money which the nominee is at any time liable to pay to IROKO under or pursuant to this AGREEMENT and which has become due and payable but has not been paid at the time such demand is made.

33.3.	ASPEN irrevocably and unconditionally agrees as a primary obligation to indemnify IROKO from time to time on demand from and against any loss incurred by IROKO as a result of any of the obligations of the nominee under or pursuant to this AGREEMENT.

33.4.	The obligations of ASPEN herein contained shall be in addition to and independent of every other security which IROKO may at any time hold in respect of any of the nominee’s obligations under the AGREEMENT.

33 .5.	The obligations of ASPEN under this clause 33 shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the nominee and shall continue in full force and effect until final payment in full of all amounts owing by the nominee hereunder and the total satisfaction of all of the nominee’s actual and contingent obligations hereunder.

33.6.	Neither the obligations of ASPEN under this clause 33 nor the rights, powers and remedies conferred in respect of ASPEN upon IROKO by this guarantee or by law shall be discharged, impaired or otherwise affected by:

33.6.1.	the winding-up, dissolution, administration or re-organisation of the nominee or any other person or any change in its status, function, control or ownership;

33.6.2.	any of the obligations of the nominee or any other person under this AGREEMENT or under any other security taken in respect of any of its obligations there under being or becoming illegal, invalid, unenforceable or ineffective in any respect;

33.6.3.	time or other indulgence being granted or agreed to be granted to the nominee in respect of its obligations under this AGREEMENT or under any such other security;

33.6.4.	any amendment to, or any variation, waiver or release of, any obligation of the nominee under this AGREEMENT or under any such other security;

33.6.5.	any failure to take, or fully to take, any security contemplated by this AGREEMENT or otherwise agreed to be taken in respect of the nominee’s obligations hereunder;

33.6.6.	any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the obligations of the nominee under this AGREEMENT; or

33.6 .7.	any other act, event or omission which, but for this clause 33, might operate to discharge, impair or otherwise affect any of the obligations of ASPEN herein contained or any of the rights, powers or remedies conferred upon IROKO by this guarantee or by law.

SIGNED by ASPEN at DURBAN, REPUBLIC OF SOUTH AFRICA on this 6TH day of DECEMBER 2007

AS WITNESSES:	For: ASPEN PHARMACARE HOLDINGS LIMITED

1.

2.

STEPHEN BRADLEY SAAD, Chief Executive Officer, warranted by his signature that he is duly authorised hereto

SIGNED by IROKO at Philadelphia, PA on this 6th day of December 2007

AS WITNESSES:

For: IROKO PHARMACEUTICALS (LUXEMBOURG) SARL
1.

2.

OSAGIE IMASOGIE, warranted by his signature that he is duly authorised hereto

APPENDIX A

PRODUCTS

PRODUCTS
ALDOMET® (methyldopa) Tablets 125 mg
ALDOMET® (methyldopa) Tablets 250 mg
ALDOMET® (methyldopa) Tablets 500 mg
INDOCIN® (indomethacin) Capsules 25 mg
INDOCIN® (indomethacin) Capsules 50 mg
INDOCIN® (indomethacin) Sustained Release Capsules 75mg
INDOCIN® (indomethacin) Suppositories 25mg
INDOCIN® (indomethacin) Suppositories 50mg
INDOCIN® (indomethacin) Suppositories 100mg

APPENDIX B

LIST OF SUPPOSITORIES, ALDOMET® 125 MG AND SRC PRODUCT

INDOCIN® (indomethacin) Suppositories 25mg

INDOCIN® (indomethacin) Suppositories 50mg

INDOCIN® (indomethacin) Suppositories 100mg

INDOCIN® (indomethacin) Sustained Release Capsules 75mg

ALDOMET® (methyldopa) Tablets 125mg

APPENDIX C

PRIORITY COUNTRIES REGULATORY TIMELINES

COUNTRY	DATA TRANSFER DATE	COMPILATION PERIOD	SUBMIT TO IROKO	RECEIPT OF REVIEW FROM MERCK	SUBMISSION RETURNED TO ASPEN	DESPATCH OF FlLING TO MOH BY ASPEN
PRIORITY	30 DAYS FROM SIGNATURE		31/01/2008	01/03/2008	08/03/2008	15/03/2008

APPENDIX D

PACKAGING FEE

The Packaging fee shall be paid to Aspen simultaneously with the Merck Fee.

APPENDIX E

FORMULA FOR THE DETERMINATON OF THE QUARTERLY LICENSE FEE

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Should IROKO dispute the QUARTERLY LICENSE FEE, then the PARTIES shall enter into negotiations in good faith with regard to agreeing the QUARTERLY LICENSE FEE or, failing such agreement within 10 (TEN) days after the commencement of such negotiation, either PARTY shall be entitled to refer the dispute/disagreement for determination by an independent auditor appointed by agreement between the PARTIES, in writing, or failing such agreement within 5 (FIVE) days after either PARTY has required such referral, appointed by the President for the time being of the South African Institute of Chartered Accountants (or his successor-in-title) if IROKO requests such an appointment, or appointed by the then President of the Luxembourg lnstitut des Reviseurs d’Entreprises (or his successor-in-title), if ASPEN requests such an appointment. Such auditor shall act as an expert and not as an arbitrator and his decision shall, save for any manifest error, be final and binding on the PARTIES.

IROKO shall be entitled, at all reasonable times, either directly or through its duly authorised agents, to undertake an inspection and/or audit of all or any of ASPEN’S reports, books of account, manufacturing facilities and the like in an endeavour to verify that the QUARTERLY LICENSE FEE has been correctly calculated and ASPEN shall give IROKO and/or its duly agents, its full co-operation in this regard. The authorised agents or representatives of IROKO shall, however, prior to conducting any such inspection and/or audit, enter into a “confidentiality and lock-out agreement” in a form reasonably acceptable to ASPEN that would require the agent or representative to maintain confidentiality of the information obtained and desist from trading in the securities of ASPEN for a period specified therein.

APPENDIX F

TEMPLATE TERRITORY PRO-FORMA INCOME STATEMENT OF THE BUSINESS ACTIVITY

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APPENDIX G

TEMPLATE TERRITORY REPORT ON SALES ACTIVITY

Standard Monthly Reporting Format as above:

Run at following levels:

Total sales for territory (ICR ie all aspen/iroko territories)

Total sales by region ie LATAM,CARICAM,UK/Ire,Africa,Australasia

Total sales by country

Total aldomet sales ICR

Total aldomet sales by region ie LATAM,CARICAM,UK/Ire,Africa,Australasia

Total aldomet sales by country

Total indocid sales ICR

Total indocid sales by region ie LATAM,CARICAM,UK/Ire,Africa,Australasia

Total indocid sales by country

Drill down available to pack level/country on request

Note: performance = sales at planned exchange (instead of the spot exchange at time of sale)

APPENDIX H

MANUFACTURING PROVISIONS

1.	The price for the PRODUCTS supplied by ASPEN shall be [***], determined in accordance with IFRS.

2.	IROKO shall be entitled, at all reasonable times, and during regular business hours, either directly or through its AFFILIATES, to undertake an inspection and/or audit of all or any of ASPEN’S reports, books of account, manufacturing facilities and the like in an endeavour to verify that the PRICE has been calculated on a [***] basis and ASPEN shall give IROKO and/or its duly authorized agents, its full co-operation in this regard. The authorised agents or representatives of IROKO shall, however, prior to conducting any such inspection and/or audit, enter into a “confidentiality and lock-out agreement” in a form reasonably acceptable to ASPEN that would require the agent or representative to maintain confidentiality of the information obtained and desist from trading in the securities of ASPEN for a period specified therein.

3.	Delivery and the remaining supply terms relevant to the PRODUCTS shall be in accordance with the terms of the distribution agreements, from time to time, between ASPEN (on the one hand) and its AFFILIATES or the THIRD PARTY SUB-LICENSEES (on the other hand).

4.	ASPEN warrants that the PRODUCTS will be MANUFACTURED and PACKED in accordance with good manufacturing practice, APPLICABLE LAWS and the SPECIFICATIONS.

*** Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

APPENDIX I

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APPENDIX J

SAFETY AGREEMENT

Between

IROKO PHARMACEUTICALS

(LUXEMBOURG) SARL

and

ASPEN PHARMACARE HOLDINGS

LIMITED

for the Safety Management of

ALDOMET® (METHYLDOPA) AND

INDOCIN (INDOMETHACIN)®

Safety Agreement

This Safety Agreement dated                      (the “Effective Date”) is made by and between Iroko Pharmaceuticals (Luxembourg) Sari, a Societe Anonyme a Responsabilite Limitee formed under the laws of Luxembourg (“Iroko”), whose principal office is at 65, boulevard Grande-Duchesse Charlotte,L-1331, LUXEMBOURG and Aspen Pharmacare Holdings Limited, a South African Company (“Aspen”), whose principal office is at Building 8 Healthcare Park, Woodlands Drive, Woodmead, Sandton 2052, Gauteng, Republic of South Africa . In this Agreement Iroko and Aspen will each be known as a “Party” and collectively, as the “Parties”. This Agreement will govern safety data exchange for ALDOMET® (METHYLDOPA) and INDOCIN® (known collectively as the “Medicinal Products”) by them or their Affiliates in connection with the Exclusive Sub-License Agreement dated             , 2007 between the Parties (“the Exclusive License Agreement”).

NOW THEREFORE the Parties hereby agree as follows:

Glossary of Abbreviations and Definition of Terms

Capitalised terms used but not otherwise defined herein will have the meanings given such terms in the Exclusive License Agreement to the extent defined therein.

For other terms throughout this Agreement, the following definitions will apply:

Abuse: Persistent or sporadic intentional excessive use of a Medicinal Product by a patient or Clinical Trial subject accompanied by harmful physical and/or psychological effects.

Adverse Event (“AE”): Any untoward medical occurrence in a patient or clinical investigation subject, temporally associated with the use of a Medicinal Product, whether or not considered related to the Medicinal Product. An Adverse Event, for the purposes of this Agreement, can therefore be any unfavourable and unintended sign (including an abnormal laboratory finding), symptom or disease (new or exacerbated) temporally associated with the use of the Medicinal Product. It includes failure to produce expected benefits (i.e. lack of efficacy), abuse or misuse.

Adverse Drug Reaction (“ ADR”): Any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product where a causal relationship cannot be excluded.

Affiliate: In relation to one person, any other person which is controlled by, under common control with, or controls the other. Without limiting the generality of the foregoing, a company shall be deemed to have control of another if (directly or indirectly) it owns a majority of the voting shares of or is entitled (directly or indirectly) to appoint a majority of the directors of the other company. “Control” means the ability to determine the policies and/or management of a person, whether through the ownership of securities, by contract or otherwise;

Agreement: This agreement including any schedules attached to it and any written agreement, document or instrument entered into, made or delivered pursuant to its terms, as any of them may, from time to time, be supplemented.

Allocated Territories: Those countries, territories or other jurisdictions for which each Party has responsibilities as defined in this Agreement or the Exclusive License Agreement and which have been allocated to a Party pursuant to the schedule attached here as Appendix One.

Applicable Law: All or any statutes, subordinate legislation and common law, regulations, ordinances and bylaws, and directives, codes of practice, circulars, guidance notes, judgment and decisions of any competent authority.

Business Day: Any day other than a Saturday, Sunday or official public holiday in the Republic of South Africa and/or the Grand Duchy of Luxembourg, as the case may be.

Calendar Day: Any 24 hour day of the seven day week.

CIOMS-1: A standardised international reporting form for individual case safety reports.

CIOMS-11: An international reporting standard for periodic reporting tables.

Clinical Study or Clinical Trial: Any interventional investigation in human subjects intended to discover or verify the clinical, pharmacological, and/or other pharmacodynamic effects of an investigational product, and/or identify any adverse reactions to a Medicinal Product, and/or to study absorption, distribution, metabolism, and excretion of a Medicinal Product with the object of ascertaining its safety and/or efficacy. The terms “Clinical Trial” and “Clinical Study” are synonymous.

Company Core Safety Information (“CCSI”): Safety information prepared by any MAH that the MAH requires to be included in all Product Labelling in all countries to which the MA held by such MAH applies, except where a local Regulatory Authority specifically requires a modification. CCSI is the reference information by which Listed Adverse Drug Reactions and Unlisted Adverse Drug Reactions are determined for the purpose of periodic reporting for marketed products.

Compassionate Use: The use of an Investigational Medicinal Product for an unapproved indication, in circumstances where a Party has supplied it for that use in response to a bona fide unsolicited request from a healthcare professional assuming responsibility for that use by their patient.

Counterfeit Medicinal Product: One that is deliberately and fraudulently mislabeled with respect to identity and source.

Data Lock Point (“DLP”): The data lock point is defined as the cut-off date for data to be included in a PSUR. It may be set according to the International Birth Date (lBO) of the Medicinal Product. The MAH should in any case submit the PSUR no later than 60 days after the DLP or as required by Applicable Law, if earlier.

Documentation: All records in any form (including, but not limited to, written, electronic, magnetic and optical records and scans, radiographs and electrocardiograms) that describe or record safety data and safety related activities covered by this Agreement.

European Economic Area (“EEA”): All countries that are member states of the European Union, as constituted from time to time, including upon accession, new member states of the European Union, plus Norway, Iceland and Liechtenstein.

European Union (“EU”): All countries that are member states of the European Union, as constituted from time to time, including upon accession, new member states of the European Union.

Expected Adverse Drug Reaction: An Adverse Drug Reaction where the nature and/or severity of the reaction is consistent with the term or description used in the 18, CCSI or Local SmPC.

International Birth Date: The date that the Medicinal Product is first licensed anywhere in the world.

Investigator Brochure (“IB”): A compilation of the clinical and non-clinical data on the Investigational Medicinal Product(s) which is relevant to the study of such Investigational Medicinal Product(s) in human subjects.

Investigational Medicinal Product (“IMP”) A pharmaceutical form of an active ingredient or placebo being tested or used as a reference in a Clinical Study, including a product with a Marketing Authorization when used or assembled (formulated or packaged) in a way different from the approved form, or when used for an unapproved indication, or when used to gain further information about an approved use.

Lack of Efficacy Report: a report of a situation where there is apparent failure of the Medicinal Product or medical technology to bring about the intended beneficial effect on individuals in a defined population with a given medical problem, under ideal conditions of use.

Line Listing: Listings of safety data according to defined requirements to meet regulatory reporting obligations e.g. every six (6) months safety line listing required to meet the EU Clinical Trial Directive (2001/20/EC) requirements (as amended from time to time).

Listed Adverse Drug Reaction: An ADR, the nature, severity, specificity and outcome of which are consistent with the information in the applicable CCSI or equivalent reference label.

Marketing Authorisation (“MA”): Authorisation to market a Medicinal Product.

Marketing Authorisation Holder (“ MAH”): The entity to which an MA has been issued by a Regulatory Authority that allows the holder to place the Medicinal Product on the market, in compliance with the terms of the MA.

Medically Important: AEs requiring medical and scientific judgment to determine if expedited reporting is appropriate. Such events may not be immediately life-threatening or result in death or hospitalisation but may jeopardise the patient or may require intervention to prevent one of the other outcomes constituting SAEs. Medical and scientific judgement should be exercised in deciding whether an event is a Medically Important Event. Examples of Medically Important Events include intensive treatment in an emergency room or at home for allergic bronchospasm; blood dyscrasias or convulsions that do not result in hospitalisation; or development of drug dependency or drug abuse. For the avoidance of doubt, infections resulting from contaminated medicinal product will be considered a Medically Important Event and subject to expedited reporting requirements.

Misuse: Use of a Medicinal Product in a way that is not in accordance with its Marketing Authorisation accompanied by harmful physical and/or psychological effects.

Non-Serious Adverse Event: An Adverse Event that does not meet the criteria for a Serious Adverse Event.

Overdose: A dose taken (accidentally or intentionally) exceeding the dose as prescribed by the protocol or the maximal recommended daily dose as stated in the Product Labelling, (as it applies to the daily dose for the subject/patient in question). The Parties agree that in the course of conducting a Clinical Study, the terms of the Clinical Study Protocol (as fully approved by all applicable bodies) override the local Product Labelling.

Periodic Report: A report of Adverse Events prepared and submitted on a periodic basis to Regulatory Authorities that contains collated data on single case reports and addresses the risk-benefit profile of the Medicinal Product. Periodicity of reporting varies according to local rules and the nature of the report e.g. submitted pursuant to Applicable Laws and regulatory requirements for trial or post-authorisation requirements.

Periodic Safety Update Report (“PSUR”): A report of Adverse Events prepared and submitted on a periodic basis to Regulatory Authorities. PSUR includes updates on urgent Safety Issues, major signal detection/evaluation, and changes in efficacy.

Pharmacovigilance: The science and activities relating to the detection, collection, recording assessment, understanding, reporting, prevention and/or management of AEs or other Safety Issues related to Medicinal Products and their use.

Post-Authorisation Safety Study (“PASS” ): Any study carried out in accordance with the terms of the MA, conducted with the aim of identifying or quantifying a safety hazard relating to the authorised Medicinal Product.

Pregnancy Reports: Reports of pregnancy following maternal or paternal exposure to the product.

Product Complaints: Complaints arising from potential deviations in the manufacture, packaging or distribution of the Medicinal Product.

Product Labelling: Description of the Medicinal Product and summary of use, safety, and effectiveness that is used internally (e.g. IB and CCSI) or which must be approved by Regulatory Authorities (e.g., Summary of Product Characteristics in the EU).

Qualified Person for Pharmacovigilance (“QPPV”): A person from within the EEA Territory appointed by the MAH as responsible for the establishment and maintenance of the Pharmacovigilance system as it pertains to the EEA.

Regulatory Authority: Any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities, including the U.S. Food and Drug Administration, the European Medicines Agency, the European Commission, or any other entity exercising regulatory authority with respect to the development, registration, manufacturing, marketing, distribution, transportation, or sale of a Medicinal Product.

Risk Management Plan: A document which describes a set of Pharmacovigilance activities and interventions designed to proactively identify, characterise and prevent or minimise risks related to Medicinal Products, including risk communication and the assessment of effectiveness of risk minimisation interventions.

Safety Database: A validated database that stores data, compiles, integrates, and produces reports of AEs/SAEs from all reporting sources. Reporting capabilities include individual safety reports, Periodic Reports, and customised reports from queries.

Safety Issue: Any information suggesting an emerging safety concern or possible change in the risk-benefit balance for the Medicinal Product, including information on a possible causal relationship between an Adverse Event and the Medicinal Product, the relationship being unknown or incompletely documented previously.

Serious Adverse Event (“SAE”)/Serious Adverse Reaction (“SADR”): is an event or any untoward medical occurrence that at any dose either:

a)	Results in death; or

b)	Is life-threatening

NOTE: The term “life-threatening” in the definition of “serious” refers to an event in which the patient was at risk of death at the time of the event; it does not refer to an event which hypothetically might have caused death if it were more severe; or

c)	Requires in-patient hospitalisation or prolongation of existing hospitalisation; or

d)	Results in persistent or significant disability/incapacity, or

e)	Results in a congenital anomaly/birth defect; or

f)	Results in a medically important event or reaction.

Spontaneous Report: An unsolicited communication in any form from any source to a company, Regulatory Authority or other organisation that describes an Adverse Event or reaction in a patient given one or more Medicinal Products and which does not derive from a Clinical Study or other organised data collection scheme.

Suspected Unexpected Serious Adverse Reaction (SUSAR)

Third Party: Any person other than the Parties and their Affiliates.

Unexpected Adverse Drug Reaction: An Adverse Drug Reaction where the nature and/or severity of the reaction is not consistent with the term or description used in the IB.

Unlisted Adverse Drug Reaction: An ADR, the nature, severity, specificity or outcome of which is not consistent with the information included in the applicable CCSI or local equivalent reference label.

Valid Case: A case that includes each of the following minimum criteria:

•	An identifiable patient;

•	The name of the suspect Medicinal Product(s) or Clinical Study if considered related to a Clinical Study procedure/design;

•	An identifiable reporting source;

•	An event or outcome.

1	SAFETY DATA EXCHANGE

1.1	General Terms

1.1.1	This Agreement will govern the exchange of all safety related information and data from all sources for the Medicinal Products between the Parties and their Affiliates pursuant to the Exclusive License Agreement. Each Party may delegate its responsibilities hereunder in whole or in part to its respective Affiliates.

1.1.2	On matters related to safety, this Agreement will take precedence over any other agreement between the Parties.

1.1.3	Each Party shall cause its respective Affiliates and any such Third Parties performing activities on behalf of such Party that perform responsibilities pursuant to this Agreement or the Exclusive License Agreement to comply with the terms and provisions of this Agreement.

1.1.4	The Allocated Territories for which Aspen has certain responsibilities with respect to The Medicinal Products as set forth herein as of the Effective Date are detailed in Appendix One of this Agreement. Such Allocated Territories (and the Parties assigned thereto) may be modified solely by written amendment of this Agreement as executed by both Parties.

1.1.5	Each Party will agree to follow and comply with all Applicable Laws when performing activities covered by this Agreement. Aspen agrees to advise Iroko of the Applicable Laws in its Allocated Territories relating to Pharmacovigilance. Further, nothing herein shall preclude the Qualified Person for Pharmacovigilance (QPPV) for the Medicinal Products from performing his or her obligations as QPPV under Applicable Law and no such performance, to the extent reasonably required by Applicable Law, shall constitute a violation by any Party of this Agreement.

1.1.6	Iroko will have a nominated Qualified Person for Pharmacovigilance (QPPV) and an appropriate deputy in accordance with requirements in the EU. Contact details for the QPPV(s) for the Medicinal Products are provided in Appendix Two.

1.1.7	Where national regulations in any Allocated Territory require a nominated or responsible individual in that jurisdiction who has specific legal obligations in respect of Pharmacovigilance at a national or local level, the Party responsible for that Allocated Territory shall designate an appropriately qualified individual to fulfill this role for the Medicinal Products. The Parties agree to provide reasonable assistance to such individuals in complying with their legal and regulatory obligations and responsibilities.

1.1.8	Any Party with responsibility with respect to an Allocated Territory shall use reasonable efforts to notify the other Party of any material changes to Applicable Law in such Allocated Territory, of which it becomes aware, provided that this is published and generally available, that could have an impact on the terms of, or performance of, obligations under this Agreement; provided, however, that a failure to do so shall not constitute a breach of this Agreement.

1.1.9	Each Party agrees to have and maintain adequate Pharmacovigilance systems (such as standard operating procedures, work instructions, electronic databases and business continuity plans) and resources (this includes staff training) to ensure compliance with all Applicable Law in its Allocated Territories. Each Party agrees to ensure all relevant staff are informed and trained on the process for safety data exchange as described in this Agreement.

1.1.10	For the avoidance of doubt, compliance with clause 1.1.9 above will include compliance with all applicable privacy and data protection laws, rules and regulations.

1.1.11	Each Party agrees to implement all reasonable physical, technical and administrative safeguards to protect adverse event information from loss, misuse and unauthorised access, disclosure, alteration or destruction.

1.1.12	Each Party agrees to notify the other promptly of any loss, misuse, unauthorised access, disclosures, alteration or destruction of such information of which they become aware.

1.1.13	Contacts for the respective responsibilities within this Agreement are defined in Appendix Two. Each Party agrees to notify the other Party within five (5) Business Days of any changes to the identity or contact information for such contacts set forth in Appendix Two.

1.2	Rules of Exchange

1.2.1	Iroko will hold and maintain the global Safety Database of AE reports received by any Party or their Affiliates/Third Parties worldwide for the Medicinal Products.

1.2.2	Direct access to the global Safety Database for the Medicinal Products will not be granted to Aspen (or its Affiliates) but Iroko shall be obliged to provide all reasonable assistance upon receipt of a reasonable request from Aspen for the purposes of compliance with Applicable Law.

1.2.3	Exchange of all safety data pursuant to this agreement will be undertaken by the Parties in English and to the format and timelines specified herein as applicable. Aspen will provide minimum information within these timelines for non English cases and will follow up with translation thereof within 5 (five) calendar days. Source documents will therefore not be appropriate for non English cases.

1.2.4

Each Party will make reasonable checks to ensure that the safety data that it has sent to the other Party in accordance with the terms of this Agreement have been received by the intended recipient at the other Party. The Parties will confirm receipt of SAE reports from each other by sending a confirmation e-mail with the case ID.

In addition, the Parties will each provide each other with listings of all data received monthly. The Parties agree to take the necessary action and send any such safety data that has not been received within one (1) Business Day for all serious cases, and ten (10) Business Days for all other information of discovering the discrepancy and take immediate action to avoid repetition.

1.2.5	The responsibilities for the regulatory reporting of individual case safety reports, Periodic Reports and other safety-related communications with respect to the Medicinal Products commercialized by Aspen, to Regulatory Authorities rests with Aspen for its Allocated Territories, according to Applicable Law unless otherwise provided in this Agreement.

2	CLINICAL STUDY SAFETY DATA

2.1	General

2.1.1	This Section 2 relates to the receipt and management of individual case safety reports and Periodic Reports that arise from all Clinical Studies and other interventional sources including Compassionate Use of the Medicinal Products sponsored by Aspen. For the avoidance of doubt, Aspen will not conduct any sponsored Clinical Study with the Medicinal Products unless the Parties otherwise agree in writing. Aspen will not be responsible for the receipt and management of individual case safety reports in respect of Clinical Studies and Compassionate Use of the Medicinal Products sponsored by Iroko.

2.1.2	Should the Parties agree to conduct any Clinical Trials or otherwise generate additional clinical data or perform additional analyses of additional clinical data, the terms of this Agreement and specifically this Section, will be renegotiated.

3	POST MARKETING SAFETY DATA

This Section 3 applies solely to Spontaneous Reports for the Medicinal Products from all sources received by each Party and reports for the Medicinal Products from all other sources except Clinical Studies.

3.1	Individual Case Safety Reports

3.1.1	Aspen will provide to Iroko case reports for the Medicinal Products that meet the Valid Case criteria as defined in this Agreement.

3.1.2	Safety case reports for the Medicinal Products that do not meet the Valid Case criteria should be retained by Aspen and actively followed up by them until Valid Case criteria are met and then forwarded by them to Iroko in the timeframes specified in this Agreement. Aspen should make commercially reasonable efforts to obtain such Valid Case criteria.

3.1.3	In the event of receipt by a Party of a Medicinal Products case report with missing Valid Case criteria containing data in relation to a potential Safety Issue, the Parties may agree to exchange such case reports following discussion and mutual agreement at the time of receipt on a case by case basis.

3.2	Receipt Date

3.2.1	For the purposes of this Agreement, the “receipt date” is the date when any employee of any Party, its Affiliate or its Third Party first becomes aware of safety-related information.

3.2.2	The time clock (in calendar days) for a case for regulatory reporting purposes starts on the date on which the applicable Party has received information with respect to such a case sufficient to demonstrate that all criteria for a Valid Case are met.

3.2.3	The time clock (in calendar days) for regulatory reporting purposes starts at day 0 for all new information pertaining to a Valid Case, such as follow-up information. However, this should not affect the regulatory reporting schedule for information already received (such as initial case or previous follow-up), and only starts again for that information which is new and received during a separate correspondence to the initial or previous follow-up.

3.2.4	Date of Initial Notification: The date of initial notification is the date when any representative of Aspen is made aware of the minimum information which constitutes a valid report ( an identifiable patient, an identifiable reporter, a suspected reaction, and a suspect drug). This includes both verbal and written communication, and is classes as day zero (0) of the regulatory reporting process. The date of initial notification for faxed documents and post will be taken as the day the messages were printed by the fax machine or delivered to the premises respectively. The date of initial notification for e-mail messages and voice mail messages will be the dates those messages were registered as received by their systems. The date of initial notification for all other scenarios will be the date the communication took place. The date of initial notification of any initial and follow- up information must be clearly marked on all documents.

3.3	Follow Up

3.3.1	Aspen will be responsible for undertaking appropriate and timely follow-up on reports it has received or of which it has become aware and for forwarding to Iroko for processing in accordance with Section 3.4 below.

3.3.2	Iroko will forward requests for follow-up where required to the relevant Safety Contact at Aspen as defined in Appendix Two.

3.3.3	Aspen agrees to perform follow-up activities as per internal procedures and to action any reasonable requests for follow up received from Iroko and to forward responses in the timelines defined in Section 3.4 below.

3.3.4	Where reports are received from members of the general public, Aspen will attempt follow up with the applicable health care provider, but will still forward valid reports to Iroko in the timelines specified in Section 3.4 below.

3.4	Exchange of Individual AE/ADR Reports

3.4.1	Each Party will send reports of individual AEs/ADRs and SAEs/SADRs covered by Section 4 [section reference incorrect?] to the other Party using the method of exchange, format and within the timelines set out in Table 1 and 2 below.

3.4.2	Each of the Parties will acknowledge receipt of the reports sent as per Table 1, to the Safety Contact (as set out in Appendix Two) at the other Party within two (2) Business Days of receipt. The Party sending the report agrees to follow up with relevant Safety Contacts of the other Party if acknowledgments are not received from the receiving Party and the sending Party will resend reports to the Safety Contact of the receiving Party where required.

3.4.3	Iroko will enter the single case report safety data received into the global Safety Database as provided from Aspen. In the event that Iroko identifies an event of concern in the case report that has not been identified by Aspen, Iroko will raise a query to Aspen which Aspen will answer within two (2) Business Days. Where agreement cannot be reached Iroko may enter the new term into its Safety Database for the Medicinal Products.

3.4.4	Aspen shall forward any supplementary supporting data such as laboratory results, discharge letters or autopsy reports to Iroko upon IROKO’S request using the method of exchange, format and within the timelines set out in Table 1 and 2 below. Aspen will ensure any data that would reveal personal details of the patient in discharge summaries and laboratory data or other such documents are scored through in permanent black ink prior to sending such data to Iroko.

3.4.5	In the event of any doubt regarding whether an Adverse Event is a Non-Serious Adverse Event or a Serious Adverse Event, the Parties shall treat that Adverse Event as a Serious Adverse Event. Likewise, in the event of any doubt regarding whether an Adverse Event is fatal, life threatening or serious, or whether an Adverse Event is related or unrelated, the Parties shall classify the Adverse Event in a manner that ensures the shortest relevant reporting timeline.

Table 1: Timelines for Exchange: From Aspen to Iroko

Type of Report	Timeline Aspen to Iroko	Format	Means of Exchange

Fatal/Life threatening ADRs/AEs	Day 1	Source Documents	E-mail or Fax

All other SADRs/SAEs	Day 3	Source Documents	E-mail or Fax

Pregnancies (regardless of associated AEs)	Day 3	Source Documents	E-mail or Fax

Non-serious AEs	Day 10	Source Documents	E-mail or Fax

Timelines for Exchange are presented in calendar days and are subject to the provisions of 1.2.3 above in respect of non English cases.

Table 2: Timelines for Exchange: From Iroko to Aspen

Type of Report	Timeline Iroko to Aspen	Format	Means of Exchange

All SADRs (including fatal & life threatening) originating in the Aspen Allocated Territories	Day 12	CIOMS I	E-mail or fax

Non serious Unexpected ADRs originating in the Aspen Allocated Territories	Day 12	CIOMS I	E-mail or fax

Timelines for exchange are presented m calendar days.

3.5	Regulatory Authority Notifications

3.5.1	Iroko will provide reports to Aspen on an appropriate form (CIOMS-I) for submission to the appropriate Regulatory Authority in the Allocated Territories by Aspen and in an appropriate timeframe to allow for compliance with Applicable Law. Iroko will have assessed the report as potentially fulfilling the criteria for expedited reporting. Where a shorter timeframe is required by Applicable Law Aspen will submit to the Regulatory Authority source documentation for an AE/SAE arising in the Allocated Territory until the CIOMS-I is available. The CIOMS-I should be submitted as a follow up to the original submission.

3.5.2	Aspen will be responsible for preparing and sending all relevant individual reports and applicable safety data covered by this Section 3 in accordance with Applicable Law to Regulatory Authorities in their Allocated Territories where required.

3.5.3	Aspen will confirm to Iroko the actual date of submission to the Regulatory Authorities in its Allocated territories as soon as possible but no later than two (2) weeks after the submission date. Where Aspen fails to meet the timeline for submission under Applicable Laws, it will provide Iroko with the documented reason for late submission and a binding action plan detailing how it will perform such submission in the shortest time possible after such missed deadline. For the avoidance of doubt Aspen will bear all liability for any penalty (if any) imposed by the Regulatory Authority in respect to such late submission.

3.6	Post Marketing Periodic Reports

3.6.1	Iroko will be responsible for the preparation or provision to Aspen of Periodic Reports (including PSURs, PSUR addenda or PSUR bridging reports) for the Medicinal Products in accordance with ICH E2C (R) Safety Data Management: Periodic Safety Update Reports and Applicable Law.

3.6.2	Iroko will forward electronic copies of any final PSUR, addendum or bridging report to Aspen within fifty-seven (57) days of the Data Lock Point for the PSUR. Where day 57 falls on a day other than a Business Day, Iroko will adjust the timelines accordingly to enable compliance with reporting requirements.

3.6.3	Aspen will be responsible for the submission of any Periodic Report, PSUR, addendum or bridging report in its Allocated Territories if required.

3.6.4	Aspen will confirm to Iroko the actual date of submission in its Allocated Territories as soon as possible but no later than two (2) weeks after the submission date where submission is required.

3.6.5	Aspen will not use, reference or share any information from periodic reports in any marketing presentation, publication or with any external bodies.

3.6.6	Where the Periodic Report, PSUR, addendum or bridging report does not meet local requirements for periodic safety reporting as specified in the Applicable Law of any of the Allocated Territories, Aspen will notify Iroko and Iroko will perform commercially reasonable endeavours to assist Aspen to meet such requirements in collaboration with Regulatory Authorities.

4	Literature

4.1	Iroko or its agent will search bio-medical databases for global English language literature reports and Aspen will perform searches for local language reports in its Allocated Territories on a regular basis to identify literature articles containing references to suspected Adverse Drug Reactions or other safety information of relevance in association with the Medicinal Products and forward them to Aspen in the timelines specified in this Agreement.

4.2	If local literature articles, including any articles from local media/press releases, require translation, the minimum Valid Case criteria must be translated into English and forwarded to Iroko as per the timelines in Section 5.4. The full translation and the full reference of each non-English language article should be forwarded as follow-up in the timelines described in Section 5.4 upon receipt of the translation.

5	PRODUCT COMPLAINTS ASSOCIATED WITH AE REPORTS

5.1	Aspen will collect and report all Product Complaints associated with the Medicinal Products in its Allocated Territories where there is an associated AE or ADR in accordance with the format, timelines and method defined in Section 3.4.

5.2	Follow-up of Product Complaints involving AE reports must be carried out according to the same procedures for any other AE report and exchanged in the timelines defined in Section 3.4 above.

5.3	Aspen will be responsible for carrying out the investigation of such Product Complaints involving the Medicinal Products that Aspen manufactures (e.g. through manufacturing QA) and will forward the results on any manufacturing investigation to Iroko as follow up in the timelines defined in Section 3.4.

5.4	Aspen will notify Iroko of any counterfeit activity in its Allocated Territories of which it becomes aware.

5.5	A monthly summary of all product complaints will be sent to Iroko Pharmacovigilance for reconciliation.

6	LACK OF EFFECT REPORTS

6.1	Aspen will collect and report all Lack of Effect Reports associated with the Medicinal Products in accordance with the format, timelines and method defined within this Agreement.

6.2	Follow-up of Lack of Effect Reports must be carried out by Aspen according to the same procedures for any other AE report and exchanged with Iroko in the timelines defined within this Agreement.

7	Special Situations

7.1	Pregnancy Reports

7.1.1	Aspen will collect and report all reports of pregnancy from female patients or partners of male patients exposed to the Medicinal Products of which it becomes aware. Reports should be forwarded as per the timelines in Section 3.4.

7.1.2	Complications of pregnancy or elective termination of pregnancy will be reported by Aspen to Iroko and forwarded as per the timelines in Section 3.4.

7.1.3	Pregnancy outcome data will be sent by Aspen as follow-up in accordance with the timelines in Section 3.4 as applicable.

7.2	Post-Authorisation Clinical Trials and Safety Studies

Should the Parties agree to conduct any post-authorisation Clinical Trials or Safety Studies that may be of relevance to the safety of the Medicinal Products the terms of this Agreement and specifically this Section, will be renegotiated.

8	Risk management

8.1	Ongoing Pharmacovigilance

8.1.1	Iroko will be responsible for the identification, investigation, monitoring and management of any Safety Issues specific to the Medicinal Products.

8.1.2	Aspen agrees to alert Iroko if they become aware of a Safety Issue that has the possibility to affect the benefit-risk ratio with the Medicinal Products within one (1) Business Day of it becoming aware of such a Safety Issue. Such events include but are not limited to:

• A Safety Issue arising from a Clinical Study or from post-marketing safety data;

• A clinically important increase in the rate of occurrence of an expected Serious Adverse Event;

• A significant new hazard to the patient population e.g. lack of efficacy with a Medicinal Product used in treating a life-threatening disease(s); or

• A new safety finding from a newly completed animal study with clinical implications e.g., results indicating a carcinogenic potential.

8.1.3	If Iroko determines that there may be the need for urgent action in relation to a Safety Issue with the Medicinal Products it shall alert Aspen within one (1) Business Day of that determination.

Actions may include, but are not limited to:

• A ‘Dear Doctor’ or ‘Dear Healthcare Professional’ letter;

• A Medicinal Product disposal or recall;

• Alteration, suspension or discontinuation of a Clinical Study due to a Safety Issue;

• Alteration, suspension or discontinuation of Medicinal Product marketing;

• Suspension, modification or discontinuation of Medicinal Product manufacturing; or

• A significant change in the Product Labelling.

8.1.4	Aspen is responsible for undertaking communications on pharmacovigilance matters with the relevant Regulatory Authorities in its Allocated Territories in liaison with Iroko.

8.1.5	Aspen will not involve any external expert or an opinion on any safety matter relating to the Medicinal Products, other than where this is required in the normal course of business, without prior written approval by Iroko and, where such an interaction is approved, Iroko will be fully involved in all discussions. The provisions of this clause shall not apply to consultations with external experts to address medical information related enquiries from doctors or pharmacists.

8.2	Company Core Safety lnformation (CCSI)

8.2.1	The CCSI for the Medicinal Products will be prepared and maintained by Iroko as is reasonable from time to time. The CCSI shall reflect the current safety profile of the Medicinal Products.

8.2.2	An electronic copy of the final approved CCSI and associated documentation to support the reason for any change to the previous version of the CCSI seen by Aspen will be forwarded to Aspen by Iroko no later than five (5) Business Days following internal approval and sign off within Iroko for such version.

8.2.3	Where amendment to the CCSI is deemed urgent by Iroko, the timelines and process will be altered accordingly and will be managed by Iroko (refer to Section 8.1).

8.3	Product Labelling

8.3.1	Aspen will implement the CCSI, and its updates, into the Product Labelling for Aspen Allocated Territories until such time, if any, the Parties agree in writing that Iroko will have these responsibilities.

8.3.2	Where a Regulatory Authority requires Aspen to deviate from the CCSI in its Product Labelling, Aspen shall notify Iroko in writing no later than five (5) Business Days of receipt of the request and the request will be managed as defined in

Section 8.1 of this Agreement. Aspen and Iroko shall discuss and agree the revised labeling. For the avoidance of doubt, Aspen will not accept any changes without the prior written consent of Iroko. It is recorded that where the changes are mandated by the Regulatory Authority, Aspen and Iroko are bound to abide by such mandated changes.

8.3.3	Each Party agrees to implement the Medicinal Product labelling into the Patient Information Leaflet such that the content is consistent with the Product Labelling.

8.4	Patient Risk Management Plans

8.4.1	Iroko is responsible for preparation and update of any applicable global Risk Management Plan for the Medicinal Products if required.

8.4.2	Iroko will forward electronic copies of any such final Risk Management Plan to Aspen to enable the submission of the Risk Management Plan to Regulatory Authorities in its Allocated Territories if required.

9	Regulatory Enquiries/Regulatory Action

9.1	Regulatory Safety Enquiries

9.1.1	Aspen will inform Iroko of any safety-related regulatory enquiries relating to the Medicinal Products received from a Regulatory Authority within one (1) Business Day of receipt.
9.1.2	Iroko agrees to provide the response required to Aspen for submission by them to the Regulatory Authorities in the Allocated Territories in the required timeframes set by the respective Regulatory Authority.

9.2	Regulatory Action

9.2.1	Aspen agrees to inform Iroko within one (1) Business Day of receipt if it becomes aware of any intention by a Regulatory Authority to take safety-related regulatory action in respect to activities covered by this Agreement in relation to the Medicinal Products.

9.2.2	To the extent that such regulatory action relates to the Medicinal Products, each Party agrees to provide support to the other Party in respect to any regulatory action, and will supply all necessary information as is reasonable to deal with the action.

9.2.3	No less than five (5) Business Days (unless Applicable law dictates shorter timeframes), prior to the response to the action as specified by the Regulatory Authority in respect of the Medicinal Products, Aspen with respect to such regulatory action will provide details of its proposed plans to Iroko for approval. Iroko will have the right to review and amend the proposed Aspen response prior to its submission to the Regulatory Authority, provided that Aspen is in agreement with changes Iroko may request.

9.2.4	Aspen agrees to provide Iroko with copies of the final communications with and responses to the Regulatory Authority in respect of the Medicinal Products as approved by Iroko in advance of the submission.

10	NON REGULATORY AUTHORITY ENQUIRIES

Aspen may respond to enquiries that it receives from healthcare professionals regarding the Medicinal Products that relate to matters of safety in the Allocated Territories where it holds Market Authorisations, provided that the content of the responses is consistent with the local Product Labelling. If such enquiry involves an identifiable patient and a potential adverse reaction, the enquiry will be sent to Iroko pharmacovigilance within one (1) Business Day for potentially serious ADRs and five (5) Business Days for non-serious cases. Aspen will send to Iroko on a monthly basis a summary of all medical information queries for reconciliation.

11	EXTERNAL COMMUNICATIONS

Any public statement by Aspen on the safety of the Medicinal Products which goes beyond the scope of the CCSI must be approved by Iroko before publication by Aspen.

12	CONTRACTUAL RELATIONSHIPS

12.1	Intra-Company Contractual Relationships

12.1.1	Aspen will ensure that it enters into sufficiently detailed and clear contractual arrangements or have detailed and clear written internal procedures with all of its relevant Affiliates in order to meet its pharmacovigilance obligations under this Agreement.

12.1.2	Iroko or its authorised representatives will have the right to request copies of or to audit or inspect any such contractual arrangements to the extent that they are relevant to the performance of Aspen’s obligations under this Agreement.

12.2	Commercial or Third Party Contractual Relationships

12.2.1	Aspen will ensure that it enters into sufficiently detailed and clear contractual arrangements with (a) any commercial or collaboration partners and (b) any Third Parties (including, for the avoidance of doubt, Aspen’s Affiliates as defined in Section 2.2.2.2. of the Exclusive License Agreement) to which pharmacovigilance responsibilities of a Party are delegated hereunder, in each case as necessary in order to meet its obligations under this Agreement. Aspen shall be responsible for ensuring that its contractors and subs comply with the terms of this Agreement. Nothing in this clause shall prejudice the performance of ASPEN’S obligations owed to Iroko pursuant to this Agreement.

12.2.2	Aspen shall ensure that it informs Iroko of any changes to the contractual arrangements described in Section 12.2.1 to the extent that they are relevant to the performance of ASPEN’S obligations pursuant to this Agreement.

12.2.3	Iroko or its authorised representatives shall have the right to request copies of, or to audit or inspect, the provisions of any such contractual arrangements of another Party hereunder to the extent that they are relevant to the performance of such other Party’s obligations pursuant to this Agreement.

13	DOCUMENTATION

13.1	Record Keeping

Aspen will collect, prepare and maintain complete, current, accurate, organised and legible Documentation in a manner acceptable for the collection of data for submission to, or review by, Regulatory Authorities and in full compliance with this Agreement. For the avoidance of doubt all applicable data protection laws and standards of Good Clinical Practice will be followed by Aspen.

13.2	Record Retention

13.2.1	Each Party will retain Documentation for as long as a Marketing Authorisation is held for the Medicinal Products in any country worldwide.

13.2.2	All Documentation will be retained in a secure area reasonably protected from fire, theft and destruction.

13.2.3	Each Party will make all Documentation available upon request to the other Party for review, copying and audit/inspection at all times on the provision of reasonable advance notice.

14	COMPLIANCE/AUDIT/INSPECTION

14.1	Compliance/Audit

14.1.1	Iroko may monitor the conduct of ASPEN’S activities under this Agreement and regularly review compliance with the terms of this Agreement.

14.1.2

Iroko or its authorised representatives shall have the right, exercisable at any time during the term of this Agreement, but no more than twice in any twelve (12) month period, upon reasonable advance notice and at its cost, during regular business hours, to audit the facilities, processes and documentation used by Aspen in its performance of its obligations pursuant to this Agreement. Such activities will include but are not limited to reviews of documentation and staff interviews.

Aspen agrees to take remedial action in a timely manner to correct any omission shown by such audit and avoid repetition.

14.2	Regulatory Inspections

14.2.1	Each Party agrees to notify the other Party within two (2) Business Days if any Regulatory Authority contacts it with respect to its intention to conduct or give notice to conduct an inspection in respect to Pharmacovigilance activities including those performed under this Agreement in relation to the Medicinal Products.

14.2.2	Each Party agrees to provide support to the other Party in respect of any Regulatory Authority inspection, and will supply to the other Party all necessary information as is reasonable to enable that Party to deal with the inspectors requests such that neither Party adversely affects the other Party’s ability to comply with requests.

14.2.3	Each Party agrees to co-operate with the other and provide details of actions required in relation to the Medicinal Products and activities covered by this Agreement at the end of the inspection.

14.2.4	Each Party agrees to take remedial action in a timely manner to correct any act or omission identified by the Regulatory Authority inspection to the inspected Party.

15	CONFIDENTIALITY

15.1	The terms of this Agreement and any and all information and data disclosed under this Agreement to any Party or its Affiliates shall be deemed “CONFIDENTIAL INFORMATION” of the disclosing Party (or its applicable Affiliate) under any Exclusive License Agreement to which the disclosing Party (or such Affiliate) and the receiving Party (or any of its Affiliates) are parties and, as such, shall be subject to the confidentiality provisions contained in such Exclusive License Agreement(s) and the receiving Party (and its Affiliates) shall have the right to use and disclose such CONFIDENTIAL INFORMATION solely as permitted thereunder; provided, however, that such Party shall have the right to use such information to the extent necessary to perform its obligations, or to exercise its rights, hereunder. Notwithstanding the foregoing or anything set forth in any Exclusive License Agreement, a breach of this Section 15.1 (or such confidentiality provisions) by any Party or its Affiliates with respect to any CONFIDENTIAL INFORMATION disclosed to such Party or its Affiliates hereunder shall constitute a breach of this Agreement by such Party and not a breach of such Underlying Agreement.

16	DISPUTE MANAGEMENT

Any dispute arising out of or relating to this Agreement will be settled by discussions between the responsible persons outlined in Appendix Two. If the dispute remains unresolved it will be escalated to the Head of Drug Safety Iroko and ASPEN’S Executive of Strategic Business Development and Pharmaceutical Affairs (presently, Mrs. Lorraine Hill). In the event of continued conflict the provisions in Section of the Exclusive License Agreement shall apply.

17	MISCELLANEOUS

17.1	Sections 4, 20, 21, 23, 24 and 27 to 32 of the Exclusive License Agreement shall apply to this Agreement.

17.2	Failure to comply with the terms of the SDEA will be managed according to the procedure defined in Section 24 of the Exclusive License Agreement (“Term and Termination”).

17.3	Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The words “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement (including the Annexes hereto) as an entirety and not to any particular provision. The word “including” as used herein shall mean, including, without limiting the generality of any description preceding such term. The word “or” is used in the inclusive sense (and/or). Any reference in this Agreement to a matter or action being subject to the “mutual agreement” or “mutual consultation” of two (2) or more of the Parties, or words of similar import, shall not be construed as an agreement that such Parties shall agree to such matter or action. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.

17.4	This Agreement (including the Appendices hereto) constitutes, on and as of the Effective Date, the entire agreement of the Parties with respect to the subject matter of this Agreement, and all prior or contemporaneous understandings or agreements, whether written or oral, between the Parties with respect to such subject matter are superseded.

17.5	The agreements, covenants and representations contained herein are for the benefit of the Parties only and are not for the benefit of any Third Parties.

18	REVIEW OF AGREEMENT

This SDE Agreement may be amended from time to time as required taking into account changes to Applicable Laws or regulatory guidance to improve compliance with pharmacovigilance activities covered by this Agreement between the parties. Each Party may recommend a change to the Agreement. The amended Agreement will not take effect until reviewed and signed by authorised representatives of each Party.

19	TERMINATION OF THE AGREEMENT

19.1	This Agreement will be co-terminous with the expiration or termination of the Exclusive License Agreement and managed according to the procedures detailed therein.

19.2	This Agreement supersedes any previous version(s), and is effective upon signatures by authorised representatives of each Party.

19.3	Each Party is bound by its requirements, and it is in effect until each Party agrees to terminate the Agreement or the Exclusive License Agreement is terminated.

‘19.4	Should the Exclusive License Agreement be terminated in its entirety, Iroko and Aspen agree to implement the necessary procedures and practices to ensure that Pharmacovigilance obligations are fulfilled, including safety reporting obligations for any Medicinal Products that may remain in the marketplace.

This Agreement represents the entire and integrated agreement between the Parties in respect of Pharmacovigilance/Safety Issues and supersedes all prior negotiations, representations or agreements either written or oral, regarding its subject matter.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives, to be effective as of the Effective Date.

SIGNED for and on behalf of	SIGNED for and on behalf of
Iroko Pharmaceuticals (Luxembourg) Sari	Aspen Pharmacare Holdings Limited

Name of Signatory	Name of Signatory

Date	Date

APPENDIX ONE: IROKO SAFETY CONTACTS

Single Case Management
For individual case safety reports	Rachael Becker Drug Safety Specialist Tel: 44(0) 1985 273433 Fax: 44(0) 1895 231847 E-mail: drugsafety@parexel.com	Parexel PPV 101-105 Oxford Rd. Uxbridge, Middlesex UB8 1LZ UK

QPPV		Chief Medical Officer
Jonathan West Associate Director, PAREXEL PharmacoVigilance 101-105 Oxford Road Uxbridge, Middlesex UB8 1LZ UK Mobile (for urgent safety and regulatory issues only): 44(0) 7764 143537		Susan Langer, M.D.

Tel: 44(0) 1895 273434	Tel:	Tel: 267/546-3011
Fax:	Fax:	Fax: 267/546-3004
E-mail:	E-mail:	E-mail: slanger@iroko.com

APPENDIX ONE: ASPEN SAFETY CONTACTS

For individual case safety reports & medical queries	Carol Sendall Medical Affairs Manager Tel: (0027) 11-2396524 Email: sendallc@aspenpharma.com	Aspen Pharmacare, Building 12, Healthcare Park Woodlands Drive, Woodmead Johannesburg South Africa

Regulatory	Lorraine Hill Executive : Regulatory Affairs and Responsible Pharmacist Tel : (0027) 31 5808605 E-mail : LHill@aspenpharma.com	Aspen Pharmacare, 1st Floor Aspen House Aspen Park 98 Armstrong Avenue La Lucia Ridge Durban 4019 South Africa

APPENDIX K

TERMINATION IN THE EVENT OF IROKO LAUNCHING A NEW VARIANT (vide clause 25.5)

1.	In the event of IROKO launching a new variant within the PRIORITY COUNTRIES during the term of this AGREEMENT, then IROKO shall give to ASPEN no less than 6 (SIX) months written notice (“the Variant Notice”) of its intention to do so, which Variant Notice shall –

1.1	give full details of the new variant, including its indications and active pharmaceutical ingredients;

1.2	specify that part/s of the TERRITORY (“the Applicable Territory”) in which the new variant is to be launched; and

1.3	specify when the new variant is to be so launched (“the Launch Date”).

2.	Within 10 (TEN) days of receipt by ASPEN of the Variant Notice, the PARTIES undertake to enter into negotiations in good faith in an endeavour to reach agreement on the terms and conditions of the COMMERCIALISATION of the new variant by ASPEN and/or its AFFILIATES in the Applicable Territory and, if the PARTIES fail to reach such agreement (“a Deadlock”) within 40 (FORTY) days of the receipt by ASPEN of the Variant Notice, then IROKO shall, subject to the provisions of clause 3 below, be entitled to COMMERCIALISE or procure the COMMERCIALISATION of (as the case may be) the new variant in the Applicable Territory on such terms and subject to such conditions as it may elect.

3.	In the event of –

3.1	a Deadlock;

3.2	IROKO launching a new variant in the Applicable Territory; and

3.3

the sales volumes of any PRODUCT (the “Affected Product”) in the country (“the Affected Country”) in the Applicable Territory declining by 20% (TWENTY PERCENT) or more in any 12 (TWELVE) months consecutive rolling period within 18 (EIGHTEEN) months from the Launch Date, and such decline is not as a consequence of general market conditions (as defined below) relevant to the PRODUCTS:

then –

3.4	Within 24 (TWENTY FOUR) months of the Launch Date, ASPEN shall have a one-time option, on written notice to IROKO, to terminate the AGREEMENT in respect of the Affected Product in the Affected Country and IROKO shall pay to ASPEN compensation determined in accordance with the following formula, namely –

[***]

*** Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

For the avoidance of doubt, ASPEN’S right to terminate the AGREEMENT pursuant to the provisions of this Appendix K shall be on a PRODUCT-by-PRODUCT and country-by-country basis and the AGREEMENT shall persist and remain of full force and effect in respect of those PRODUCTS and/or countries which are not the subject matter of the termination.

For the purposes of this Appendix K –

“general market conditions” shall mean conditions affecting the COMMERCIALISATION of the PRODUCTS caused by factors which do not directly or indirectly relate to the launch of a new variant.

FIRST ADDENDUM AGREEMENT TO THE EXCLUSIVE

SUBLICENSE AGREEMENT

between

IROKO PHARMACEUTICALS (LUXEMBOURG) SARL

and

ASPEN PHARMACARE HOLDINGS LIMITED

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	INTRODUCTION	1

3.	AMENDMENT OF AGREEMENT	1

4.	REMAINDER OF AGREEMENT	6

FIRST ADDENDUM AGREEMENT TO THE EXCLUSIVE SUBLICENSE AGREEMENT

1.	DEFINITIONS

Unless otherwise expressly stated, or the context otherwise requires, the words and expressions defined in the AGREEMENT shall bear the same meaning in this ADDENDUM as those ascribed to them in the AGREEMENT. Unless otherwise expressly stated, or the context otherwise requires, the words and expressions listed below shall when used in this ADDENDUM, including this introduction, bear the meaning ascribed to them:

	1.1	“ADDENDUM” means this Addendum to the Agreement;

	1.2	“AGREEMENT” means the Exclusive Sublicense Agreement between IROKO and ASPEN, dated 6 December 2007.

2.	INTRODUCTION

	2.1	The PARTIES entered into the AGREEMENT.

	2.2	The PARTIES wish to amend the AGREEMENT in accordance with the terms and subject to the conditions set out in this ADDENDUM.

3.	AMENDMENT OF AGREEMENT

The AGREEMENT is hereby amended in the following respects:

	3.1	Clause 2.2.2.2

By amending clause 2.2.2.2 to read –

		“2.2.2.2	“AFFILIATE/S” means, in relation to one person, any other person which is CONTROLLED by, under common CONTROL with, or CONTROLS the other;”

	3.2	Clause 2.2.2.6

By amending clause 2.2.2.6 to read –

		“2.2.2.6	“ASPEN” means ASPEN PHARMACARE HOLDINGS LIMITED, Registration Number 1985/002935/06, a company duly registered and incorporated in accordance with the company laws of the Republic of South Africa and having its registered office at Building 8, Healthcare Park, Woodlands Drive, Woodmead, ,Johannesburg, Republic of South Africa, or in the event of ASPEN exercising its rights of nomination in terms of clause 33, MAURITIUS HOLDCO or any assignees or nominees under this AGREEMENT, and any AFFILIATES of the aforegoing persons;”

3.3	Clause 2.2.2.11

By amending clause 2.2.2.11 to read –

	“2.2.2.11	“CONTROL”, “CONTROLLED” or “CONTROLS” means either (I) (x) the ownership of more than 50% (FIFTY PERCENT) of the voting shares or interests of a person carrying the rights to vote at general meetings or (y) the power to nominate a majority of the board of directors of a person; or (II) the ability to determine the policies and/or management of a person, whether through the ownership of securities, by contract or otherwise.”

3.4	Clause 2.2.2.13

By amending clause 2.2.2.13 to read –

	“2.2.2.13	“CONDITION” means the suspensive condition to this AGREEMENT as set out in clause 4.”

3.5	Clause 2.2.2.16

By amending clause 2.2.2.16 to read –

	“2.2.2.16	“EFFECTIVE DATE” means the first day of the month following the month in which the CONDITION is fulfilled, but in no circumstances later than 1 April 2008;”

3.6	Clause 2.2.2.22 et seq.

By amending clause 2.2.2.22 by the deletion of the term “LICENSE FEE PERIOD” and substituting it by “ROYALTY FEE PERIOD” and by deleting all references to “LICENSE FEE PERIOD” throughout the AGREEMENT, including for the avoidance of doubt, throughout the Appendices to the AGREEMENT, and substituting it by “ROYALTY FEE PERIOD”.

3.7	New Clause 2.2.2.24A

By inserting a new clause 2.2.2.24A after clause 2.2.2.24 to read –

	“2.2.2.24A	“MAURITIUS HOLDCO” means Aspen Global Incorporated, Company Number 078138, a company Incorporated in Mauritius, having its registered address at care of Kross Border Trust Services Limited, Manor House, 1st Floor, Cnr St George / Chazal Streets, Port Louis, Mauritius;”

3.8	Clause 2.2.2.34 et seq.

By amending clause 2.2.2.34 by the deletion of the term “QUARTERLY LICENSE FEE” and substituting it by “QUARTERLY ROYALTY FEE” and by deleting all references to “QUARTERLY LICENSE FEE” throughout the AGREEMENT, including for the avoidance of doubt, throughout the Appendices to the AGREEMENT, and substituting it by “QUARTERLY ROYALTY FEE”.

3.9	Clause 3.5

By amending clause 3.5 by the deletion of “15 March 2008” where it appears at the end thereof and substituting it by “15 April 2008”.

3.10	Clause 4.1

By amending clause 4.1 to read –

	“4.1	This AGREEMENT is subject to the fulfilment of the CONDITION that by no later than 15 March 2008, ASPEN obtains the written approval, to the extent necessary, of the Exchange Control Department of the RSA Reserve Bank pursuant to the Currencies and Exchanges Act, 9 of 1933 to the contents of this AGREEMENT. ASPEN hereby represents that no other approvals are required from the South African or Mauritius authorities, including the South African Department of Trade and Industry.”

3.11	Clause 4.3

By deleting clause 4.3.

3.12	Clause 4.4

By amending clause 4.4 by the deletion of the words “(but subject to clauses 4.2 and 4.3)” and substituting same with “(but subject to clause 4.2)” and by renumbering clauses 4.4, 4.4.1 and 4.4.2 as clauses 4.3, 4.3.1 and 4.3.2.

3.13	Clause 5.1

By amending clause 5.1 by the deletion of the words “after the end of each calendar quarter” and substituting same with “after the receipt by IROKO of the amounts payable from time to time by MERCK to IROKO during the MERCK DISTRIBUTION TERM. For the avoidance of doubt, IROKO’s obligation shall be solely to pay 50% (FIFTY PERCENT) of the amount so received.”

3.14	Clause 7.1

By amending clause 7.1 by amending and restating the penultimate sentence thereof as follows –

“The MERCK FEE shall be paid quarterly, in United States Dollars, within 10 (TEN) BUSINESS DAYS after the receipt by IROKO of the amounts payable from time to time by MERCK to IROKO during the MERCK DISTRIBUTION TERM, together with a report reconciling the amounts so paid, and, for the avoidance of doubt, IROKO’s obligation shall be solely to pay 50% (FIFTY PERCENT) of the amount so received.”

3.15	Clause 13

By amending the heading to clause 13 to read “ROYAL/TAX” and by amending the Index to the AGREEMENT accordingly.

3.16	Clause 13.1.1

By amending clause 13.1.1 by the deletion of the words “a once-off license fee” where they appear in the first line thereof and substituting them by the words “a once-off payment”.

3.17	Clause 13.3

By amending clause 13.3 by the deletion of the words “within 7 (SEVEN) days of the date of fulfilment of the CONDITIONS” where they appear in the first and second lines thereof and by substituting them with the words “on 2 April 2008”.

3.18	Clause 13.10

By amending clause 13.10 to read –

	“13.10	Where any withholding tax may be reduced as a consequence of the Luxembourg/Mauritius Double Tax Agreement (“DTA”), IROKO may qualify for relief under the DTA. To so apply for relief under the DTA, ASPEN undertakes to approach the Mauritian Revenue Authority on behalf of IROKO and to submit such documentation supplied by IROKO to support the application for the withholding exemption certificate which may reduce any withholding tax payable”.

3.19	Clause 13.11

By deleting clause 13.11.

3.20	Clause 14.1

By amending clause 14.1 to read -

	“14.1	For the MANUFACTURING TERM, ASPEN shall MANUFACTURE and PACKAGE the PRODUCTS (other than; Initially, the SUPPOSITORIES, ALDOMET® (METHYLDOPA) TABLETS 125MG and/or SRC PRODUCT) for COMMERCIALIZATION (1) by IROKO in those countries (other than the Territory), where it holds rights to COMMERCIALIZE the PRODUCTS and (2) by ASPEN in the TERRITORY, all in accordance with the WORLDWIDE MANUFACTURING AND SUPPLY AGREEMENT and the provisions of Appendix J. It being expressly agreed that ASPEN shall have the right to sub-contract its obligations to MANUFACTURE and PACKAGE the PRODUCTS to Pharmacare Limited, also an Affiliate of ASPEN, in terms of a Toll Manufacturing Agreement to be entered into between ASPEN and Pharmacare Limited.”

3.21	Clause 16.1.4

By amending clause 16.1.4 to read -

	“16.1.4	It owns 100% (ONE HUNDRED PERCENT) of the capital stock/share capital of MAURITIUS HOLDCO and throughout the term of this AGREEMENT, will CONTROL MAURITIUS HOLDCO.”

3.22	Clause 23.1

By amending clause 23.1 by the deletion of the square brackets where they appear before the word “Vice” and after the word “Affairs” in the fifth line thereof.”

3.23	Clause 33

By amending the first three lines of clause 33 to read –

“Subject to IROKO’S prior written consent, which consent shall not be unreasonably withheld or delayed, ASPEN shall be entitled, but not obliged, to designate by delivering written notice to that effect to IROKO on or before the EFFECTIVE DATE, MAURITIUS HOLDCO (“nominee”) to be ASPEN’S nominee under this AGREEMENT, whereupon -”

3.24	Clause 33.1.2

By amending clause 33.1.2 to read –

“all references in this AGREEMENT to ASPEN shall be deemed to be references to the nominee, except as the context otherwise requires. For the avoidance of doubt and without in any way limiting the scope of the foregoing exception, all references to ASPEN in this clause 33 shall be to “Aspen Pharmacare Holdings Limited” and the reference to ASPEN In clause 16.1.4 shall be to “Aspen Pharmacare Holdings Limited”.

3.25	Clause 33.2

By amending and restating clause 33.2 to read-

“ASPEN Irrevocably and unconditionally guarantees to IROKO the due and punctual observance and performance of all of the terms, conditions and covenants by the nominee contained in this AGREEMENT, including (I) to pay to IROKO, from time to time, on demand any and every sum or sums of money which the nominee is at any time liable to pay to IROKO under or pursuant to this AGREEMENT and which has become due and payable but has not been paid at the time such demand is made; and (ii) to cause the nominee to perform, and failing such performance by the nominee, perform Itself all obligations required to be performed by the nominee under this AGREEMENT.

The obilgations set forth in this clause 33 (hereafter, the “ Guarantee”) shall be a guarantee of payment or performance, as the case may be with respect to the underlying obligations under this AGREEMENT, and not a guarantee of collection. ASPEN shall perform Its obligations under this Guarantee regardless of whether any claim is made against the nominee In respect of any of its obligations.”

3.26	Appendix E

By the deletion of Appendix E and substituting It by the Appendix E as is annexed hereto.

	3.27	Appendix F

By the deletion of Appendix F and substituting It by the Appendix F as is annexed hereto.

	3.28	Appendix H

By the deletion of Appendix H and substituting It by the Appendix H annexed hereto.

	3.29	Appendix J

By the deletion of Appendix J and substituting it by the Appendix J annexed hereto.

4.	REMAINDER OF THE AGREEMENT

Save as is expressly set out above or as necessarily implied by the context hereof, all other terms of the AGREEMENT shall remain of full force and effect.

SIGNED at DURBAN, RSA on this 1ST day of April, 2008.

For: ASPEN PHARMACARE HOLDINGS LIMITED

MICHAEL GUY ATTRIDGE, he warranting by his signature that he is duly authorized hereto

SIGNED at PHILADELPHIA, PA on this 1ST day of April, 2008.

For: IROKO PHARMACEUTICALS (LUXEMBOURG) SARL

OSAGIE IMASOGIE, he warranting by his signature that he is duly authorised hereto

APPENDIX E

FORMULA FOR THE DETERMINATON OF THE QUARTERLY LICENSE FEE

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Should IROKO dispute the QUARTERLY LICENSE FEE, then the PARTIES shall enter into negotiations in good faith with regard -to agreeing the QUARTERLY LICENSE FEE or, failing such agreement within 10 (TEN) days after the commencement of such negotiation, either PARTY shall be entitled to refer the dispute/disagreement for determination by an Independent auditor appointed by agreement between the PARTIES, in writing, or falling such agreement within 5 (FIVE) days after either PARTY has required such referral, appointed by the President for the’ time being of the South African Institute of Chartered Accountants (or his successor-in-title) if IROKO requests such an appointment, or appointed by the then President of the Luxembourg lnstitut des Reviseurs d’Entreprises (or his successor-in-title), if ASPEN requests such an appointment Such auditor shall act as an expert and not as an arbitrator and his decision shall, save for any manifest error, be final and binding on the PARTIES.

IROKO shall be entitled, at all reasonable times, either directly or through its duly authorised agents, to undertake an inspection and/or audit of all or any of ASPEN’S reports, books of account, manufacturing facilities and the like in an endeavour to verify that the QUARTERLY LICENSE FEE has been correctly calculated and ASPEN shall give IROKO and/or its duly agents, its full co-operation in this regard. The authorised agent or representatives of IROKO shall, however, prior to conducting any such inspection and/or audit, enter into a “confidentiality and lock-out agreement” in a form reasonably acceptable to ASPEN that would require the agent or representative to maintain confidentiality of the information obtained and desist from trading in the securities of ASPEN for a period specified therein.

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APPENDIX F

TEMPLATE TERRITORY PRO-FORMA INCOME STATEMENT OF THE BUSINESS ACTIVITY

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APPENDIX H

MANUFACTURING PROVISIONS

1.	The price for the PRODUCTS supplied by ASPEN shall be ASPEN’S costs of MANUFACTURING and PACKING the PRODUCTS (including but not limited to the cost of procuring any manufacturing material, packaging material, packaging Inserts, active and other ingredients, excipients, raw materials and other components of the PRODUCTS used to MANUFACTURE and/or PACK the PRODUCTS, but excluding any profits earned or retained by ASPEN and/or its AFFILIATES pursuant to the MANUFACTURING and/or PACKING of the PRODUCTS), calculated [***], determined in accordance with IFRS.

2.	IROKO shall be entitled, at all reasonable times, and during regular business hours, either directly or through its AFFILIATES, to undertake an inspection and/or audit of all or any of ASPEN’S reports, books of account, manufacturing facilities and the like in an endeavour to verify that the PRICE has been calculated [***] and ASPEN shall give IROKO and/or its duly authorized agents, its full co-operation in this regard. The authorised agents or representatives of IROKO shall, however, prior to conducting any such inspection and/or audit, enter into a “confidentiality and lock-out agreement” in a form reasonably acceptable to ASPEN that would require the agent or representative to maintain confidentiality of the information obtained and desist from trading in the securities of ASPEN for a period specified therein.

3.	Delivery and the remaining supply terms relevant to the PRODUCTS shall be in accordance with the terms of the distribution agreements, from time to time, between ASPEN (on the one hand) and its AFFILIATES or the THIRD PARTY SUB-LICENSEES (on the other hand).

4.	ASPEN warrants that the PRODUCTS will be MANUFACTURED and PACKED in accordance with good manufacturing practice, APPLICABLE LAWS and the SPECIFICATIONS.

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APPENDIX J

SAFETY AGREEMENT

Between

IROKO PHARMACEUTICALS

(LUXEMBOURG) SARL

and

ASPEN PHARMACARE HOLDINGS

LIMITED OR ITS NOMINEE

APPOINTED IN ACCORDANCE WITH

THE PROVISIONS OF CLAUSE 33 OF THE

EXCLUSIVE SUB-LICENSE AGREEMENT

(AS DEFINED ON PAGE 2 HEREOF)

for the Safety Management of

ALDOMET® (METHYLDOPA) AND

INDOCIN (INDOMETHACIN)®

Safety Agreement

This Safety Agreement dated April 1, 2008 (the “Effective Date”) is made by and between Iroko Pharmaceuticals (Luxembourg) Sarl, a Société Anonyme a Responsabilité Limitée formed under the laws of Luxembourg (“Iroko”), whose principal office is at 65, boulevard Grande-Duchesse Charlotte, L-1331, LUXEMBOURG, and Aspen Pharmacare Holdings Limited, a South African Company (“Aspen”), whose principal office is at Building 8 Healthcare Park, Woodlands Drive, Woodmead, Sandton 2052, Gauteng, Republic of South Africa or its nominee appointed in terms of clause 33 of the Exclusive Sub-License Agreement, dated April 1, 2008 between Aspen Pharmacare Holdings Limited and Iroko (“the Exclusive License Agreement”). In this Agreement Iroko and Aspen will each be known as a “Party’’ and collectively, as the “Parties”. This Agreement will govern safety data exchange for ALDOMET® (METHYLDOPA) and INDOCIN® (known collectively as the “Medicinal Products”) by them or their Affiliates in connection with the Exclusive License Agreement.

NOW THEREFORE the Parties hereby agree as follows:

Glossary of Abbreviations and Definition of Terms

Capitalised terms used but not otherwise defined herein will have the meanings given such terms in the Exclusive License Agreement to the extent defined therein.

For other terms throughout this Agreement, the following definitions will apply:

Abuse: Persistent or sporadic intentional excessive use of a Medicinal Product by a patient or Clinical Trial subject accompanied by harmful physical and/or psychological effects.

Adverse Event (“AE”): Any untoward medical occurrence in a patient or clinical investigation subject, temporally associated with the use of a Medicinal Product, whether or not considered related to the Medicinal Product. An Adverse Event,- for the purposes of this Agreement, can therefore be any unfavourable and unintended sign (including an abnormal laboratory finding), symptom or disease (new or exacerbated) temporally associated with the use of the Medicinal Product. It includes failure to produce expected benefits (i.e. lack of efficacy), abuse or misuse.

Adverse Drug Reaction (“ADR”): Any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product where a causal relationship cannot be excluded.

Affiliate: In relation to one person, any other person which is CONTROLLED by, under common CONTROL with, or CONTROLS the other. Without limiting the generality of the foregoing, a company shall be deemed to have CONTROL of another if (directly or indirectly) it owns a majority of the voting shares of or is entitled (directly or indirectly) to appoint a majority of the directors of the other company. “CONTROL” means the ability to determine the policies and/or management of a person, whether through the ownership of securities, by contract or otherwise;

Agreement: This agreement including any schedules attached to it and any written agreement, document or instrument entered into, made or delivered pursuant to its terms, as any of them may, from time to time, be supplemented.

Allocated Territories: Those countries, territories or other jurisdictions for which each Party has responsibilities as defined in this Agreement or the Exclusive License Agreement and which have been allocated to a Party pursuant to the schedule attached here as Appendix One.

Applicable Law: All or any statutes, subordinate legislation and common law, regulations, ordinances and bylaws, and directives, codes of practice, circulars, guidance notes, judgment and decisions of any competent authority.

Business Day: Any day other than a Saturday, Sunday or official public holiday in the Republic of South Africa and/or the Grand Duchy of Luxembourg, as the case may be.

Calendar Day: Any 24 hour day of the seven day week.

CIOMS-i: A standardised international reporting form for individual case safety reports.

CIOMS-ii: An international reporting standard for periodic reporting tables.

Clinical Study or Clinical Trial: Any interventional investigation in human subjects intended to discover or verify the clinical, pharmacological, and/or other pharmacodynamic effects of an investigational product, and/or identify any adverse reactions to a Medicinal Product, and/or to study absorption, distribution, metabolism, and excretion of a Medicinal Product with the object of ascertaining its safety and/or efficacy. The terms “Clinical Trial” and “Clinical Study” are synonymous.

Company Core Safety Information (“CCSI”): Safety information prepared by any MAH that the MAH requires to be included in all Product Labelling in all countries to which the MA held by such MAH applies, except where a local Regulatory Authority specifically requires a modification. CCSI is the reference information by which Listed Adverse Drug Reactions and Unlisted Adverse Drug Reactions are determined for the purpose of periodic reporting for marketed products.

Compassionate Use: The use of an investigational Medicinal Product for an unapproved indication, in circumstances where a Party has supplied it for that use in response to a bona fide unsolicited request from a healthcare professional assuming responsibility for that use by their patient.

Counterfeit Medicinal Product: One that is deliberately and fraudulently mislabeled with respect to identity and source.

Data Lock Point (“DLP”): The data lock point is defined as the cut-off data for data to be included in a PSUR. It may be set according to the international Birth Date (IBD) of the Medicinal Product. The MAH should in any case submit the PSUR no later than 60 days after the DLP or as required by Applicable Law, if earlier.

Documentation: All records in any form (including, but not limited to, written, electronic, magnetic and optical records and scans, radiographs and electrocardiograms) that describe or record safety data and safety related activities covered by this Agreement.

European Economic Area (“EEA”): All countries that are member states of the European Union, as constituted from time to time, including upon accession, new member states of the European Union, plus Norway, Iceland and Liechtenstein.

European Union (“EU”): All countries that are member states of the European Union, as constituted from time to time, including upon accession, new member states of the European Union.

Expected Adverse Drug Reaction: An Adverse Drug Reaction where the nature and/or severity of the reaction is consistent with the term or description used in the IB, CCSI or Local SmPC.

International Birth Date: The date that the Medicinal Product is first licensed anywhere in the world.

Investigator Brochure (“IB”): A compilation of the clinical and non-clinical data on the Investigational Medicinal Product(s) which is relevant to the study of such Investigational Medicinal Product(s) in human subjects.

Investigational Medicinal Product (“IMP.”) A pharmaceutical form of an active ingredient or placebo being tested or used as a reference in a Clinical Study, including a product with a Marketing Authorization when used or assembled (formulated or packaged) in a way different from the approved form, or when used for an unapproved indication, or when used to gain further information about an approved use.

Lack of Efficacy Report: a report of a situation where there is apparent failure of the Medicinal Product or medical technology to bring about the intended beneficial effect on individuals in a defined population with a given medical problem, under ideal conditions of use.

Line Listing: Listings of safety data according to defined requirements to meet regulatory reporting obligations e.g. every six (6) months safety line listing required to meet the EU Clinical Trial Directive (2001/20/EC) requirements (as amended from time to time).

Listed Adverse Drug Reaction: An ADR, the nature, severity, specificity and outcome of which are consistent with the information in the applicable CCSI or equivalent reference label.

Marketing Authorisation (“MA”): Authorisation to market a Medicinal Product.

Marketing Authorisation Holder (“MAH’’): The entity to which an MA has been issued by a Regulatory Authority that allows the holder to place the Medicinal Product on the market, in compliance with the terms of the MA.

Medically Important: AEs requiring medical and scientific judgment to determine if expedited reporting is appropriate. Such events may not be immediately life-threatening or result in death or hospitalisation but may jeopardise the patient or may require intervention to prevent one of the other outcomes constituting SAEs. Medical and scientific judgement should be exercised in deciding whether an event is a Medically Important Event. Examples of Medically Important Events include intensive treatment in an emergency room or at home for allergic bronchospasm; blood dyscrasias or convulsions that do not result in hospitalisation; or development of drug dependency or drug abuse. For the avoidance of doubt, infections resulting from contaminated medicinal product will be considered a Medically lmportant Event and subject to expedited reporting requirements.

Misuse: Use of a Medicinal Product in a way that is not in accordance with its Marketing Authorisation accompanied by harmful physical and/or psychological effects.

Non-Serious Adverse Event: An Adverse Event that does not meet the criteria for a Serious Adverse Event.

Overdose: A dose taken (accidentally or intentionally) exceeding the dose as prescribed by the protocol or the maximal recommended daily dose as stated in the Product Labelling, (as it applies to the daily dose for the subject/patient in question). The Parties agree that in the course of conducting a Clinical Study, the terms of the Clinical Study Protocol (as fully approved by all applicable bodies) override the local Product Labelling.

Periodic Report: A report of Adverse Events prepared and submitted on a periodic basis to Regulatory Authorities that contains collated data on single case reports and addresses the risk-benefit profile of the Medicinal Product. Periodicity of reporting varies according to local rules and the nature of the report e.g. submitted pursuant to Applicable Laws and regulatory requirements for trial or post-authorisation requirements.

Periodic Safety Update Report (“PSUR”): A report of Adverse Events prepared and submitted on a periodic basis to Regulatory Authorities PSUR includes updates on urgent Safety Issues, major signal detection/evaluation, and changes in efficacy.

Pharmacovigilance: The science and activities relating to the detection, collection, recording assessment, understanding, reporting, prevention and/or management of AEs or other Safety Issues related to Medicinal Products and their use.

Post-Authorisation Safety Study (“PASS”): Any study carried out in accordance with the terms of the MA, conducted with the aim of identifying or quantifying a safety hazard relating to the authorised Medicinal Product.

Pregnancy Reports: Reports of pregnancy following maternal or paternal exposure to the product.

Product Complaints: Complaints arising from potential deviations in the manufacture, packaging or distribution of the Medicinal Product.

Product Labelling: Description of the Medicinal Product and summary of use, safety, and effectiveness that is used internally (e.g. IB and CCSI) or which must be approved by Regulatory Authorities (e.g., Summary of Product Characteristics in the EU).

Qualified Person for Pharmacovigilance (“QPPV”): A person from within the EEA Territory appointed by the MAH as responsible for the establishment and maintenance of the Pharmacovigilance system as It pertains to the EEA.

Regulatory Authority: Any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities, including the U.S. Food and Drug Administration, the European Medicines Agency, the European Commission, or any other entity exercising regulatory authority with respect to the development, registration, manufacturing, marketing, distribution, transportation, or sale of a Medicinal Product.

Risk Management Plan: A document which describes a set of Pharmacovigilance activities and interventions designed to proactively identify, characterise and prevent or minimise risks related to Medicinal Products, Including risk communication and the assessment of effectiveness of risk minimisation interventions.

Safety Database: A validated database that stores data, compiles, integrates, and produces reports of AEs/SAEs from all reporting sources. Reporting capabilities Include Individual safety reports, Periodic Reports, and customised reports from queries.

Safety Issue: Any information suggesting an emerging safety concern or possible change in the risk-benefit balance for the Medicinal Product, including information on a possible causal relationship between an Adverse Event and the Medicinal Product, the relationship being unknown or incompletely documented previously.

Serious Adverse Event (“SAE”)/Serious Adverse Reaction (“SADR”): is an event or any untoward medical occurrence that at any dose either:

a)	Results In death; or

b)	Is life-threatening

NOTE: The term “life-threatening” in the definition of “serious” refers to an event in which the patient was at risk of death at the time of the event; it does not refer to an event which hypothetically might have caused death if it were more severe; or

c)	Requires in-patient hospitalisation or prolongation of existing hospitalisation; or

d)	Results in persistent or significant disability/incapacity, or

e)	Results in a congenital anomaly/birth defect; or

f)	Results in a medically important event or reaction.

Spontaneous Report: An unsolicited communication in any form from any source to a company, Regulatory Authority or other organisation that describes an Adverse Event or reaction in a patient given one or more Medicinal Products and which does not derive from a Clinical Study or other organised data collection scheme.

Suspected Unexpected Serious Adverse Reaction (SUSAR)

Third Party: Any person other than the Parties and their Affiliates.

Unexpected Adverse Drug Reaction: An Adverse Drug Reaction where the nature and/or severity of the reaction is not consistent with the term or description used in the IB .

Unlisted Adverse Drug Reaction: An ADR, the nature, severity, specificity or outcome of which is not consistent with the information included In the applicable CCSI or local equivalent reference label. ·

Valid Case: A case that includes each of the following minimum criteria:

•	An identifiable patient;

•	The name of the suspect Medicinal Product(s) or Clinical Study if considered related to a Clinical Study procedure/design;

•	An identifiable reporting source;

•	An event or outcome.

1	SAFETY DATA EXCHANGE

1.1	General Terms

1.1.1	This Agreement will govern the exchange of all safety related information and data from all sources for the Medicinal Products between the Parties and their Affiliates pursuant to the Exclusive License Agreement. Each Party may delegate its responsibilities hereunder In whole or in part to its respective Affiliates.

1.1.2	On matters related to safety, this Agreement will take precedence over any other agreement between the Parties.

1.1.3	Each Party shall cause its respective Affiliates and any such Third Parties performing activities on behalf of such party that perform responsibilities pursuant to this Agreement or the Exclusive License Agreement to comply with the terms and provisions of this Agreement.

1.1.4	The Allocated Territories for which Aspen has certain responsibilities with respect to The Medicinal Products as set forth herein as of the Effective Date are detailed in Appendix One of this Agreement. Such Allocated Territories (and the Parties assigned thereto) may be modified solely by written amendment of this Agreement as executed by both Parties.

1.1.5	Each Party will agree to follow and comply with all Applicable Laws when performing activities covered by this Agreement. Aspen agrees to advise Iroko of the Applicable Laws in its Allocated Territories relating to Pharmacovigilance. Further, nothing herein shall preclude the Qualified Person for Pharmacovigilance (QPPV) for the Medicinal Products from performing his or her obligations as QPPV under Applicable Law and no such performance, to the extent reasonably required by Applicable Law, shall constitute a violation by any Party of this Agreement.

1.1.6	Iroko will have a nominated Qualified Person for Pharmacovigilance (QPPV) and an·appropriate deputy in accordance with requirements in the EU. Contact details for the QPPV(s) for the Medicinal Products are provided in Appendix Two.

1.1.7	Where national regulations in any Allocated Territory require a nominated or responsible individual in that jurisdiction who has specific legal obligations in respect of Pharmacovigilance at a national or local level, the Party responsible for that Allocated Territory shall designate an appropriately qualified individual to fulfill this role for the Medicinal Products. The Parties agree to provide reasonable assistance to such individuals in complying with their legal and regulatory obligations and responsibilities.

1.1.8	Any Party with responsibility with respect to an Allocated Territory shall use reasonable efforts to notify the other Party of any material changes to Applicable Law in such Allocated Territory, of which it becomes aware, provided that this is published and generally available, that could have an impact on the terms of, or performance of, obligations under this Agreement; provided, however, that a failure to do so shall not constitute a breach of this Agreement.

1.1.9	Each Party agrees to have and maintain adequate Pharmacovigilance systems (such as standard operating procedures, work instructions, electronic databases and business continuity plans) and resources (this Includes staff training) to ensure compliance with all Applicable Law in its Allocated Territories. Each Party agrees to ensure all relevant staff are informed and trained on the process for safety data exchange as described in this Agreement.

1.1.10	For the avoidance of doubt, compliance with clause 1.1.9 above will include compliance with all applicable privacy and data protection laws, rules and regulations.

1.1.11	Each Party agrees to implement all reasonable physical, technical and administrative safeguards to protect adverse event information from loss, misuse and unauthorised access, disclosure, alteration or destruction.

1.1.12	Each Party agrees to notify the other promptly of any loss, misuse, unauthorised access, disclosures, alteration or destruction of such information of which they become aware.

1.1.13	Contacts for the respective responsibilities within this Agreement are defined in Appendix Two. Each Party agrees to notify the other Party within five (5) Business Days of any changes to the identity or contact information for such contacts set forth in Appendix Two.

1.2	Rules of Exchange

1.2.1	Iroko will hold and maintain the global Safety Database of AE reports received by any Party or their Affiliates/Third Parties worldwide for the Medicinal Products.

1.2.2	Direct access to the global Safety Database for the Medicinal Products will not be granted to Aspen (or its Affiliates) but Iroko shall be obliged to provide all reasonable assistance upon receipt of a reasonable request from Aspen for the purposes of compliance with Applicable Law.

1.2.3	Exchange of all safety data pursuant to this agreement will be undertaken by the Parties in English and to the format and timelines specified herein as applicable. Aspen will provide minimum information within these timelines for non English cases and will follow up with translation thereof within 5 (five) calendar days. Source documents will therefore not be appropriate for non English cases.

1.2.4	Each Party will make reasonable checks to ensure that the safety data that it has sent to the other Party in accordance with the terms of this Agreement have been received by the intended recipient at the other Party. The Parties will confirm receipt of SAE reports from each other by sending a confirmation e-mail with the case ID.

In addition, the Parties will each provide each other with listings of all data received monthly. The Parties agree to take the necessary action and send any such safety data that has not been received within one (1) Business Day for all serious cases, and ten (10) Business Days for all other Information of discovering the discrepancy and take immediate action to avoid repetition.

1.2.5	The responsibilities for the regulatory reporting of individual case safety reports, Periodic Reports and other safety-related communications with respect to the Medicinal Products commercialized by Aspen, to Regulatory Authorities rests with Aspen for its Allocated Territories, according to Applicable Law unless otherwise provided in this Agreement.

2	CLINICAL STUDY SAFETY DATA

2.1	General

2.1.1	This Section 2 relates to the receipt and management of individual case safety reports and Periodic Reports that arise from all Clinical Studies and other interventional sources including Compassionate Use of the Medicinal Products sponsored by Aspen. For the avoidance of doubt, Aspen will not conduct any sponsored Clinical Study with the Medicinal Products unless the Parties otherwise agree in writing. Aspen will not be responsible for the receipt and management of individual case safety reports in respect of Clinical Studies and Compassionate Use of the Medicinal Products sponsored by Iroko.

2.1.2	Should the Parties agree to conduct any Clinical Trials or otherwise generate additional clinical data or perform additional analyses of additional clinical data, the terms of this Agreement and specifically this Section, will be renegotiated.

3	POST MARKETING SAFETY DATA

This Section 3 applies solely to Spontaneous Reports for the Medicinal Products from all sources received by each Party and reports for the Medicinal Products from all other sources except Clinical Studies.

3.1	Individual Case Safety Reports

3.1.1	Aspen will provide to Iroko case reports for the Medicinal Products that meet the Valid Case criteria as defined in this Agreement.

3.1.2	Safety case reports for the Medicinal Products that do not meet the Valid Case criteria should be retained by Aspen and actively followed up by them until Valid Case criteria are met and then forwarded by them to Iroko in the timeframes specified in this Agreement. Aspen should make commercially reasonable efforts to obtain such Valid Case criteria.

3.1.3	In the event of receipt by a Party of a Medicinal Products case report with missing Valid Case criteria containing data in relation to a potential Safety Issue, the Parties may agree to exchange such case reports following discussion and mutual agreement at the time of receipt on a case by case basis.

3.2	Receipt Date

3.2.1	For the purposes of this Agreement, the “receipt date” Is the date when any employee of any Party, its Affiliate or its Third Party first becomes aware of safety-related information.

3.2.2	The time clock (in calendar days) for a case for regulatory reporting purposes starts on the date on which the applicable Party has received information with respect to such a case sufficient to demonstrate that all criteria for a Valid Case are met.

3.2.3	The time clock (in calendar days) for regulatory reporting purposes starts at day 0 for all new information pertaining to a Valid Case, such as follow-up information. However, this should not affect the regulatory reporting schedule for information already received ( such as initial case or previous follow-up), and only starts again for that information which is new and received during a separate correspondence to the initial or previous follow-up.

3.2.4	Date of Initial Notification: The date of initial notification is the date when any representative of Aspen is made aware of the minimum information which constitutes a valid report (an identifiable patient, an Identifiable reporter, a suspected reaction, and a suspect drug). This Includes both verbal and written communication, and is classes as day zero (0) of the regulatory reporting process. The date of initial notification for faxed documents and post will be taken as the day the messages were printed by the fax machine or delivered to the premises respectively. The date of Initial notification for e-mail messages and voice mail messages will be the dates those messages were registered as received by their systems. The date of initial notification for all other scenarios will be the date the communication took place. The date of initial notification of any initial and follow-up Information must be clearly marked on all documents.

3.3	Follow Up

3.3.1	Aspen will be responsible for undertaking appropriate and timely follow-up on reports it has received or of which it has become aware and for forwarding to Iroko for processing in accordance with Section 3.4 below.

·3.3.2	Iroko will forward requests for follow-up where required to the relevant Safety Contact at Aspen as defined in Appendix Two.

3.3.3	Aspen agrees to perform follow-up activities as per internal procedures and to action any reasonable requests for follow up received from Iroko and to forward responses in the timelines defined in Section 3.4 below.

3.3.4	Where reports are received from members of the general public, Aspen will attempt follow up with the applicable health care provider, but will still forward valid reports to Iroko in the timelines specified in Section 3.4 below.

3.4	Exchange of Individual AE/ADR Reports

3.4.1	Each Party will send reports of individual AEs/ADRs and SAEs/SADRs covered by Section 4 [section reference Incorrect?] to the other Party using the method of exchange, format and within the timelines set out in Table 1 and 2 below.

3.4.2	Each of the Parties will acknowledge receipt of the reports sent as per Table 1, to· the Safety Contact (as set out in Appendix Two) at the other Party within two (2) Business Days of receipt. The Party sending the report agrees to follow up with relevant Safety Contacts of the other Party if acknowledgments are not received from the receiving Party and the sending Party will resend reports to the Safety Contact of the receiving Party where required.

3.4.3	Iroko will enter the single case report safety data received into the global Safety Database as provided from Aspen. In the event that Iroko identifies an event of concern in the case report that has not been identified by Aspen, Iroko will raise a query to Aspen which Aspen will answer within two (2) Business Days. Where agreement cannot be reached Iroko may enter the new term into its Safety Database for the Medicinal Products.

3.4.4	Aspen shall forward any supplementary supporting data such as laboratory results, discharge letters or autopsy reports to Iroko upon IROKO’S request using the method of exchange, format and within the timelines set out in Table 1 and 2 below. Aspen will ensure any data that would reveal personal details of the patient in discharge summaries and laboratory data or other such documents are scored through in permanent black ink prior to sending such data to Iroko.

3.4.5	In the event of any doubt regarding whether an Adverse Event is a Non-Serious Adverse Event or a Serious Adverse Event, the Parties shall treat that Adverse Event as a Serious Adverse Event. Likewise, in the event of any doubt regarding whether an Adverse Event is fatal, life threatening or serious, or whether an Adverse Event is related or unrelated, the Parties shall classify the Adverse Event in a manner that ensures the shortest relevant reporting timeline.

Table 1: Timelines for Exchange: From Aspen to Iroko

Type of Report	Timeline Aspen to Iroko	Format	Means of Exchange
Fatal/Life threatening ADRs/AEs	Day 1	Source Documents	E-mail or Fax

All other SADRs/SAEs	Day 3	Source Documents	E-mail or Fax

Pregnancies (regardless of associated AEs)	Day 3	Source Documents	E-mail or Fax

Non-serious AEs	Day 10	Source Documents	E-mail or Fax

Timelines for exchange are presented in calendar days and are subject to the provisions of 1.2.3 above in respect of non English cases.

Table 2: Timelines for Exchange: From Iroko to Aspen

Type of Report	Timeline Iroko to Aspen	Format	Means of Exchange
All SADRs (including fatal & life threatening) originating in the Aspen Allocated Territories	Day 12	CIOMS I	E-mail or fax

Non serious Unexpected ADRs originating in the Aspen Allocated Territories	Day 12	CIOMS I	E-mail or fax

Timelines for exchange are presented in calendar days.

3.5	Regulatory Authority Notifications

3.5.1	Iroko will provide reports to Aspen on an appropriate form (CIOMS-I) for submission to the appropriate Regulatory Authority in the Allocated Territories by Aspen and in an appropriate timeframe to allow for compliance with Applicable

Law. Iroko will have assessed the report as potentially fulfilling the criteria for expedited reporting. Where a shorter timeframe is required by Applicable Law Aspen will submit to the Regulatory Authority source documentation for an AE/SAE arising in the Allocated Territory until the CIOMS-1 is available. The CIOMS-1 should be submitted as a follow up to the original submission.

3.5.2	Aspen will be responsible for preparing and sending all relevant individual reports and applicable safety data covered by this Section 3 in accordance with Applicable Law to Regulatory Authorities in their Allocated Territories where required.

3.5.3	Aspen will confirm to Iroko the actual date of submission to the Regulatory Authorities in its Allocated territories as soon as possible but no later than two (2) weeks after the submission date. Where Aspen fails to meet the timeline for submission under Applicable Laws, it will provide Iroko with the documented reason for late submission and a binding action plan detailing how it will perform such submission in the shortest time possible after such missed deadline. For the avoidance of doubt Aspen will bear all liability for any penalty (if any) imposed by the Regulatory Authority in respect to such late submission.

3.6	Post Marketing Periodic Reports

3.6.1	Iroko will be responsible for the preparation or provision to Aspen of Periodic Reports (including PSURs, PSUR addenda or PSUR bridging reports) for the Medicinal Products in accordance with ICH E2C (R) Safety Data Management: Periodic Safety Update Reports and Applicable Law.

3.6.2	Iroko will forward electronic copies of any final PSUR, addendum or bridging report to Aspen within fifty-seven (57) days of the Data Lock Point for the PSUR. Where day 57 falls on a day other than a Business Day, Iroko will adjust the timelines accordingly to enable compliance with reporting requirements.

3.6.3	Aspen will be responsible for the submission of any Periodic Report, PSUR, addendum or bridging report in its Allocated Territories if required.

3.6.4	Aspen will confirm to Iroko the actual date of submission in its Allocated Territories as soon as possible but no later than two (2) weeks after the submission date where submission is required.

3.6.5	Aspen will not use, reference or share any information from periodic reports in any marketing presentation, publication or with any external bodies.

3.6.6	Where the Periodic Report, PSUR, addendum or bridging report does not meet local requirements for periodic safety reporting as specified in the Applicable Law of any of the Allocated Territories, Aspen will notify Iroko and Iroko will perform commercially reasonable endeavours to assist Aspen to meet such requirements in collaboration with Regulatory Authorities.

4	Literature

4.1	Iroko or its agent will search bio-medical databases for global English language literature reports and Aspen will perform searches for local language reports in its Allocated Territories on a regular basis to identify literature articles containing references to suspected Adverse Drug Reactions or other safety information of relevance in association with the Medicinal Products and forward them to Aspen in the timelines specified in this Agreement.

4.2	If local literature articles, including any articles from local media/press releases, require translation, the minimum Valid Case criteria must be translated into English and forwarded to Iroko as per the timelines in Section 5.4. The full translation and the full reference of each non-English language article should be forwarded as follow-up in the timelines described in Section 5.4 upon receipt of the translation.

5	PRODUCT COMPLAINTS ASSOCIATED WITH AE REPORTS

5.1	Aspen will collect and report all Product Complaints associated with the Medicinal Products in its Allocated Territories where there is an associated AE or ADR in accordance with the format, timelines and method defined in Section 3.4.

5.2	Follow-up of Product Complaints involving AE reports must be carried out according to the same procedures for any other AE report and exchanged in the timelines defined in Section 3.4 above.

5.3	Aspen will be responsible for carrying out the investigation of such Product Complaints involving the Medicinal Products that Aspen manufactures (e.g. through manufacturing QA) and will forward the results on any manufacturing investigation to Iroko as follow up in the timelines defined in Section 3.4.

5.4	Aspen will notify Iroko of any counterfeit activity in its Allocated Territories of which it becomes aware.

5.5	A monthly summary of all product complaints will be sent to Iroko Pharmacovigilance for reconciliation.

6	LACK OF EFFECT REPORTS

6.1	Aspen will collect and report all Lack of Effect Reports associated with the Medicinal Products in accordance with the format, timelines and method defined within this Agreement.

6.2	Follow-up of Lack of Effect Reports must be carried out by Aspen according to the same procedures for any other AE report and exchanged with Iroko in the timelines defined within this Agreement.

7	Special Situations

7.1	Pregnancy Reports

7.1.1	Aspen will collect and report all reports of pregnancy from female patients or partners of male patients exposed to the Medicinal Products of which it becomes aware. Reports should be forwarded as per the timelines in Section 3.4.

7.1.2	Complications of pregnancy or elective termination of pregnancy will be reported by Aspen to Iroko and forwarded as per the timelines in Section 3.4.

7.1.3	Pregnancy outcome data will be sent by Aspen as follow-up in accordance with the timelines in Section 3.4 as applicable.

7.2	Post-Authorisation Clinical Trials and Safety Studies

Should the Parties agree to conduct any post-authorisation Clinical Trials or Safety Studies that may be of relevance to the safety of the Medicinal Products the terms of this Agreement and specifically this Section, will be renegotiated.

8	Risk management

8.1	Ongoing Pharmacovigilance

8.1.1	Iroko will be responsible for the identification, investigation, monitoring and management of any Safety Issues specific to the Medicinal Products.

8.1.2	Aspen agrees to alert Iroko if they become aware of a Safety Issue that has the possibility to affect the benefit-risk ratio with the Medicinal Products within one (1) Business Day of it becoming aware of such a Safety Issue. Such events include but are not limited to:

• A Safety Issue arising from a Clinical Study or from post-marketing safety data;

• A clinically important increase in the rate of occurrence of an expected Serious Adverse Event;

• A significant new hazard to the patient population e.g. lack of efficacy with a Medicinal Product used in treating a life-threatening disease(s); or

• A new safety finding from a newly completed animal study with clinical implications e.g., results indicating a carcinogenic potential.

8.1.3	If Iroko determines that there may be the need for urgent action in relation to a Safety Issue with the Medicinal Products it shall alert Aspen within one (1) Business Day of that determination.

Actions may include, but are not limited to:

• A ‘Dear Doctor’ or ‘Dear Healthcare Professional’ letter;

• A Medicinal Product disposal or recall;

• Alteration, suspension or discontinuation of a Clinical Study due to a Safety Issue;

• Alteration, suspension or discontinuation of Medicinal Product marketing;

• Suspension, modification or discontinuation of Medicinal Product manufacturing; or

• A significant change in the Product Labelling.

8.1.4	Aspen is responsible for undertaking communications on pharmacovigilance matters with the relevant Regulatory Authorities in its Allocated Territories in liaison with Iroko.

8.1.5	Aspen will not involve any external expert or an opinion on any safety matter relating to the Medicinal Products, other than where this is required in the normal course of business, without prior written approval by Iroko and, where such an interaction is approved, Iroko will be fully involved in all discussions. The provisions of this clause shall not apply to consultations with external experts to address medical information related enquiries from doctors or pharmacists.

8.2	Company Core Safety Information (CCSI)

8.2.1	The CCSI for the Medicinal Products will be prepared and maintained by Iroko as is reasonable from time to time. The CCSI shall reflect the current safety profile of the Medicinal Products.

8.2.2	An electronic copy of the final approved CCSI and associated documentation to support the reason for any change to the previous version of the CCSI seen by Aspen will be forwarded to Aspen by Iroko no later than five (5) Business Days following Internal approval and sign off within Iroko for such version.

8.2.3	Where amendment to the CCSI is deemed urgent by Iroko, the timelines and process will be altered accordingly and will be managed by Iroko (refer to Section 8.1).

8.3	Product Labelling

8.3.1	Aspen will implement the CCSI, and its updates, into the Product Labelling for Aspen Allocated Territories until such time, if any, the Parties agree in writing that Iroko will have these responsibilities.

8.3.2	Where a Regulatory Authority requires Aspen to deviate from the CCSI in its Product Labelling, Aspen shall notify Iroko in writing no later than five (5) Business Days of receipt of the request and the request will be managed as defined in Section 8.1 of this Agreement. Aspen and Iroko shall discuss and agree the revised labeling. For the avoidance of doubt, Aspen will not accept any changes without the prior written consent of Iroko. It is recorded that where the changes are mandated by the Regulatory Authority, Aspen and Iroko are bound to abide by such mandated changes.

8.3.3	Each Party agrees to implement the Medicinal Product Labelling into the Patient Information Leaflet such that the content is consistent with the Product Labelling.

8.4	Patient Risk Management Plans

8.4.1	Iroko is responsible for preparation and update of any applicable global Risk Management Plan for the Medicinal Products if required.

8.4.2	Iroko will forward electronic copies of any such final Risk Management Plan to Aspen to enable the submission of the Risk Management Plan to Regulatory Authorities in its Allocated Territories if required.

9	REGULATORY ENQUIRIES/REGULATORY ACTION

9.1	Regulatory Safety Enquiries

9.1.1	Aspen will inform Iroko of any safety-related regulatory enquiries relating to the Medicinal Products received from a Regulatory Authority within one (1) Business Day of receipt.

9.1.2	Iroko agrees to provide the response required to Aspen for submission by them to the Regulatory Authorities in the Allocated Territories in the required timeframes set by the respective Regulatory Authority.

9.2	Regulatory Action

9.2.1	Aspen agrees to inform Iroko within one (1) Business Day of receipt if it becomes aware of any intention by a Regulatory Authority to take safety-related regulatory action in respect to activities covered by this Agreement in relation to the Medicinal Products.

9.2.2	To the extent that such regulatory action relates to the Medicinal Products each Party agrees to provide support to the other Party in respect to any regulatory action, and will supply all necessary Information as is reasonable to deal with the action.

9.2.3	No less than five (5) Business Days (unless Applicable Law dictates shorter timeframes), prior to the response to the action as specified by the Regulatory Authority in respect of the Medicinal Products, Aspen with respect to such regulatory action will provide details of its proposed plans to Iroko for approval. Iroko will have the right to review and amend the proposed Aspen response prior to its submission to the Regulatory Authority, provided that Aspen is in agreement with changes Iroko may request.

9.2.4	Aspen agrees to provide Iroko with copies of the final communications with and responses to the Regulatory Authority in respect of the Medicinal Products as approved by Iroko in advance of the submission.

10	NON REGULATORY AUTHORITY ENQUIRIES

Aspen may respond to enquiries that it receives from healthcare professionals regarding the Medicinal Products that relate to matters of safety in the Allocated Territories where it holds Market Authorisations, provided that the content of the responses is consistent with the local Product Labelling. If such enquiry involves an identifiable patient and a potential adverse reaction, the enquiry will be sent to Iroko pharmacovigilance within one (1) Business Day for potentially serious ADRs and five (5) Business Days for non-serious cases. Aspen will send to Iroko on a monthly basis a summary of all medical information queries for reconciliation.

11	EXTERNAL COMMUNICATIONS

Any public statement by Aspen on the safety of the Medicinal Products which goes beyond the scope of the CCSI must be approved by Iroko before publication by Aspen.

12	CONTRACTUAL RELATIONSHIPS

12.1	Intra-Company Contractual Relationships

12.1.1	Aspen will ensure that it enters into sufficiently detailed and clear contractual arrangements or have detailed and clear written internal procedures with all of its relevant Affiliates in order to meet its pharmacovigilance obligations under this Agreement.

12.1.2	Iroko or its authorised representatives will have the right to request copies of or to audit or inspect any such contractual arrangements to the extent that they are relevant to the performance of Aspen’s obligations under this Agreement.

12.2	Commercial or Third Party Contractual Relationships

12.2.1	Aspen will ensure that it enters into sufficiently detailed and clear contractual arrangements with (a) any commercial or collaboration partners and (b) any Third Parties (including, for the avoidance of doubt, Aspen’s Affiliates as defined in Section 2.2.2.2. of the Exclusive License Agreement) to which pharmacovigilance responsibilities of a Party are delegated hereunder, in each case as necessary in order to meet its obligations under this Agreement. Aspen shall be responsible for ensuring that its contractors and subs comply with the terms of this Agreement. Nothing in this clause shall prejudice the performance of ASPEN’S obligations owed to Iroko pursuant to this Agreement.

12.2.2	Aspen shall ensure that it informs Iroko of any changes to the contractual arrangements described in Section 12.2.1 to the extent that they are relevant to the performance of ASPEN’S obligations pursuant to this Agreement.

12.2.3	Iroko or its authorised representatives shall have the right to request copies of, or to audit or inspect, the provisions of any such contractual arrangements of another Party hereunder to the extent that they are relevant to the performance of such other Party’s obligations pursuant to this Agreement.

13	DOCUMENTATION

13.1	Record Keeping

Aspen will collect, prepare and maintain complete, current, accurate, organised and legible Documentation in a manner acceptable for the collection of data for submission to, or review by, Regulatory Authorities and in full compliance with this Agreement. For the avoidance of doubt all applicable data protection laws and standards of Good Clinical Practice will be followed by Aspen.

13.2	Record Retention

13.2.1	Each Party will retain Documentation for as long as a Marketing Authorisation is held for the Medicinal Products in any country worldwide.

13.2.2	All Documentation will be retained in a secure area reasonably protected from fire, theft and destruction.

13.2.3	Each Party will make all Documentation available upon request to the other Party for review, copying and audit/inspection at all times on the provision of reasonable advance notice.

14	COMPLIANCE/AUDIT/INSPECTION

14.1	Compliance/Audit

14.1.1	Iroko may monitor the conduct of ASPEN’S activities under this Agreement and regularly review compliance with the terms of this Agreement.

14.1.2	Iroko or its authorised representatives shall have the right, exercisable at any time during the term of this Agreement, but no more than twice in any twelve (12) month period, upon reasonable advance notice and at its cost, during regular business hours, to audit the facilities, processes and documentation used by Aspen in its performance of its obligations pursuant to this Agreement. Such activities will include but are not limited to reviews of documentation and staff interviews.

Aspen agrees to take remedial action in a timely manner to correct any omission shown by such audit and avoid repetition.

14.2	Regulatory Inspections

14.2.1	Each Party agrees to notify the other Party within two (2) Business Days if any Regulatory Authority contacts it with respect to its intention to conduct or give notice to conduct an inspection in respect to Pharmacovigilance activities including those performed under this Agreement in relation to the Medicinal Products.

14.2.2	Each Party agrees to provide support to the other Party in respect of any Regulatory Authority inspection, and will supply to the other Party all necessary information as is reasonable to enable that Party to deal with the Inspectors requests such that neither Party adversely affects the other Party’s ability to comply with requests.

14.2.3	Each Party agrees to co-operate with the other and provide details of actions required in relation to the Medicinal Products and activities covered by this Agreement at the end of the inspection.

14.2.4	Each Party agrees to take remedial action in a timely manner to correct any act or omission identified by the Regulatory Authority Inspection to the Inspected Party.

15	CONFIDENTIALITY

15.1	The terms of this Agreement and any and all information and data disclosed under this Agreement to any Party or its Affiliates shall be deemed “CONFIDENTIAL INFORMATION” of the disclosing Party (or its applicable Affiliate) under any Exclusive License Agreement to which the disclosing Party (or such Affiliate) and the receiving Party (or any of its Affiliates) are parties and, as such, shall be subject to the confidentiality provision’s contained in such Exclusive License Agreement(s) and the receiving Party (and its Affiliates) shall have the right to use and disclose such CONFIDENTIAL INFORMATION solely as permitted thereunder; provided, however, that such Party shall have the right to use such information to the extent necessary to perform its obligations, or to exercise its rights, hereunder. Notwithstanding the foregoing or anything set forth in any Exclusive License Agreement, a breach of this Section 15.1 (or such confidentiality provisions) by any Party or its Affiliates with respect to any CONFIDENTIAL INFORMATION disclosed to such Party or its Affiliates hereunder shall constitute a breach of this Agreement by such Party and not a breach of such Underlying Agreement.

16	DISPUTE MANAGEMENT

Any dispute arising out of or relating to this Agreement will be settled by discussions between the responsible persons outlined in Appendix Two. If the dispute remains unresolved it will be escalated to the Head of Drug Safety Iroko and ASPEN’S Executive of Strategic Business Development and Pharmaceutical Affairs (presently, Mrs. Lorraine Hill). In the event of continued conflict the provisions in Section of the Exclusive License Agreement shall apply.

17	MISCELLANEOUS

17.1	Sections 4, 20, 21, 23, 24 and 27 to 32 of the Exclusive License Agreement shall apply to this Agreement.

17.2	Failure to comply with the terms of the SDEA will be managed according to the procedure defined in Section 24 of the Exclusive License Agreement (“Term and Termination”).

17.3	Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The words “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement (including the Annexes hereto) as an entirety and not to any particular provision. The word “Including” as used herein shall mean, including, without limiting the generality of any description preceding such term. The word “or” is used in the inclusive sense (and/or). Any reference in this Agreement to a matter or action being subject to the “mutual agreement” or “mutual consultation” of two (2) or more of the Parties, or words of similar import, shall not be construed as an agreement that such Parties shall agree to such matter or action. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.

17.4	This Agreement (including the Appendices hereto) constitutes, on and as of the Effective Date, the entire agreement of the Parties with respect to the subject matter of this Agreement, and all prior or contemporaneous understandings or agreements, whether written or oral, between the Parties with respect to such subject matter are superseded.

17.5	The agreements, covenants and representations contained herein are for the benefit of the Parties only and are not for the benefit of any Third Parties.

18	REVIEW OF AGREEMENT

This SDE Agreement may be amended from time to time as required taking into account changes to Applicable Laws or regulatory guidance to improve compliance with pharmacovigilance activities covered by this Agreement between the parties. Each Party may recommend a change to the Agreement. The amended Agreement will not take effect until reviewed and signed by authorised representatives of each Party.

19	TERMINATION OF THE AGREEMENT

19.1	This Agreement will be co-terminous with the expiration or termination of the Exclusive License Agreement and managed according to the procedures detailed therein.

19.2	This Agreement supersedes any previous version(s), and Is effective upon signatures by authorised representatives of each Party.

19.3	Each Party is bound by Its requirements, and It is in effect until each Party agrees to terminate the Agreement or the Exclusive License Agreement is terminated.

19.4	Should the Exclusive License Agreement be terminated in its entirety, Iroko and Aspen agree to Implement the necessary procedures and practices to ensure that Pharmacovigilance obligations are fulfilled, Including safety reporting obligations for any Medicinal Products that may remain in the marketplace.

This Agreement represents the entire and Integrated agreement between the Parties In respect of Pharmacovigilance/Safety Issues and supersedes all prior negotiations, representations or agreements either written or oral, regarding Its subject matter.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives, to be effective as of the Effective Date.

SIGNED for and on behalf of	SIGNED for and on behalf of
Iroko Pharmaceuticals (Luxembourg) SARL	Aspen Pharmacare Holdings Limited

Name of Signatory	Name of Signatory
OSAGIE IMASOGIE	MICHAEL GUY ATTRIDGE
Date APRIL 1, 2008	Date 1 APRIL 2008

APPENDIX ONE: IROKO SAFETY CONTACTS

Single Case Management
For Individual case safety reports	Rachael Becker Drug Safety Specialist Tel: 44(0) 1985 273433 Fax: 44(0) 1895 231847 E-mail:drugsafety@parexel.com	Parexel PPV 101-105 Oxford Rd. Uxbridge, Middlesex UB8 1LZ UK

QPPV		Executive Director

Jonathan West Associate Director, PAREXEL PharmacoVigilance 101-105 Oxford Road Uxbridge, Middlesex UB8 1LZ UK Mobile (for urgent safety and regulatory issues only): 44(0) 7764 143537		Olaolu lmasogle, MD Navy Yard Corporate Center One Crescent Drive, Suite 400 Philadelphia, PA 19112

Tel: 44(0) 1895 273434	Tel:	Tel: 267/546-3003
Fax:	Fax:	Fax: 267/546-3004
E-mail:	E-mail:	E-mail: eoimasogie@iroko.com

APPENDIX ONE: ASPEN SAFETY CONTACTS

For Individual case safety reports & medical queries	Carol Sendall Medical Affairs Manager Tel: (0027) 11-2396524 Email: sendallc@aspenpharma.com	Aspen Pharmacare, Building 12, Healthcare Park Woodlands Drive, Woodmead Johannesburg South Africa

Regulatory	Lorraine Hill Executive : Regulatory Affairs and Responsible Pharmacist Tel : (0027) 31 5808605 E-mail : LHill@aspenpharma.com	Aspen Pharmacare, 1st Floor Aspen House Aspen Park 98 Armstrong Avenue La Lucia Ridge Durban 4019 South Africa

Execution Copy

SECOND ADDENDUM AGREEMENT TO THE EXCLUSIVE SUBLICENSE AGREEMENT

between

IROKO PHARMACEUTICALS (LUXEMBOURG) SARL

and

ASPEN GLOBAL INCORPORATED

Execution Copy

SECOND ADDENDUM AGREEMENT TO THE EXCLUSIVE SUBLICENSE AGREEMENT

1.	DEFINITIONS

Unless otherwise expressly stated, or the context otherwise requires, the words and expressions defined in the AGREEMENT shall bear the same meaning in this SECOND ADDENDUM as those ascribed to them in the AGREEMENT. Unless otherwise expressly stated, or the context otherwise requires, the words and expressions listed below shall when used in this SECOND ADDENDUM, including this introduction, bear the meaning ascribed to them.

1.1 “AGREEMENT” means the Exclusive Sublicense Agreement between IROKO and ASPEN dated December 6, 2007, as amended by the FIRST ADDENDUM.

1.2 “SECOND ADDENDUM” means this second addendum to the Agreement.

1.3 “SECOND ADDENDUM EFFECTIVE DATE” means the 1st day of November 2010.

2.	INTRODUCTION

2.1 The PARTIES entered into the AGREEMENT.

2.2 The PARTIES wish to amend the AGREEMENT in accordance with the terms and subject to the conditions set out in this SECOND ADDENDUM.

3.	AMENDMENT OF AGREEMENT

The AGREEMENT is hereby amended in the following respects:

3.1 Clause 2.2.2.19

By deleting clause 2.2.2.19 in its entirety and replacing it with the following new paragraph:

“2.2.2.19 “IROKO” means IROKO HOLDINGS LLC, formed under the laws of the State of Delaware, IROKO LLC, IROKO PHARMACEUTICALS (LUXEMBOURG) SARL, a societé a responsabilité limitee formed under the laws of the Grand Duchy of Luxembourg and having its registered office at 65, Boulevard Grande Duchesse Charlotte, L-1331, Luxembourg, LUXEMBOURG and AFFILIATES of the foregoing persons.”

4.	REMAINDER OF THE AGREEMENT

Save as is expressly set out above or as necessarily implied by the context hereof, all other terms of the AGREEMENT shall remain of full force and effect.

5.	THIS SECOND ADDENDUM is effective as of the SECOND ADDENDUM EFFECTIVE DATE.

Execution Copy

For: ASPEN GLOBAL INCORPORATED

SAMER KASSEM, he warranting by his signature that he is duly authorized hereto

For: IROKO PHARMACEUTICALS (LUXEMBOURG) SARL

OSAGIE IMASOGIE, he warranting by his signature that he is duly authorized hereto

Execution Copy

THIRD ADDENDUM AGREEMENT TO THE EXCLUSIVE SUBLICENSE

AGREEMENT

dated December 6, 2007,

between

IROKO PHARMACEUTICALS (LUXEMBOURG) SARL

and

ASPEN GLOBAL INCORPORATED

(UNDER ASSIGNMENT FROM ASPEN PHARMACARE HOLDINGS LIMITED)

3rd Addendum to ELA

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	INTRODUCTION	1

3.	AMENDMENT OF AGREEMENT	2

4.	REMAINDER OF AGREEMENT	3

APPENDIX E
FORMULA FOR THE DETERMINATION OF THE QUARTERLY
ROYALTY FEE

APPENDIX E(A)
AFFILIATES’ NET PROFITS (“F”)

Page | 2

THIRD ADDENDUM AGREEMENT TO THE EXCLUSIVE SUBLICENSE AGREEMENT

1.	DEFINITIONS

Unless otherwise expressly stated, or the context otherwise requires, the words and expressions defined in the AGREEMENT shall bear the same meaning in this THIRD ADDENDUM as those ascribed to them in the AGREEMENT. Unless otherwise expressly stated, or the context otherwise requires, the words and expressions listed below shall when used in this THIRD ADDENDUM, including this introduction, bear the meaning ascribed to them in this THIRD ADDENDUM:

	1.1	“AGREEMENT” means the Exclusive Sublicense Agreement between IROKO and ASPEN (under assignment from Aspen Pharmacare Holdings Limited), dated 6 December 2007, as amended by the FIRST ADDENDUM and SECOND ADDENDUM;

	1.2	“FIRST ADDENDUM” means the First Addendum to the AGREEMENT, dated 1 April 2008;

	1.3	“SECOND ADDENDUM” means the Second Addendum to the Agreement, dated 1 November 2010.

	1.4	“THIRD ADDENDUM” means this Third Addendum to the Agreement.

	1.5	“THIRD ADDENDUM EFFECTIVE DATE” means 1 July 2011.

2.	INTRODUCTION

	2.1	Aspen Pharmacare Holdings Limited and IROKO entered into the AGREEMENT.

	2.2	Aspen Pharmacare Holdings Limited assigned its rights and obligations under the AGREEMENT to MAURITIUS HOLDCO. Accordingly, for the avoidance of doubt, MAURITIUS HOLDCO is thus defined and herein referred to as “ASPEN”.

	2.3	The PARTIES amended the AGREEMENT in accordance with the terms and subject to the conditions set out in the FIRST ADDENDUM.

	2.4	The PARTIES amended the AGREEMENT in accordance with the terms and subject to the conditions set out in the SECOND ADDENDUM.

	2.5	The PARTIES wish to further amend the AGREEMENT in accordance with the terms and subject to the conditions set out in this THIRD ADDENDUM.

Page 1 of Appendix E

3.	AMENDMENT OF AGREEMENT

The AGREEMENT is further amended in the following respects:

	3.1	New Clause 2.2.2.45

By the incorporation of a new clause 2.2.2.45 to read –

“2.2.2.45

“PRODUCTS CONTAINING INDOMETHACIN AND/OR METHYLDOPA” means pharmaceutical products (other than the PRODUCTS) containing one or more of the active pharmaceutical ingredients indomethacin and/or methyldopa;”

	3.2	Clause 13.2

By amending clause 13.2 to read –

“For purposes of calculating the QUARTERLY ROYALTY FEE set forth in clause 13.1.3, from the EFFECTIVE DATE all sales of PRODUCTS CONTAINING INDOMETHACIN AND/OR METHYLDOPA sold by ASPEN and/or its AFFILIATES in the TERRITORY (other than those PRODUCTS CONTAINING INDOMETHACIN AND/OR METHYLDOPA sold by ASPEN and/or its AFFILIATES in South Africa by public tender) shall be included in the NET SALES computation.”

	3.3	Clause 13.4

By amending clause 13.4 by adding the following sentence –

“Beginning with the quarter starting on January 1, 2010, the QUARTERLY ROYALTY FEE shall be calculated in accordance with Appendix E, as annexed to the THIRD ADDENDUM.”

	3.4	Appendix E to the Agreement

By the deletion of Appendix E to the AGREEMENT and the substitution therefor by the Appendix E as is annexed to this THIRD ADDENDUM.

	3.5	Appendix E(A) to the Agreement

By the insertion of a new Appendix E(A).

Page 2 of Appendix E

4.	REMAINDER OF AGREEMENT

Save as is expressly set out above or as necessarily implied by the context hereof, all other terms of the AGREEMENT shall remain of full force and effect.

SIGNED at Mauritius on this 10th day of August 2011.

For: ASPEN GLOBAL INCORPORATED

(UNDER ASSIGNMENT FROM ASPEN PHARMACARE HOLDINGS LIMITED)

SAMER KASSEM, he warranting by his signature that he is duly authorised hereto

SIGNED at Philadelphia, PA, USA on this 17th day of August 2011.

For: IROKO PHARMACEUTICALS (LUXEMBOURG) SARL

OSAGIE IMASOGIE, he warranting by his signature that he is duly authorised hereto

Page 3 of Appendix E

APPENDIX E

FORMULA FOR THE DETERMINATON OF THE QUARTERLY ROYALTY FEE

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*** This entire page has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange commission.

Page 4 of Appendix E

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If either PARTY disputes the QUARTERLY ROYALTY FEE at any time during the term of the AGREEMENT, the PARTIES shall engage in good faith negotiations to agree on the QUARTERLY ROYALTY FEE. If the PARTIES fail to agree on such fee within ten (10) business days of such dispute, such dispute shall be referred to the respective Presidents and Chief Executive Officers (“CEO”) of the PARTIES who shall engage in good faith negotiations to resolve such dispute within ten (10) business days from the date of such referral. If the PARTIES’ Presidents and CEOs cannot resolve such dispute, such dispute shall be referred to the respective Chairmen of the Boards of the PARTIES, and if the Chairmen cannot resolve such dispute within ten (10) business days of such referral, such dispute shall be referred to an independent arbitrator for resolution. The arbitrator shall be appointed by agreement between the PARTIES. If no agreement can be reached on appointment of the arbitrator it will be decided by the President of the Institute of Chartered Accountants of England and Wales. Such auditor shall act as an expert and not as an arbitrator and his decision shall, save for any manifest error, be final and binding on the PARTIES. The losing PARTY will bear all the costs of any necessary ARBITRATION including the reasonable costs of the other PARTY.

IROKO shall be entitled, at all reasonable times, either directly or through its duly authorised agents, to undertake an inspection and/or audit of all or any of ASPEN’S reports, books of account, manufacturing facilities and the like in an endeavour to verify that the QUARTERLY ROYALTY FEE has been correctly calculated and ASPEN shall give IROKO and/or its duly authorized agents, its full co-operation in this regard. The authorized agents or representatives of IROKO shall, however, prior to conducting any such inspection and/or audit, enter into a “confidentiality and lock-out agreement” in a form reasonably acceptable to ASPEN that would require the agent or representative to maintain confidentiality of the information obtained and desist from trading in the securities of ASPEN for a period specified therein.

*** Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Page 5 of Appendix E

APPENDIX E (A)

FORMULA FOR THE DETERMINATION OF

AFFILIATES’ NET PROFITS (“F”)

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*** This entire page has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Page 1 of Appendix F

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*** This entire page has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Page 2 of Appendix F